                                                                   Exhibit 10.27

                                CREDIT AGREEMENT
                              (REVOLVING FACILITY)

                                      AMONG

                       MHC OPERATING LIMITED PARTNERSHIP,
                        AN ILLINOIS LIMITED PARTNERSHIP,
                                  AS BORROWER,

                       EQUITY LIFESTYLE PROPERTIES, INC.,
                             A MARYLAND CORPORATION,
                                 AS A GUARANTOR,

                                   MHC TRUST,
                    A MARYLAND REAL ESTATE INVESTMENT TRUST,
                                 AS A GUARANTOR,

                                MHC T1000 TRUST,
                    A MARYLAND REAL ESTATE INVESTMENT TRUST,
                                 AS A GUARANTOR,

                                       AND

               THE FINANCIAL INSTITUTIONS PARTY HERETO, AS LENDERS

                          TOGETHER WITH THOSE ASSIGNEES
                        BECOMING PARTIES HERETO PURSUANT
                       TO SECTION 11.11, AND THOSE PERSONS
                       BECOMING PARTIES HERETO PURSUANT TO
                            SECTION 2.12, AS LENDERS,

                             WELLS FARGO BANK, N.A.
                  AS ADMINISTRATIVE AGENT, SOLE LEAD ARRANGER,
                      SWINGLINE LENDER AND ISSUING LENDER,

                              BANK OF AMERICA, N.A.
                            AS CO-SYNDICATION AGENT,

                                       AND

                        LASALLE BANK NATIONAL ASSOCIATION
                             AS CO-SYNDICATION AGENT

                            DATED AS OF JUNE 29, 2006


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

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I. DEFINITIONS...................................................     1
1.01    Certain Defined Terms............................................     1
1.02    Computation of Time Periods......................................    24
1.03    Terms............................................................    24

ARTICLE II. LOANS........................................................    24
2.01    Loan Advances and Repayment......................................    24
2.02    Authorization to Obtain Loans and Letters of Credit..............    27
2.03    Interest on the Loans............................................    27
2.04    Fees.............................................................    31
2.05    Payments.........................................................    32
2.06    Increased Capital................................................    33
2.07    Notice of Increased Costs........................................    33
2.08    Option to Replace Lenders........................................    34
2.09    Letters of Credit................................................    34
2.10    Swingline Loans..................................................    38
2.11    Funds Transfer Disbursements.....................................    41
2.12    Increased Commitment.............................................    41

ARTICLE III. EXTENSION OPTION............................................    43
3.01    Extension Option.................................................    43

ARTICLE IV. CONDITIONS TO LOANS..........................................    43
4.01    Conditions Precedent to All Loans and Issuance of Letters of
        Credit...........................................................    43

ARTICLE V. REPRESENTATIONS AND WARRANTIES................................    44
5.01    Representations and Warranties as to Borrower....................    44
5.02    Representations and Warranties as to the REIT....................    49
5.03    Representations and Warranties as to MHC Trust...................    52
5.04    Representations and Warranties as to T1000 Trust.................    54

ARTICLE VI. REPORTING COVENANTS..........................................    55
6.01    Financial Statements and Other Financial and Operating
        Information......................................................    55
6.02    Press Releases; SEC Filings and Financial Statements.............    58
6.03    Environmental Notices............................................    58
6.04    Qualifying Unencumbered Properties...............................    58

ARTICLE VII. AFFIRMATIVE COVENANTS.......................................    59
7.01    With respect to Borrower:........................................    59
7.02    With respect to the REIT:........................................    61
7.03    With respect to MHC Trust:.......................................    62

ARTICLE VIII. NEGATIVE COVENANTS.........................................    62
8.01    With respect to Borrower:........................................    62
8.02    With respect to the REIT:........................................    67
8.03    With respect to MHC Trust:.......................................    69

8.04    With respect to T1000 Trust......................................    71

ARTICLE IX. FINANCIAL COVENANTS..........................................    71
9.01    Total Liabilities to Gross Asset Value...........................    71
9.02    EBITDA to Fixed Charges Ratio....................................    71
9.03    Unencumbered Net Operating Income to Unsecured Interest Expense..    71
9.04    Unencumbered Pool................................................    71
9.05    Minimum Net Worth................................................    71
9.06    Permitted Holdings...............................................    71
9.07    Calculation......................................................    72

ARTICLE X. EVENTS OF DEFAULT; RIGHTS AND REMEDIES........................    72
10.01   Events of Default................................................    72
10.02   Rights and Remedies..............................................    76
10.03   Rescission.......................................................    77
10.04   Suspension of Lending............................................    77

ARTICLE XI. AGENCY PROVISIONS............................................    78
11.01   Appointment......................................................    78
11.02   Nature of Duties.................................................    78
11.03   Loan Disbursements...............................................    78
11.04   Distribution and Apportionment of Payments.......................    79
11.05   Rights, Exculpation, Etc.........................................    80
11.06   Reliance.........................................................    81
11.07   Indemnification..................................................    81
11.08   Agent Individually...............................................    82
11.09   Successor Agent; Resignation of Agent; Removal of Agent..........    82
11.10   Consents and Approvals...........................................    83
11.11   Assignments and Participations...................................    84
11.12   Ratable Sharing..................................................    86
11.13   Delivery of Documents............................................    87
11.14   Notice of Events of Default......................................    87
11.15   Agent's Reliance.................................................    87
11.16   Decisions........................................................    88

ARTICLE XII. MISCELLANEOUS...............................................    89
12.01   Expenses.........................................................    89
12.02   Indemnity........................................................    89
12.03   Change in Accounting Principles..................................    91
12.04   Setoff...........................................................    91
12.05   Amendments and Waivers...........................................    92
12.06   Independence of Covenants........................................    93
12.07   Notices and Delivery.............................................    93
12.08   Survival of Warranties, Indemnities and Agreements...............    93
12.09   Failure or Indulgence Not Waiver; Remedies Cumulative............    94
12.10   Marshalling; Recourse to Security; Payments Set Aside............    94
12.11   Severability.....................................................    94
12.12   Headings.........................................................    94


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

12.13   Governing Law....................................................    94
12.14   Limitation of Liability..........................................    94
12.15   Successors and Assigns...........................................    95
12.16   Usury Limitation.................................................    95
12.17   Confidentiality..................................................    95
12.18   Consent to Jurisdiction and Service of Process; Waiver of Jury
        Trial; Waiver Of Permissive Counterclaims........................    96
12.19   Counterparts; Effectiveness; Inconsistencies.....................    97
12.20   Construction.....................................................    97
12.21   Entire Agreement.................................................    97
12.22   Agent's Action for Its Own Protection Only.......................    97
12.23   Lenders' ERISA Covenant..........................................    97
12.24   Sole Lead Arranger and Syndication Agents........................    98
12.25   USA Patriot Act Notice; Compliance...............................    98
12.26   Tax Shelter Regulations..........................................    98
12.27   Document Delivery................................................    98

EXHIBITS

A - Assignment and Assumption
B - Guaranty
C - Form of Transfer Authorizer Designation
D - Revolving Loan Notes
E - Swingline Note
F - Qualifying Unencumbered Properties
G - Letter of Credit Note
H - Letter of Credit Application
I - Notice of Borrowing
J - Notice of Continuation/Conversion

SCHEDULES

5.01(c) - Ownership of Borrower
5.01(r) - Environmental Matters

                                CREDIT AGREEMENT

          THIS CREDIT AGREEMENT is dated as of June 29, 2006 (as amended, supplemented or modified from time to time, the "Agreement") and is among MHC Operating Limited Partnership, an Illinois limited partnership ("Borrower"), Equity Lifestyles Properties, Inc., a Maryland corporation (the "REIT"), MHC Trust, a Maryland real estate investment trust ("MHC Trust"), MHC T1000 Trust, a Maryland real estate investment trust, each of the Lenders, as hereinafter defined, Wells Fargo Bank, N.A ("Wells Fargo") in its capacity as Agent (in which capacity Wells Fargo serves as contractual representative of the Lenders (as defined below)), as Sole Lead Arranger, as Swingline Lender, as Issuing Lender and as a Lender, Bank of America, N.A., as a Co-Syndication Agent and as a Lender, LaSalle Bank National Association, as a Co-Syndication Agent and as a Lender, and U.S Bank National Association, as a Lender.

                                    RECITALS

          Borrower, the REIT, MHC Trust, T1000 Trust, Wells Fargo, as Agent, Sole Lead Arranger, Swingline Lender, Issuing Lender and as a Lender, and the other Lenders desire that certain credit facilities be made available to Borrower on the terms and conditions set forth in this Agreement.

          NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

                                   ARTICLE I.
                                   DEFINITIONS

          1.01 Certain Defined Terms

          The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

          "Accommodation Obligations" as applied to any Person, means any obligation, contingent or otherwise, of that Person in respect of which that Person is liable for any Indebtedness or other obligation or liability of another Person, including without limitation and without duplication (i) any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received and (ii) any obligation of such Person arising through such Person's status as a general partner of a general or limited partnership with respect to any Indebtedness, obligation or liability of such general or limited partnership.

          "Accountants" means any nationally recognized independent accounting firm.

          "Adjusted Asset Value" means, as of any date of determination, (i) for any Property for which the number of Owned Fiscal Quarters is less than four
(4), the Net Price of the Property paid by Borrower or such Subsidiary for such Property and (ii) for any Property for which the number of Owned Fiscal Quarters is at least four (4), the quotient of EBITDA attributable to such Property in a manner reasonably acceptable to Agent for the then most recently ended twelve
(12) calendar month period divided by seven one-hundredths (0.07).

          "Affiliates" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote twenty-five percent (25%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise, (b) the ownership of a general partnership interest in such Person or (c) the ownership of twenty-five percent (25%) or more of the limited partnership interests (or other ownership interests with similarly limited voting rights) in such Person; provided, however, that in no event shall the Affiliates of Borrower or any Subsidiary or any Investment Affiliate include Persons holding direct or indirect ownership interests in the REIT, MHC Trust or any other real estate investment trust which holds a general partnership interest in Borrower if such Person does not otherwise constitute an "Affiliate" of Borrower hereunder; provided, further, that the REIT, MHC Trust, T1000 Trust and Borrower shall at all times be deemed Affiliates of each other.

          "Agent" means Wells Fargo in its capacity as contractual representative for the Lenders under this Agreement, and shall include any successor Agent appointed pursuant hereto and shall be deemed to refer to Wells Fargo in its individual capacity as a Lender where the context so requires.

          "Agreement" has the meaning ascribed to such term in the preamble hereto.

          "Agreement Party" means any Person, other than the REIT and Borrower, which concurrently with the execution of this Agreement or hereafter executes and delivers a guaranty, or a joinder to a guaranty, in connection with this Agreement, which as of the date of determination, is in force and effect.

          "Applicable Facility Fee Rate" means, for any day, the rate per annum set forth below opposite the applicable Level Period then in effect:

Level Period       Applicable Facility Fee Rate
------------       ----------------------------
Level I Period                 0.10%
Level II Period                0.15%
Level III Period               0.15%

Level IV Period                0.15%
Level V Period                 0.15%
Level VI Period                0.20%

The Applicable Facility Fee Rate shall be adjusted for all purposes quarterly as soon as reasonably practicable, but not later than five (5) days, after the date of receipt by Agent of the quarterly financial information in accordance with the provisions of Section 6.01(a), together with a calculation by Borrower of the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries as of the end of the applicable Fiscal Quarter. No adjustment in the Applicable Facility Fee Rate shall be made retroactively.

          "Applicable Margin" means, for any day, the rate per annum set forth below opposite the applicable Level Period then in effect:

Level Period       Applicable Margin
------------       -----------------
Level I Period           0.80%
Level II Period          0.85%
Level III Period         1.00%
Level IV Period          1.10%
Level V Period           1.20%
Level VI Period          1.30%

The Applicable Margin shall be adjusted for all purposes quarterly as soon as reasonably practicable, but not later than five (5) days, after the date of receipt by Agent of the quarterly financial information in accordance with the provisions of Section 6.01(a), together with a calculation by Borrower of the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries as of the end of the applicable Fiscal Quarter. No adjustment in the Applicable Margin shall be made retroactively.

          "Assignment and Assumption" means an Assignment and Assumption in the form of Exhibit A hereto (with blanks appropriately filled in) delivered to Agent in connection with each assignment of a Lender's interest under this Agreement pursuant to Section 11.11.

          "Balloon Payment" means, with respect to any loan constituting Indebtedness, any required principal payment of such loan which is either (i) payable at the maturity of such loan or (ii) in an amount which exceeds twenty-five percent (25%) of the original principal amount of such loan; provided, however, that the final payment of a fully amortizing loan shall not constitute a Balloon Payment.

          "Base Rate" means, on any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall at all times be equal to the higher of (a) the base rate of interest per annum established from time to time by Agent at its principal office in San Francisco, California, and designated as its prime rate and in effect on such day, and (b) the Federal Funds Rate as announced by the Federal Reserve Bank of New York, in effect on such day plus one half percent (0.5%) per annum. Each change in the Base Rate shall become effective automatically as of the opening of business on the date of such change in the Base Rate, without prior written notice to Borrower or Lenders. The Base Rate may not be the lowest rate of interest charged by any bank, Agent or Lender on similar loans.

          "Base Rate Loans" means those Loans bearing interest at the Base Rate.

          "Base Rent" means the aggregate rent received, on a consolidated basis, by Borrower or any Subsidiary from tenants which lease sites at Designated Use Properties owned by Borrower or any Subsidiary minus any amounts specifically identified as and representing payments for trash removal, cable television, water, electricity, other utilities, taxes and other rent which reimburses expenses related to the tenant's occupancy; provided, however, that Base Rent shall not include rent received by any Subsidiary as lessor under the Thousand Trails Lease.

          "Benefit Plan" means any employee pension benefit plan as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) which a Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the immediately preceding five (5) years, maintained, administered, contributed to or was required to contribute to, or under which a Person or any ERISA Affiliate may have any liability.

          "Borrower" has the meaning ascribed to such term in the preamble hereto.

          "Borrower Plan" shall mean any Plan (A) which Borrower, any of its Subsidiaries or any of its ERISA Affiliates maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which Borrower, any of its Subsidiaries or any of its ERISA Affiliates may incur any liability and (B) which covers any employee or former employee of Borrower, any of its Subsidiaries or any of its ERISA Affiliates (with respect to their relationship with such entities).

          "Borrower's Adjusted Share" means Borrower's, MHC Trust's and/or the REIT's collective direct or indirect share of the assets, liabilities, income, expenses or expenditures, as applicable, of an Investment Affiliate based upon the greater of (i) Borrower's, MHC Trust's and/or the REIT's percentage ownership (whether direct or indirect) of such Investment Affiliate, as provided in the charter and by-laws, partnership agreements or other organizational or governing documents of such Investment Affiliate and (ii) Borrower's and/or the REIT's percentage ownership (whether direct or indirect) of such Investment Affiliate, based upon its effective economic ownership of such Investment Affiliate. For purposes of determining Borrower's Adjusted Share, at any time that MHC Trust owns any general partnership interest in Borrower in accordance with the terms and conditions of this Agreement, the REIT shall be deemed to own one hundred percent (100%) of all ownership interests in MHC Trust.

          "Borrower's Share" means Borrower's, MHC Trust's and/or the REIT's collective direct or indirect share of the assets, liabilities, income, expenses or expenditures, as applicable, of an Investment Affiliate based upon Borrower's, MHC Trust's and/or the REIT's percentage ownership (whether direct or indirect) of such Investment Affiliate, as the case may be. For purposes of determining Borrower's Share, at any time that MHC Trust owns any general partnership interest in Borrower in accordance with the terms and conditions of this Agreement, the REIT shall be deemed to own one hundred percent (100%) of all ownership interests in MHC Trust.

          "Borrowing" means a borrowing under the Facility.

          "Business Day" means (a) with respect to any Borrowing, payment or rate determination of LIBOR Loans, a day, other than a Saturday or Sunday, on which Agent is open for business in Chicago and San Francisco and on which dealings in Dollars are carried on in the London inter bank market, and (b) for all other purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of California and Illinois, or is a day on which banking institutions located in California and Illinois are required or authorized by law or other governmental action to close.

          "Capital Expenditures" means, as applied to any Person for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including that portion of Capital Leases which is capitalized on the balance sheet of a Person) by such Person during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed asset accounts reflected in the balance sheet of such Person, excluding any expenditures reasonably determined by such Person as having been incurred for expansion of the number of sites at a Designated Use Property owned by such Person.

          "Capital Leases," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof;
(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two nationally recognized rating services reasonably acceptable to Agent; (c) domestic corporate bonds, other than domestic corporate bonds issued by Borrower or any of its Affiliates, maturing no more than 2 years after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A or the equivalent from two nationally recognized rating services reasonably acceptable to Agent; (d) variable-rate domestic corporate notes or medium term corporate notes, other than notes issued by Borrower or any of its Affiliates, maturing or resetting no more than 1 year after the date of acquisition thereof and having a rating of at least AA or the equivalent from two nationally recognized rating services reasonably acceptable to Agent; (e) commercial paper (foreign and domestic) or master notes, other than commercial paper or master notes issued by Borrower or any of its Affiliates, and, at the time of acquisition, having a long-term rating of at least A or the equivalent from a nationally recognized rating service reasonably acceptable to Agent and having a short-term rating of at least A-1 and P-1 from S&P and Moody's, respectively (or, if at any time neither S&P nor Moody's shall be rating such obligations, then the highest rating from such other nationally recognized rating services reasonably acceptable to Agent); (f) domestic and Eurodollar certificates of deposit or domestic time deposits or Eurotime deposits or bankers' acceptances (foreign or domestic) that are issued by a bank (I) which has, at the time of acquisition, a long-term rating of at least A or the equivalent from a nationally recognized rating service reasonably acceptable to Agent and (II) if a domestic bank, which is a member of the FDIC; and (g) overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments, provided that the collateral supporting such repurchase agreements shall have a value not less than 101% of the principal amount of the repurchase agreement plus accrued interest.

          "Closing Date" means the date on which this Agreement shall become effective in accordance with Section 12.19, which date shall be June 29, 2006 or such later date as to which Agent and Borrower agree in writing.

          "Commission" means the Securities and Exchange Commission.

          "Commitment" means, with respect to any Lender, such Lender's Pro Rata Share of the Facility which amount shall not exceed the principal amount (a) set out under such Lender's name under the heading "Loan Commitment" on the counterpart signature pages attached to this Agreement (b) set forth in a Joinder Agreement executed by such Lender, as such amount may be adjusted pursuant to the terms of this Agreement or (c) set forth on an Assignment and Assumption executed by such Lender, as assignee, as such amount may be adjusted pursuant to the terms of this Agreement.

          "Contaminant" means any pollutant (as that term is defined in 42 U.S.C. 9601(33)) or toxic pollutant (as that term is defined in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 C.F.R. Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6903(5)), radioactive material, special waste, petroleum (including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof), or any constituent of any such substance or waste, including, but not limited to hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, urea formaldehyde insulation, radioactive materials, biological substances, PCBs, pesticides, herbicides, asbestos, sewage sludge, industrial slag, acids, metals, or solvents.

          "Contractual Obligation," as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including without limitation any restrictive covenant affecting such Person or any of its properties).

          "Controlled Ownership Interests" means ownership interests in a Person where the REIT, MHC Trust or Borrower (independently or collectively) has control over the management and operations of such Person.

          "Convertible Securities" means evidences of indebtedness, shares of stock, limited or general partnership interests or other ownership interests, warrants, options, or other rights or securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of common stock of the REIT, MHC Trust or partnership interests of Borrower, as the case may be, either immediately or upon the arrival of a specified date or the happening of a specified event.

          "Court Order" means any judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority binding upon the Person in question.

          "Debt Service" means, for any period, Interest Expense for such period plus scheduled principal amortization (exclusive of Balloon Payments) for such period on all Indebtedness of the REIT, on a consolidated basis.

          "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of two (2) Business Days after written notice from Agent.

          "Designated Use Property" means a property owned and operated primarily (i) for the purpose of leasing sites to individuals on which such individuals place manufactured homes or recreational vehicles for the purpose of occupying such manufactured homes or recreational vehicles, (ii) as a daily stay campground, membership interest campground or park model community, or (iii) for the purpose of renting cabins on such property to individuals.

          "Designated Use Property Mortgages" means Investment Mortgages issued by any Person engaged primarily in the business of developing, owning, and managing Designated Use Properties.

          "Designated Use Property Ownership Interests" means partnership, joint venture, membership or other equity interests issued by any Person engaged primarily in the business of developing, owning, and managing Designated Use Properties.

          "Development Activity" means construction in process, that is being performed by or at the direction of Borrower, any Subsidiary or any Investment Affiliate, at any Designated Use Property that will be owned and operated by Borrower, any Subsidiary or any Investment Affiliate upon completion of construction, including construction in process at Designated Use Properties not owned by Borrower, any Subsidiary or any Investment Affiliate but which Borrower, any Subsidiary or any Investment Affiliate has the contractual obligation to purchase. "Development Activity" shall include construction in process for the purpose of expanding Designated Use Properties that are Thousand Trails Properties but shall not include construction in process for the purpose of expanding other Designated Use Properties owned by Borrower, any Subsidiary or any Investment Affiliate.

          "DOL" means the United States Department of Labor and any successor department or agency.

          "Dollars" and "$" means the lawful money of the United States of America.

          "EBITDA" means, for any period and without duplication (i) Net Income for such period, plus (ii) depreciation and amortization expense and other non-cash items deducted in the calculation of Net Income for such period, plus (iii) Interest Expense deducted in the calculation of Net Income for such period, plus, (iv) Taxes deducted in the calculation of Net Income for such period, minus (v) the gains (and plus the losses) from extraordinary or unusual items or asset sales or write-ups or forgiveness of indebtedness included in the calculation of Net Income, for such period, minus (vi) earnings of Subsidiaries for such period distributed to third parties, plus (or minus in the case of a loss) (vii) Borrower's Share of the net income (or loss) of each Investment Affiliate for such period calculated in conformity with GAAP before depreciation, minus (or plus in the case of a loss)
(viii) Borrower's Share of the gains (or losses) from extraordinary or unusual items or asset sales or write-ups or forgiveness of indebtedness included in the calculation of the net income of each Investment Affiliate for such period.

          "Eligible Assignee" means any Person that is: (a) an existing Lender;
(b) a commercial bank, trust company, savings and loan association, savings bank, insurance company, investment bank or pension fund organized under the laws of the United States of America, any state thereof or the District of Columbia, and having total assets in excess of $5,000,000,000; or (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Co-operation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such entity is not currently a Lender, such entity's (or in the case of a bank which is a subsidiary, such bank's parent's) senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody's or the equivalent or higher of either such rating by another rating agency acceptable to the Agent.

          "Environmental Laws" means all federal, state, district, local and foreign laws, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered thereunder, relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or industrial substances or Contaminants into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contamination, chemicals, industrial substances or Contaminants. The term Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); the Toxic Substances Control Act, as amended; the Hazardous Materials Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended ("RCRA"); the Clean Water Act, as amended; the Safe Drinking Water Act, as amended; the Clean Air Act, as amended; all analogous state laws; the plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar laws, regulations, rules or ordinances now or hereafter in effect regulating public health, welfare or the environment.

          "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under federal or state Environmental Laws or regulations, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA Affiliate" means any (a) corporation which is, becomes, or is deemed by any Governmental Authority to be a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue
Code) as a Person or is so deemed by such Person, (b) partnership, trade or business (whether or not incorporated) which is, becomes or is deemed by any Governmental Authority to be under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with such Person or is so deemed by such Person, (c) any Person which is, becomes or is deemed by any Governmental Authority to be a member of the same "affiliated service group" (as defined in Section 414(m) of the Internal Revenue Code) as such Person or is so deemed by such Person, or (d) any other organization or arrangement described in Section 414(o) of the Internal Revenue Code which is, becomes or is deemed by such Person or by any Governmental Authority to be required to be aggregated pursuant to regulations issued under Section 414(o) of the Internal Revenue Code with such Person pursuant to Section 414(o) of the Internal Revenue Code or is so deemed by such Person.

          "Event of Default" means any of the occurrences set forth in Article X after the expiration of any applicable grace period expressly provided therein.

          "Extended Maturity Date" has the meaning set forth in Section 3.01.

          "Facility" means the loan facility of up to Two Hundred Twenty-Five Million Dollars ($225,000,000) described in Section 2.01(a), as may be increased to an amount not greater than Two Hundred Fifty Million Dollars
($250,000,000.00) from time to time pursuant to Section 2.12.

          "Facility Fee" has the meaning ascribed to such term in Section
2.04(a).

          "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate, rounded upwards to the nearest one hundredth of one percent (0.01%), per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal Funds brokers of recognized standing selected by Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

          "Financial Statements" has the meaning ascribed to such term in
Section 6.01(a).

          "FIRREA" means the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time.

          "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

          "Fiscal Year" means the fiscal year of Borrower, MHC Trust and the REIT which shall be the twelve (12) month period ending on the last day of December in each year.

          "Fixed Charges" means, for any period, the sum of (i) Debt Service for such period, (ii) 3% of Base Rent for such period, and (iii) Borrower's Share of Capital Expenditures from each Investment Affiliate for such period.

          "Funding Date" means, with respect to any Loan made after the Closing Date, the date of the funding of such Loan.

          "Funds from Operations" means the definition of "Funds from Operations" of the National Association of Real Estate Investment Trusts on the date of determination (before allocation to minority interests).

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination and which are consistent with the past practices of the REIT, MHC Trust and Borrower.

          "Governmental Authority" means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Gross Asset Value" means with respect to any Person as of any date of determination, (i) the sum of the Adjusted Asset Values for each Property then owned by such Person plus (ii) the value of any cash or Cash Equivalent then owned by such Person and not subject to any Lien plus (iii) Manufactured Home Inventory Value with respect to such Person, at such time.

          "Guaranty" means the Guaranty dated as of the closing date executed by the REIT, MHC Trust and T1000 Trust, in favor of Agent and the Lenders. A Copy of the Guaranty is attached hereto as Exhibit B.

          "Increased Commitment Letter" means any letter agreement executed by Borrower and any new or existing Lender in connection with an increase in the Facility pursuant to Section 2.12.

          "Indebtedness," as applied to any Person (and without duplication), means (a) all indebtedness, obligations or other liabilities (whether secured, unsecured, recourse, non-recourse, direct, senior or subordinate) of such Person for borrowed money, (b) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments, (c) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker's acceptances issued for such Person's account or other similar instruments for which a contingent liability exists, (d) all obligations of such Person to pay the deferred purchase price of Property or services, (e) all obligations in respect of Capital Leases of such Person, (f) all Accommodation Obligations of such Person, (g) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such Person, (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of Interest Rate Contracts and foreign currency exchange agreements excluding all indebtedness, obligations or other liabilities in respect of such Interest Rate Contracts to the extent that the aggregate notional amount thereof does not exceed the aggregate principal amount of any outstanding fixed or floating rate Indebtedness, obligations or other liabilities permitted under this Agreement that exist as of the date that such Interest Rate Contracts are entered into or that are incurred no more than thirty (30) days after such Interest Rate Contracts are entered into and (i) ERISA obligations currently due and payable.

          "Initial Maturity Date" means June 29, 2010.

          "Interest Expense" means, for any period and without duplication, total interest expense, whether paid, accrued or capitalized (including letter of credit fees and the interest component of Capital Leases but excluding interest expense covered by an interest reserve established under a loan facility) of the REIT, on a consolidated basis and determined in accordance with GAAP.

          "Interest Period" means, relative to any LIBOR Loans comprising part of the same Borrowing, the period beginning on (and including) the date on which such LIBOR Loans are made as, or converted into, LIBOR Loans, and shall end on (but exclude) the day which numerically corresponds to such date one (1), two
(2), three (3), six (6) or twelve (12) months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as Borrower may select in its relevant Notice of Borrowing pursuant to Section 2.01(b); provided, however, that:

          (a) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);

          (b) no Interest Period may end later than the Termination Date; and

          (c) with the reasonable approval of Agent (unless any Lender has previously advised Agent and Borrower that it is unable to enter into LIBOR contracts for an Interest Period of such duration), an Interest Period may have a duration of less than one (1) month.

          "Interest Rate Contracts" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

          "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by such Person to any other Person, including all Indebtedness and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to that Person in the ordinary course of business. The amount of any Investment shall be determined in conformity with GAAP except as otherwise specifically provided herein.

          "Investment Affiliate" means any Person in whom the REIT, MHC Trust, Borrower or any Subsidiary holds an equity interest, directly or indirectly, whose financial results are not consolidated under GAAP with the financial results of the REIT, MHC Trust or Borrower on the consolidated financial statements of the REIT, MHC Trust and Borrower.

          "Investment Mortgages" means mortgages securing indebtedness directly or indirectly owed to Borrower or any of its Subsidiaries, including certificates of interest in real estate mortgage investment conduits.

          "Issuing Lender" means Wells Fargo in its capacity as issuer of Letters of Credit under this Agreement, and shall include any successor Issuing Lender appointed pursuant hereto.

          "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

          "Joinder Agreement" means a Joinder Agreement in form and substance acceptable to Agent executed and delivered to Agent in connection with an increase in the Facility pursuant to Section 2.12.

          "Lender Affiliate" as applied to any Lender, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Lender. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote more than fifty percent (50%) of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise, or (b) the ownership of a general partnership interest or a limited partnership interest representing more than fifty (50%) of the outstanding limited partnership interests of a Person.

          "Lender Reply Period" has the meaning ascribed to such term in Section 11.10(a).

          "Lenders" means Wells Fargo and any other bank, finance company, insurance or other financial institution which is or becomes a party to this Agreement by execution of a counterpart signature page hereto, a Joinder Agreement or an Assignment and Assumption, as assignee, provided that with respect to matters requiring the consent to or approval of Requisite Lenders or all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders" shall be deemed to mean "all Lenders other than Defaulting Lenders."

          "Letter of Credit Application" shall have the meaning ascribed to such term in Section 2.09(b).

          "Letter of Credit Documents" has the meaning set forth in Section 2.09(j) hereof.

          "Letter of Credit Mandatory Borrowing" has the meaning set forth in
Section 2.09(f) hereof.

          "Letter of Credit Note" means the promissory note evidencing the Letter of Credit Obligations in the original principal amount of Thirty Million Dollars ($30,000,000) executed by Borrower in favor of Issuing Lender, as it may be amended, supplemented, replaced or modified from time to time. A copy of the Letter of Credit Note is attached hereto as Exhibit G.

          "Letter of Credit Obligations" means, collectively and without duplication, (a) all reimbursement and other obligations of Borrower in respect of Letters of Credit, and (b) all amounts paid by Lenders to Issuing Lender in respect of Letters of Credit.

          "Letters of Credit" means the letters of credit issued by Issuing Lender pursuant to Section 2.09 hereof for the account of Borrower in an aggregate face amount not to exceed $30,000,000.00 outstanding at any one time, as they may be drawn on, replaced or modified from time to time.

          "Level I Period" means a period during which the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries shall be less than 0.45:1.

          "Level II Period" means a period during which the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries shall equal or exceed 0.45:1 but shall be less than 0.50:1.

          "Level III Period" means a period during which the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries shall equal or exceed 0.50:1 but shall be less than 0.55:1.

          "Level IV Period" means a period during which the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries shall equal or exceed 0.55:1 but shall be less than 0.60:1.

          "Level V Period" means a period during which the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries shall equal or exceed 0.60:1 but shall be less than 0.65:1.

          "Level VI Period" means a period during which the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries shall equal or exceed 0.65:1 but shall not exceed 0.675:1.

          "Liabilities and Costs" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including punitive and treble damages), costs, disbursements and expenses (including without limitation reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

          "LIBOR" means, relative to any Interest Period for any LIBOR Loan included in any Borrowing, the rate of interest obtained by dividing (i) the rate of interest determined by Agent (whose determination shall be conclusive absent manifest error, which shall not include any lower determination by any other banks) equal to the rate (rounded upwards, if necessary, to the nearest one one-hundredth of one percent (.01%)) per annum reported by Agent at which Dollar deposits in immediately available funds are offered by Agent to leading banks in the Eurodollar inter bank market at or about 11:00 A.M. London time two (2) Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount equal or comparable to the LIBOR Loan to which such Interest Period relates, by (ii) a percentage expressed as a decimal equal to one (1) minus the LIBOR Reserve Percentage.

          "LIBOR Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to LIBOR.

          "LIBOR Reserve Percentage" means, relative to any Interest Period, the average daily maximum reserve requirement (including, without limitation, all basic, emergency, supplemental, marginal and other reserves) which is imposed under Regulation D, as Regulation D may be amended, modified or supplemented, on "Eurocurrency liabilities" having a term equal to the applicable Interest Period (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents), which requirement shall be expressed as a decimal. LIBOR shall be adjusted automatically on, and as of the effective date of, any change in the LIBOR Reserve Percentage.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement (other than a financing statement filed by a "true" lessor pursuant to Section 9-408 of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

          "Loans" means the loans made pursuant to the Facility, including, without limitation, loans made pursuant to Section 2.01 hereof, Swingline Loans, and Loans made pursuant to Mandatory Borrowings.

          "Loan Availability" means the amount of the Facility from time to time.

          "Loan Documents" means, this Agreement, the Loan Notes, the Guaranty, and all other agreements, instruments and documents (together with amendments and supplements thereto and replacements thereof) now or hereafter executed by the REIT, Borrower or any Agreement Party, which evidence, guaranty or secure the Obligations.

          "Loan Notes" means the promissory notes evidencing the Loans (other than

Swingline Loans) in the aggregate original principal amount of Two Hundred Twenty-Five Million Dollars ($225,000,000) executed by Borrower in favor of Lenders, as they may be amended, supplemented, replaced or modified from time to time. Copies of the Loan Notes are attached hereto as Exhibit D.

          "Mandatory Borrowing" means any Letter of Credit Mandatory Borrowing or Swingline Mandatory Borrowing.

          "Manufactured Home Inventory Value" means with respect to Borrower and its Subsidiaries, as of any date of determination, the lesser of (i) the total cost to Borrower or its Subsidiaries, as applicable, of all manufactured home units, which have never been occupied (other than for short periods in the ordinary course of Borrower's and its Subsidiaries' customary sales practices), then owned by Borrower or any Subsidiary that were acquired new from the manufacturers of such units, or from Persons who acquired such units new from such manufacturers, within the one (1) year period immediately preceding the date of determination and (ii) Thirty-Five Million Dollars ($35,000,000).

          "Material Adverse Effect" means a material adverse effect upon (i) the ability of Borrower or the REIT, MHC Trust or T1000 Trust to perform its covenants and obligations under this Agreement and the other Loan Documents or
(ii) the ability of Agent or Lenders to enforce the Loan Documents. The phrase "has a Material Adverse Effect" or "will result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "has or will result in a Material Adverse Effect," and the phrase "has no (or does not have a) Material Adverse Effect" or "will not result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "does not or will not result in a Material Adverse Effect."

          "Maturity Date" means the Initial Maturity Date, as such date may be extended pursuant to Article III.

          "Minimum Net Worth" means Seven Hundred Million Dollars
($700,000,000).

          "Moody's" means Moody's Investors Service, a Delaware corporation, and its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by Agent.

          "Multiemployer Plan" means an employee benefit plan defined in Section 4001(a)(3) or Section 3(37) of ERISA which is, or within the immediately preceding six (6) years was, maintained, administered, contributed to by or was required to be contributed to by a Person or any ERISA Affiliate, or under which a Person or any ERISA Affiliate may incur any liability.

          "Net Income" means, for any period, the net income (or loss) after Taxes of the REIT, on a consolidated basis, for such period calculated in conformity with GAAP; provided, however, that Net Income shall not include the net income (or loss) of Investment Affiliates.

          "Net Operating Income" means, for any period, and with respect to any Qualifying Unencumbered Property, the net operating income of such Qualifying Unencumbered

Property (attributed to such Property in a manner reasonably acceptable to Agent) for such period (i) determined in accordance with GAAP, (ii) determined in a manner which is consistent with the past practices of the REIT, MHC Trust and Borrower, and (iii) inclusive of an allocation of reasonable management fees and administrative costs to such Qualifying Unencumbered Property consistent with the past practices of the REIT, MHC Trust and Borrower, except that, for purposes of determining Net Operating Income, income shall not (a) include security or other deposits, lease termination or other similar charges, delinquent rent recoveries, unless previously reflected in reserves, or any other items reasonably deemed by Agent to be of a non-recurring nature or (b) be reduced by depreciation or amortization or any other non-cash item.

          "Net Price" means, with respect to the purchase of any Property by Borrower or any Subsidiary, without duplication, (i) cash and Cash Equivalents paid as consideration for such purchase, plus (ii) the principal amount of any note or other deferred payment obligation delivered in connection with such purchase (except as described in clause (iv) below), plus (iii) the value of any other consideration delivered in connection with such purchase or sale (including, without limitation, shares in the REIT and operating partnership units or preferred operating partnership units in Borrower) (as reasonably determined by Agent), minus (iv) the value of any consideration deposited into escrow or subject to disbursement or claim upon the occurrence of any event, minus (v) reasonable costs of sale and taxes paid or payable in connection with such purchase.

          "Net Worth" means, at any time, the sum of Gross Asset Values for Borrower and each of its Subsidiaries at such time minus Total Liabilities at such time.

          "New Lender" shall have the meaning set forth in Section 11.11(k).

          "Non-Designated Use Property" means Property which is not (i) used for lease or operation of Designated Use Properties, (ii) Securities consisting of stock issued by real estate investment trusts engaged primarily in the development, ownership and management of Designated Use Properties, (iii) Designated Use Property Mortgages or (iv) Designated Use Property Ownership Interests.

          "Non Pro Rata Loan" means a Loan (other than a Swingline Loan but including a Mandatory Borrowing) or Letter of Credit draw with respect to which less than all Lenders have funded their respective Pro Rata Shares of such Loans or Letter of Credit draws (whether by making Loans or purchasing participation interests in accordance with the terms hereof) and the failure of the non-funding Lender or Lenders to fund its or their respective Pro Rata Shares of such Loan or Letter of Credit draw constitutes a breach of this Agreement.

          "Non-Recourse Indebtedness" means any single loan with respect to which recourse for payment is limited to specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness, so long as the Adjusted Asset Value for such Property, or the total of the Adjusted Asset Values for such group of Properties, does not exceed One Hundred Million Dollars ($100,000,000); provided, however, that personal recourse to the REIT, MHC Trust, Borrower or any Subsidiary by a holder of any such loan for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate shall not, by itself, prevent such loan from being characterized as Non-Recourse Indebtedness.

          "Notice of Borrowing" means, with respect to a proposed Borrowing pursuant to Section 2.01(b) or Section 2.10, a notice of borrowing duly executed by an authorized officer of the sole general partner of Borrower substantially in the form of Exhibit I.

          "Notice of Continuation/Conversion" means a notice of continuation or conversion of or to a LIBOR Loan duly executed by an authorized officer of the sole general partner of Borrower substantially in the form of Exhibit J.

          "Obligations" means, from time to time, all Indebtedness of Borrower owing to Agent, Swingline Lender, Issuing Lender, any Lender, or any Person entitled to indemnification pursuant to Section 12.02, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum now or hereafter chargeable to Borrower under or in connection with this Agreement or any other Loan Document. Notwithstanding anything to the contrary contained in this definition, Obligations shall not be deemed to include any obligations or liabilities of Borrower to Agent or any Lender under an Interest Rate Contract, foreign currency exchange agreement or other Contractual Obligation unless the same is among Borrower and all Lenders.

          "Officer's Certificate" means a certificate signed by a specified officer of a Person certifying as to the matters set forth therein.

          "Other Indebtedness" means all Indebtedness other than the Obligations.

          "Owned Fiscal Quarters" means, with respect to any Property, the full Fiscal Quarters during which Borrower or any Subsidiary actually owned such Property.

          "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

          "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

          "Permitted Holdings" means (a) Non-Designated Use Property (other than cash or Cash Equivalents), (b) Securities issued by real estate investment trusts primarily engaged in the development, ownership, operation and management of Designated Use Properties, (c) Designated Use Property Mortgages other than mortgage indebtedness which is either eliminated in the consolidation of the REIT, Borrower and the Subsidiaries or accounted for as investments in real estate under GAAP, (d) Designated Use Property Ownership Interests other than Controlled Ownership Interests and/or (e) Development Activity.

          "Permitted Liens" means:

          (a) Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with Sections 7.01(d) or 7.02(g);

          (b) statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith in accordance with Sections 7.01(d) or 7.02(g);

          (c) deposits made in the ordinary course of business to secure liabilities to insurance carriers;

          (d) Liens for purchase money obligations for equipment; provided that
     (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (iii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default or Unmatured Event of Default pursuant to Section 8.01(a);

          (e) easements, rights-of-way, zoning restrictions, other similar charges or encumbrances and all other items listed on Schedule B to Borrower's or any Subsidiary's, as applicable, owner's title insurance policies for any of Borrower's or any Subsidiary's real Properties, so long as the foregoing do not interfere in any material respect with the use or ordinary conduct of the business of Borrower or such Subsidiary, as applicable, and do not diminish in any material respect the value of the Property to which it is attached or for which it is listed; or

          (f) Liens and judgments which have been or will be bonded or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against the REIT, Borrower, any Subsidiary or any Agreement Party.

          "Person" means any natural person, employee, corporation, limited partnership, limited liability partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, land trust, business trust, real estate investment trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

          "Plan" means an employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which a Person or an ERISA Affiliate, as applicable, is an "employer" as defined in Section 3(5) of ERISA.

          "Pre-Closing Financials" has the meaning ascribed to such term in
Section 5.01(g).

          "Pro Rata Share" means, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Commitments, as adjusted from time to time in accordance with the provisions of this Agreement.

          "Property" means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned by such Person.

          "Qualifying Unencumbered Property" means (a) the Properties listed on Exhibit F hereto and (b) any Property designated by Borrower from time to time pursuant to Section 6.04 which (i) is an operating Designated Use Property wholly-owned (directly or beneficially) by Borrower or any Subsidiary wholly-owned, directly or indirectly by Borrower and/or the REIT, (ii) is not subject (nor are any direct or indirect equity interests in such Property subject) to a Lien which secures Indebtedness of any Person other than a Permitted Lien, (iii) is not subject (nor are any direct or indirect equity interests in such Property subject) to any covenant, condition, or other restriction which prohibits or limits the creation or assumption of any Lien upon such Property, and (iv) has not been designated by Agent in a notice to Borrower as not acceptable to the Requisite Lenders pursuant to Section 6.04; provided, however, that the weighted average occupancy rate of the Properties listed on Exhibit F together with those Properties designated by Borrower to be Qualifying Unencumbered Properties pursuant to Section 6.04 (excluding (x) expansion areas of such Properties which are purchased and/or developed on or after the Closing Date, and (y) Designated Use Properties consisting of recreational vehicle resorts, daily stay campgrounds, membership interest campgrounds, cabin rentals or park model communities) shall be at least seventy-five percent (75%); and provided, further, that Borrower may, upon at least fifteen (15) Business Days prior notice to Agent, designate that any Property listed on Exhibit F or otherwise designated as a Qualifying Unencumbered Property is no longer a Qualifying Unencumbered Property (and upon such designation, such Property shall no longer be a Qualifying Unencumbered Property). Any Property shall cease to be a "Qualifying Unencumbered Property" at such time as it fails to satisfy all the conditions set forth in clauses (i),
(ii) and (iii) of this definition.

          "Recourse Indebtedness" means, with respect to any Person, Indebtedness which is not Non-Recourse Indebtedness.

          "Regulation D" means Regulation D of the Federal Reserve Board as in effect from time to time.

          "Regulation T" means Regulation T of the Federal Reserve Board as in effect from time to time.

          "Regulation U" means Regulation U of the Federal Reserve Board as in effect from time to time.

          "Regulation X" means Regulation X of the Federal Reserve Board as in effect from time to time.

          "REIT" has the meaning ascribed to such term in the preamble hereto.

          "Release" may be either a noun or a verb and means the release, spill, emission, leaking, pumping, pouring, emitting, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

          "Remedial Action" means any action undertaken pursuant to Environmental Laws to (a) clean up, remove, remedy, respond to, treat or in any other way address Contaminants in the indoor or outdoor environment; (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Reportable Event" means any of the events described in Section 4043(b) of ERISA, other than an event for which the thirty (30) day notice requirement is waived by regulations, or any of the events described in Section 4062(f) or 4063(a) of ERISA.

          "Requirements of Law" means, as to any Person, the charter and by-laws, partnership agreements or other organizational or governing documents of such Person, and any law, rule or regulation, permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, FIRREA and any certificate of occupancy, zoning ordinance, building or land use requirement or Permit or occupational safety or health law, rule or regulation.

          "Requisite Lenders" means, collectively, Lenders whose Pro Rata Shares, in the aggregate, are at least sixty-six and two-thirds percent (66 2/3%); provided, however, that, in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders; and provided, further, that so long as there are at least two (2) Lenders who are not Defaulting Lenders, the Requisite Lenders must be comprised of a minimum of two
(2) Lenders; and provided, further, that for purposes of any amendment, modification or waiver of the requirements of Article IX, the Requisite Lenders must include Agent in its capacity as a Lender (provided Agent is not a defaulting Lender).

          "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill, its successors and assigns, and, if Standard & Poor's Rating Group shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by Agent.

          "Secured Debt" means Indebtedness, the payment of which is secured by a Lien on any real Property owned or leased by the REIT, Borrower, or any Subsidiary.

          "Securities" means any stock, partnership interests, shares, shares of beneficial interest, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

          "Securities Act" means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "Senior Loans" has the meaning ascribed to such term in Section 11.04(b).

          "Sole Lead Arranger" means Wells Fargo Bank, N.A. in its capacity as sole lead arranger for the Lenders under this Agreement.

          "Solvent" means as to any Person at the time of determination, such Person (a) owns property the value of which (both at fair valuation and at present fair saleable value) is greater than the amount required to pay all of such Person's liabilities (including contingent liabilities and debts); (b) is able to pay all of its debts as such debts mature; and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

          "Subsidiary" means any Person, whose financial results are consolidated under GAAP with the financial results of the REIT or Borrower on the consolidated financial statements of the REIT or Borrower.

          "Swingline Mandatory Borrowing" has the meaning set forth in Section 2.10(b)(iv) hereof.

          "Swingline Lender" means Wells Fargo in its capacity as Swingline Lender hereunder, and shall include any successor Swingline Lender appointed pursuant hereto.

          "Swingline Loan" means a Loan made by the Swingline Lender pursuant to
Section 2.10 hereof.

          "Swingline Note" means the promissory note evidencing the Swingline Loans in the original principal amount of Thirty Million Dollars ($30,000,000) executed by Borrower in favor of Swingline Lender, as it may be amended, supplemented, replaced or modified from time to time. A copy of the Swingline
Note is attached hereto as Exhibit E.

          "Syndication Agents" means Bank of America, N.A. and LaSalle Bank National Association in their capacity as co-syndication agents for Lenders under this Agreement.

          "T1000 Trust" means MHC T1000 Trust, a Maryland real estate investment trust. T1000 Trust is a guarantor under the Guaranty.

          "Taxes" means all federal, state, local and foreign income and gross receipts taxes.

          "Termination Date" has the meaning ascribed to such term in Section 2.01(d).

          "Termination Event" means (a) any Reportable Event, (b) the withdrawal of a Person, or an ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,
(c) the occurrence of an obligation arising under Section 4041 of ERISA of a Person or an ERISA Affiliate to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA, (d) the institution by the PBGC of proceedings to terminate any Benefit Plan under Section 4042 of ERISA or to appoint a trustee to administer any Benefit Plan, (e) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a trustee to administer a Benefit Plan, (f) the partial or complete withdrawal of such Person or any ERISA Affiliate from a Multiemployer Plan which would have a Material Adverse Effect, or (g) the adoption of an amendment by any Person or any ERISA Affiliate to terminate any Benefit Plan which is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code or the treatment of an amendment to a Benefit Plan as a termination under ERISA.

          "Thousand Trails" means KTTI Holding Company, Inc., a Delaware corporation, that, among other things, (i) owns and operates fifty-seven (57) membership-based recreational vehicle and campground properties comprising recreational vehicle and campground sites for which the members purchase an initial membership and thereafter pay annual dues and (ii) owns the Thousand Trails Land.

          "Thousand Trails Land" means "Excess Land" as defined in the Thousand Trails Lease, as in effect on the Closing Date.

          "Thousand Trails Lease" means that certain Amended and Restated Lease Agreement, dated as of April 14, 2006 by and between MHC TT Leasing Company, Inc., a Delaware corporation, as lessor, and Thousand Trails Operations Holding Company, L.P., a Delaware limited partnership, as tenant, with respect to the Thousand Trails Properties, other than the Thousand Trails Land.

          "Thousand Trails Properties" shall mean the Properties owned, directly or indirectly, by T1000 Trust.

          "Thousand Trails Transaction" means the acquisition by T1000 Trust of Thousand Trails through the creation of a directly- or indirectly-owned acquisition Subsidiary and the merger of such Subsidiary into Thousand Trails, with Thousand Trails being the surviving corporation, being renamed MHC TT Holding Company, Inc. immediately after such merger and being, directly or indirectly, a wholly-owned Subsidiary of Borrower. The total merger consideration to be paid by Borrower or its Subsidiaries in connection with such transaction is One Hundred Sixty Million Dollars ($160,000,000).

          "Total Liabilities" means, without duplication, all Indebtedness of the REIT on a consolidated basis, plus (i) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of the REIT, on a consolidated basis, and in any event shall include recourse and non-recourse mortgage debt, letters of credit, purchase obligations, forward equity sales, repurchase obligations, unsecured debt, accounts payable, lease obligations (including ground leases) to the extent required, in accordance with GAAP, to be classified as capital leases on the balance sheet of the REIT, guarantees of indebtedness, subordinated debt and unfunded obligations plus (ii) Borrower's Adjusted Share of Investment Affiliates' Indebtedness; provided, however, that "Total Liabilities" shall not include dividends declared by the REIT, MHC Trust or Borrower which are permitted under Section 8.01(d) but not yet paid.

          "Transient RV NOI" means, with respect to any Qualifying Unencumbered Property that is a recreational vehicle resort property other than a Thousand Trails Property, all of such Qualifying Unencumbered Property's Net Operating Income that is not attributable to residents/guests at such property who are either permanent residents of such property or who reside at such property for the entire "season" applicable to such property.

          "Unencumbered Asset Value" means, as of any date of determination, (i) the quotient of the Net Operating Income for the most recently ended twelve (12) calendar month period which is attributable (in a manner reasonably acceptable to Agent) to Qualifying Unencumbered Properties for which the number of Owned Fiscal Quarters is at least four (4) divided by seven hundred twenty-five ten-thousandths (0.0725) plus (ii) the aggregate of the Net Prices paid by Borrower or such Subsidiary for all Qualifying Unencumbered Properties for which the number of Owned Fiscal Quarters is less than four (4); provided, however, that for purposes of determining the numerator of the quotient described in clause (i) of this definition, Transient RV NOI shall be included only to the extent it does not exceed fifteen percent (15%) of the aggregate Net Operating Income for the applicable Qualifying Unencumbered Properties.

          "Unencumbered Net Operating Income" means for any Fiscal Quarter, Net Operating Income for such period from each Qualifying Unencumbered Property; provided, however, that for purposes of determining Unencumbered Net Operating Income, Transient RV NOI shall be included only to the extent it does not exceed fifteen percent (15%) of the aggregate Net Operating Income for the applicable Qualifying Unencumbered Properties.

          "Unfunded Pension Liabilities" means the excess of a Benefit Plan's accrued benefits, as defined in Section 3(23) of ERISA, over the current value of that Plan's assets, as defined in Section 3(26) of ERISA.

          "Uniform Commercial Code" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois.

          "Unmatured Event of Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute (a) an Event of Default or (b) an "Event of Default" as defined in the WFB Revolving Credit Agreement.

          "Unsecured Debt" means, as of any date of determination and without duplication, all Indebtedness of the REIT, Borrower or any Subsidiary, which is not Secured Debt but excluding (i) all accounts payable of the REIT, Borrower or any Subsidiary incurred in the ordinary course of business, (ii) all advance rents received and (iii) all accrued interest payable.

          "Unsecured Interest Expense" means Interest Expense other than Interest Expense payable in respect of Secured Debt.

          "Welfare Plan" means any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA, which a Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or within the immediately preceding five years maintained, administered, contributed to or was required to contribute to, or under which a Person or any ERISA Affiliate may incur any liability.

          "Wells Fargo" has the meaning ascribed to such term in the preamble hereto.

          "WFB Revolving Credit Agreement" means that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, by and among Borrower, the REIT, MHC Trust, T1000 Trust and Wells Fargo, as may be amended, supplemented or modified from time to time.

          "Wholly-Owned Subsidiary" means any Subsidiary which is wholly-owned directly or indirectly by Borrower, MHC Trust or the REIT.

          1.02 Computation of Time Periods. In this Agreement, unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to and including." Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

          1.03 Terms.

          (a) Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP, provided that for purposes of references to the financial results of the "REIT, on a consolidated basis," the REIT shall be deemed to own one hundred percent (100%) of the partnership interests in Borrower.

          (b) Any time the phrase "to the best of Borrower's knowledge" or a phrase similar thereto is used herein, it means: "to the actual knowledge of the executive officers of Borrower, MHC Trust, T1000 Trust and the REIT, after reasonable inquiry of those agents, employees or contractors of the REIT, Borrower, any Agreement Party or any Subsidiary who could reasonably be anticipated to have knowledge with respect to the subject matter or circumstances in question and review of those documents or instruments which could reasonably be anticipated to be relevant to the subject matter or circumstances in question."

          (c) In each case where the consent or approval of Agent, Requisite Lenders, or all Lenders is required or their non-obligatory action is requested by Borrower, such consent, approval or action shall be in the sole and absolute discretion of Agent and, as applicable, each Lender, unless otherwise specifically indicated.

                                   ARTICLE II.
                                      LOANS

          2.01 Loan Advances and Repayment.

          (a) Loan Availability.

          (i) Subject to the terms and conditions set forth in this Agreement, Lenders hereby agree to make Loans (other than Swingline Loans) to Borrower from time to time during the period from the Closing Date to the first Business Day preceding the Maturity Date; provided, that the sum of the aggregate principal amount of all outstanding Loans (including Swingline Loans) plus the aggregate face amount of all outstanding Letters of

     Credit shall not exceed Loan Availability; and provided, further, that if a Base Rate Loan is being made pursuant to Section 2.09(e) hereof to reimburse Issuing Lender for a drawn Letter of Credit, to avoid a duplicative reduction in the amount of Loan Availability, the drawn Letter of Credit shall not be considered outstanding. All Loans (other than Swingline Loans) under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Loan hereunder and that the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a Loan. The Loans (other than Swingline Loans) will be evidenced by the Loan Notes. The Swingline Loans will be evidenced by the Swingline Note.

          (ii) Loans (including, without limitation, Swingline Loans) may be voluntarily prepaid pursuant to Section 2.05(a) and, subject to the provisions of this Agreement (including, without limitation, the provisions of Section 2.11 hereof), any amounts so prepaid may be reborrowed, up to the amount available under Section 2.01(a)(i) at the time of such Borrowing, until the Business Day next preceding the Termination Date. The principal balance of the Loans shall be payable in full on the Termination Date. During the term of this Agreement and prior to the termination of the Commitments, Borrower shall pay to Agent, within one (1) Business Day after Borrower's receipt of a demand in writing from Agent for the benefit of Lenders, such principal amounts as are necessary so that the sum of the aggregate principal amounts of all outstanding Loans (including Swingline Loans) plus the aggregate face amount of all outstanding Letters of Credit at any time does not exceed Loan Availability at such time.

          (b) Notice of Borrowing. Whenever Borrower desires to borrow under this Section 2.01, Borrower shall give Agent, at Wells Fargo Real Estate Group Disbursement Center, 2120 East Park Place, Suite 100, El Segundo, California 90245, with a copy to: Wells Fargo Bank, N.A., 123 North Wacker Drive, Suite 1900, Chicago, Illinois 60606, Attn: Account Officer, or such other address as Agent shall designate, an original or facsimile Notice of Borrowing no later than 10:00 A.M. (California time), not less than three (3) nor more than five
(5) Business Days prior to the proposed Funding Date of each Loan. Each Notice of Borrowing shall specify (i) the Funding Date (which shall be a Business Day) in respect of the Loan, (ii) the amount of the proposed Loan, provided that the aggregate amount of such proposed Loan shall equal (A) in the case of Base Rate Loans, One Million Dollars ($1,000,000) or integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof, or (B) in the case of LIBOR Loans, One Million Dollars ($1,000,000) or integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof, and (iii) whether the Loan to be made thereunder will be a Base Rate Loan or a LIBOR Loan and, if a LIBOR Loan, the Interest Period. Any Notice of Borrowing pursuant to this Section 2.01(b) shall be irrevocable. Each such Notice of Borrowing shall be accompanied by all reports or documents required to be delivered by Borrower to Agent or any Lender under this Agreement. Borrower may elect (A) so long as no Event of Default has occurred and is continuing, to convert Base Rate Loans or any portion thereof into LIBOR Loans, (B) to convert LIBOR Loans or any portion thereof into Base Rate Loans, or (C) so long as no Event of Default has occurred and is continuing, to continue any LIBOR Loans or any portion thereof for an additional Interest Period, provided, however, that the aggregate amount of Loans being continued as or converted into LIBOR Loans shall, in the aggregate, equal One Million Dollars ($1,000,000) or an integral multiple of One Hundred

Thousand Dollars ($100,000) in excess thereof. The applicable Interest Period for the continuation of any LIBOR Loan shall commence on the day on which the next preceding Interest Period expires. Each such election shall be made by giving Agent, at 2120 E. Park Place, Suite 100, El Segundo, California 90245,
Attn: Eva Lopez, a Notice of Continuation/Conversion by 10:00 A.M. (California time) on the date of a conversion to a Base Rate Loan, or by 10:00 A.M. (California time) not less than three (3) nor more than five (5) Business Days prior to the date of a conversion to or continuation of a LIBOR Loan, specifying, in each case (1) whether a conversion or continuation is to occur,
(2) the amount of the conversion or continuation, (3) the Interest Period therefor, in the case of a conversion to or continuation of a LIBOR Loan, and
(4) the date of the conversion or continuation (which date shall be a Business
Day). Agent shall promptly notify each Lender, but in any event within one (1) Business Day after receipt of such notice, of its receipt of each such notice and the contents thereof. Notwithstanding anything to the contrary contained herein and subject to the default interest provisions contained in Section 2.03, if an Event of Default occurs and as a result thereof the Commitments are terminated, all LIBOR Loans will convert to Base Rate Loans upon the expiration of the applicable Interest Periods therefor or the date all Loans become due, whichever occurs first. Except as provided above, the conversion of a LIBOR Loan to a Base Rate Loan shall only occur on the last Business Day of the Interest Period relating to such LIBOR Loan. In the absence of an effective election by Borrower of a LIBOR Loan and Interest Period in accordance with the above procedures prior to the third (3rd) Business Day prior to the expiration of the then current Interest Period with respect to any LIBOR Loan, interest on such LIBOR Loan shall accrue at the interest rate then applicable to a LIBOR Loan for an Interest Period of thirty (30) days, effective immediately upon the expiration of the then-current Interest Period, without prejudice, however, to the right of Borrower to elect a Base Rate Loan or a different Interest Period in accordance with the terms and provisions of this Agreement; provided, however, that if such continuation shall cause the number of LIBOR Loan tranches to exceed six (6), such LIBOR Loan shall be converted to a Base Rate Loan.

          (c) Making of Loans. Subject to Section 11.03, Agent shall make the proceeds of Loans (other than Swingline Loans) available to Borrower in El Segundo, California on such Funding Date and shall disburse such funds in Dollars and in immediately available funds not later than 1:00 P.M. Chicago time to Borrower's account, at Bank of America, Account Number 73-66901095 in Chicago, Illinois, or such other account specified in the Notice of Borrowing acceptable to Agent, with a confirming telephone call to Karen Mancuso at (312) 279-1408 or Paul Seavey at (312) 279-1488 or Michael Berman at (312) 279-1496.

          (d) Term; Principal Payment. The outstanding balance of the Loans (other than Swingline Loans, which by their terms shall mature earlier) shall be payable in full on the earlier to occur of (A) the Maturity Date, and (B) the acceleration of the Loans pursuant to Section 10.02(a) (the "Termination Date").

          (e) Closing Date Loan. On the Closing Date, and without the requirement for providing any other notice under this Agreement, Lenders shall make, and Borrower shall borrow, a Loan in the principal amount of One Hundred Million Dollars ($100,000,000), which shall bear interest through December 12, 2006 at the rate per annum equal to four and eighty-three one-hundredths percent (4.83%) plus the Applicable Margin as of the Closing Date (such Loan is referred to as the "Fixed Rate Loan"). Unless Borrower elects otherwise in accordance with the terms and conditions of this Agreement, immediately after December 12, 2006, the

Fixed Rate Loan shall automatically convert to a Base Rate Loan.

          2.02 Authorization to Obtain Loans and Letters of Credit. Borrower shall provide Agent with documentation reasonably satisfactory to Agent indicating the names of those employees or agents of Borrower authorized by Borrower to sign Notices of Borrowing, to request Letters of Credit and to receive callback confirmations, and Agent and Lenders shall be entitled to rely on such documentation until notified in writing by Borrower of any change(s) of the persons so authorized. Agent, Swingline Lender and Issuing Lender shall be entitled to act in good faith on the instructions of anyone identifying himself as one of the Persons authorized to request Loans or Letters of Credit, and Borrower shall be bound thereby in the same manner as if such Person were actually so authorized. Borrower agrees to indemnify, defend and hold Lenders, Agent, Swingline Lender and Issuing Lender harmless from and against any and all Liabilities and Costs which may arise or be created by the acceptance of instructions for making Loans, and issuing Letters of Credit.

          2.03 Interest on the Loans

          (a) Base Rate Loans. Subject to Section 2.03(d), all Base Rate Loans shall bear interest on the average daily unpaid principal amount thereof from the date made until paid in full at a fluctuating rate per annum equal to the Base Rate. Base Rate Loans shall be made in minimum amounts of One Million Dollars ($1,000,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof.

          (b) LIBOR Loans. Subject to Section 2.03(d), all LIBOR Loans shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of LIBOR for such Interest Period plus the Applicable Margin. Upon receipt of a Notice of Borrowing requesting LIBOR Loans, Agent shall determine LIBOR applicable to the Interest Period for such LIBOR Loans, and shall give notice thereof to Borrower and Lenders; provided, however, that failure to give such notice shall not affect the validity of such rate. Each determination by Agent of LIBOR shall be conclusive and binding upon the parties hereto in the absence of demonstrable error. LIBOR Loans shall be in tranches of One Million Dollars ($1,000,000) or One Hundred Thousand Dollar ($100,000) increments in excess thereof. No more than six (6) LIBOR Loan tranches shall be outstanding at any one time.

          (c) Interest Payments. Subject to Section 2.03(d), interest accrued on all Loans shall be payable by Borrower in arrears on the first Business Day of the first calendar month following the Closing Date, and the first Business Day of each succeeding calendar month thereafter, and on the Termination Date.

          (d) Default Interest. Notwithstanding the rates of interest specified in Sections 2.03(a) and 2.03(b) and the payment dates specified in Section 2.03(c), effective immediately upon demand by Requisite Lenders after the occurrence of an Event of Default and during the continuance of any Event of Default, the principal balance of all Loans then outstanding and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due shall bear interest payable upon demand at a rate which is five percent (5%) per annum in excess of the rate or rates of interest otherwise payable under this Agreement. All other amounts due Agent, Swingline Lender, Issuing Lender or Lenders (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within fifteen (15) days after written demand to Borrower, shall bear interest from and after demand at the rate which is five percent (5%) per annum in excess of the lowest rate or rates of interest otherwise payable under this Agreement, or, if no Loans are then outstanding, at the rate which is five percent (5%) per annum in excess of the rate of interest applicable to Base Rate Loans.

          (e) Late Fee. Borrower acknowledges that late payment hereunder will cause Agent, Swingline Lender, Issuing Lender and Lenders to incur costs not contemplated by this Agreement. Such costs include without limitation processing and accounting charges. Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Termination Date (other than payments of principal), unless waived by Agent pursuant to Section 12.05(e), a late charge of four cents ($.04) for each dollar of any interest payment due hereon and which is not paid within ten (10) days after such payment is due or of any other amount due hereon (other than payments of principal) and which is not paid within thirty (30) days after such payment is due, shall be charged by Agent (for the benefit of Swingline Lender, Issuing Lender and Lenders, as applicable) and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment; provided, however, that no late charges shall be assessed with respect to any amount for which Borrower is obligated to pay interest at the rate specified in Section 2.03(d), provided, further, that in no event shall Agent, Swingline Lender, Issuing Lender or Lenders be required to refund any late fees paid by Borrower, notwithstanding the preceding proviso. Borrower, Agent, Swingline Lender, Issuing Lender, and Lenders agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Agent, Swingline Lender, Issuing Lender and Lenders will incur by reason of late payment. Borrower, Agent, Swingline Lender, Issuing Lender and Lenders further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Agent from exercising any of the other rights available hereunder or under any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Agent.

          (f) Computation of Interest. Interest and fees shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan. Notwithstanding subsections (a), (b), (d) and (e) above, interest in respect of any Loan shall not exceed the maximum rate permitted by applicable law.

          (g) Changes; Legal Restrictions. In the event that after the Closing Date (A) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority, or (B) compliance by Agent, Swingline Lender, Issuing Lender or any Lender with any request or directive made or issued after the Closing Date (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any central bank or other Governmental Authority or quasi-governmental authority:

          (i) subjects Agent, Swingline Lender, Issuing Lender or any Lender to any tax, duty or other charge of any kind with respect to the Facility, this Agreement or any of the other Loan Documents or the Loans or the Letters of Credit or changes the basis of taxation of payments to Agent, Swingline Lender, Issuing Lender or such Lender of principal, fees, interest or any other amount payable hereunder, except for net income, gross receipts, gross profits or franchise taxes imposed by any jurisdiction and not specifically based upon loan transactions;

          (ii) imposes, modifies or holds applicable, in the determination of Agent, Swingline Lender, Issuing Lender or any Lender, any reserve, special deposit, compulsory loan, FDIC insurance, capital allocation or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, Agent, Swingline Lender, Issuing Lender or such Lender or any applicable lending office (except to the extent that the reserve and FDIC insurance requirements are reflected in the "Base Rate" or "LIBOR Rate"); or

          (iii) imposes on Agent, Swingline Lender, Issuing Lender or any Lender any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date;

and the result of any of the foregoing is to (X) increase the cost to Agent, Swingline Lender, Issuing Lender or any Lender of making, renewing, maintaining or participating in the Loans or issuing or participating in the Letters of Credit or to reduce any amount receivable hereunder or thereunder or (Y) to require Agent, Swingline Lender, Issuing Lender or any Lender or any applicable lending office to make any payment calculated by reference to the amount of the Loan held or interest received by it; then, in any such case, Borrower shall promptly pay to Agent, Swingline Lender, Issuing Lender or such Lender, as applicable, upon demand, such amount or amounts (based upon a reasonable allocation thereof by Agent, Swingline Lender, Issuing Lender or such Lender to the financing transactions contemplated by this Agreement and affected by this
Section 2.03(g)) as may be necessary to compensate Agent, Swingline Lender, Issuing Lender or such Lender for any such additional cost incurred, reduced amounts received or additional payments made to the extent Agent, Swingline Lender, Issuing Lender or such Lender generally imposes such additional costs, losses and payments on other borrowers in similar circumstances. Agent, Swingline Lender, Issuing Lender or such Lender shall deliver to Borrower and in the case of a delivery by a Lender, such Lender shall also deliver to Agent, a written statement in reasonable detail of the claimed additional costs incurred, reduced amounts received or additional payments made and the basis therefor as soon as reasonably practicable after Agent or such Lender, as applicable, obtains knowledge thereof.

          (h) Certain Provisions Regarding LIBOR Loans

          (i) LIBOR Lending Unlawful. If any Lender shall determine in good faith that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make or maintain any Loan as a LIBOR Loan, (A) the obligations of the Lenders to make or maintain any Loans as LIBOR Loans shall, upon such determination, forthwith be suspended until such Lender shall notify Agent that the circumstances causing such suspension no longer exist, and (B) if required by law or such assertion, all LIBOR Loans shall automatically convert into Base Rate Loans.

          (ii) Deposits Unavailable. If Agent shall have determined in good faith that adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Loans, then, upon notice from Agent to Borrower the obligations of all Lenders to make or maintain Loans as LIBOR Loans shall forthwith be suspended until Agent shall notify Borrower that the circumstances causing such suspension no longer exist. Agent will give such notice when it determines, in good faith, that such circumstances no longer exist; provided, however, that Agent shall not have any liability to any Person with respect to any delay in giving such notice.

          (iii) Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or maintain any portion of any Loan as a LIBOR Loan) as a result of:

               (A) any continuance, conversion, repayment or prepayment of the principal amount of any LIBOR Loans for any reason whatsoever on a date other than the scheduled last day of the Interest Period applicable thereto; or

               (B) any Loans not being made as LIBOR Loans in accordance with the Notice of Borrowing therefor, other than as a result of such Lender's breach of its obligation to fund such Loans in accordance with the terms hereof;

     then, within fifteen (15) Business Days after Borrower's receipt of the written notice of such Lender to Borrower with a copy to Agent, Borrower shall reimburse such Lender for such loss or expense; provided, however, that each Lender will use reasonable efforts to minimize such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding on the parties hereto.

          (i) Withholding Tax Exemption. Each Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to Borrower and Agent no later than the Closing Date (or, in the case of a Lender which becomes a Lender pursuant to Section 11.11, the date upon which such Lender becomes a party hereto) a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender, in a form satisfactory to Borrower and Agent, to the effect that such Lender is capable, under the provisions of an applicable treaty concluded by the United States of America (in which case the certificate shall be accompanied by three (3) accurate and complete duly executed originals of Form W-8BEN of the Internal Revenue Service) or under Section 1442 of the Internal Revenue Code (in which case the certificate shall be accompanied by three (3) accurate and complete duly executed originals of Form W-8ECI of the Internal Revenue Service), of receiving payments of principal, interest and fees hereunder without deduction or withholding of United States federal income tax. Further, if at any time a Lender changes its applicable lending office or selects an additional applicable lending office, it shall, at the same time or promptly thereafter, but only to the extent the certificate and forms previously delivered by it hereunder are no longer applicable or effective, deliver to Borrower and Agent in replacement for, or in addition to, the certificate and forms previously delivered by it hereunder, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender accompanied by three (3) accurate and complete duly executed originals of either Form W-8BEN of the Internal Revenue Service or Form W-8ECI of the Internal Revenue Service, whichever is applicable, indicating that such Lender is entitled to receive payments of principal, interest and fees for the account of such changed or additional applicable lending office under this Agreement without deduction or withholding of United States federal tax. Each Lender further agrees to deliver to Borrower and Agent a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender accompanied by three (3) accurate and complete duly executed originals of either Form W-8BEN of the Internal Revenue Service or Form W-8ECI of the Internal Revenue Service, whichever is appropriate, substantially in a form satisfactory to Borrower and Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate or Internal Revenue Service form previously delivered by it to Borrower and Agent pursuant to this Section 2.03(j). Further, each Lender which delivers a certificate accompanied by Form W-8BEN of the Internal Revenue Service covenants and agrees to deliver to Borrower and Agent within fifteen
(15) days prior to January 1, 2007, and every third (3rd) anniversary of such date thereafter, on which this Agreement is still in effect, another such certificate and three (3) accurate and complete original signed copies of Form W-8BEN (or any successor form or forms required under the Internal Revenue Code or the applicable regulations promulgated thereunder), and each Lender that delivers a certificate accompanied by Form W-8ECI of the Internal Revenue Service covenants and agrees to deliver to Borrower and Agent within fifteen
(15) days prior to the beginning of each subsequent taxable year of such Lender during which this Agreement is still in effect, another such certificate and three (3) accurate and complete original signed copies of Internal Revenue Service Form W-8ECI (or any successor form or forms required under the Internal Revenue Code or the applicable regulations promulgated hereunder). If (i) any Lender is required under this Section 2.03(j) to provide a certificate or other evidence described above and fails to deliver to Borrower and Agent such certificate or other evidence or (ii) any Lender delivers a certificate to the effect that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority after the date such Lender became a party hereto, such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than Borrower, then, to the extent required by law, as the sole consequence of such Lender's failure to deliver the certificate described in (i) above or such Lender's delivery of the certificate described in (ii) above, Borrower shall be entitled to deduct or withhold taxes from the payments owed to such Lender.

          2.04 Fees.

          (a) Facility Fee. Until the Obligations are paid in full and this Agreement is terminated or, if sooner, the date the Commitments terminate, and subject to Section 11.04(b), Borrower shall pay to Agent, for the account of each Lender, a Facility Fee accruing from and after the Closing Date at the rate described below upon the amount of the Facility during each calendar quarter. The Facility Fee will be calculated and will accrue at the rate per annum equal to the Applicable Facility Fee Rate. Subject to Section 11.04(b), each Lender shall be entitled to receive its Pro Rata Share of such Facility Fee. All such Facility Fees payable under this paragraph shall be payable in arrears on the last Business Day in each calendar quarter beginning with the first calendar quarter after the Closing Date.

          (b) Arrangement and Administrative Agency Fees. Borrower shall pay Agent such fees as are provided for in the separate fee agreement between Agent and Borrower, as in existence from time to time.

          (c) Letter of Credit Fee. With respect to each Letter of Credit, Borrower agrees to pay to Agent (i) a letter of credit fee equal to the Applicable Margin on the face amount of such Letter of Credit for the term of such Letter of Credit to be distributed by Agent to each Lender according to its Pro Rata Share payable in arrears on the fifth Business Day in each calendar quarter beginning with the first calendar quarter after the Closing Date and ending on the date of the expiration, return or termination of such Letter of Credit if such date is a date other than the first Business Day of a calendar month and (ii) a non-refundable issuing fee of $500.00 solely for the account of Issuing Lender, payable in full on the date of issuance thereof.

          (d) Payment of Fees. The fees described in this Section 2.04 and in
Section 2.12 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of Borrower to pay the fees described herein and in Section 2.12 shall be in addition to, and not in lieu of, the obligation of Borrower to pay interest, other fees and expenses otherwise described in this Agreement. All fees shall be payable when due in California in immediately available funds and shall be non-refundable when paid. If Borrower fails to make any payment of fees or expenses specified or referred to in this Agreement due to Agent or Lenders, including without limitation those referred to in this Section 2.04 or Section
2.12 or otherwise under this Agreement or any separate fee agreement between Borrower and Agent relating to this Agreement, when due, the amount due shall bear interest until paid at the Base Rate and, after five (5) days at the rate specified in Section 2.03(d) (but not to exceed the maximum rate permitted by applicable law) and shall constitute part of the Obligations. All fees described in this Section 2.04 which are expressed as a per annum charge shall be calculated on the basis of the actual number of days elapsed in a three hundred sixty (360) day year.

          2.05 Payments.

          (a) Voluntary Prepayments. Borrower may, upon not less than three (3) Business Days prior written notice (or with written notice not later than 1:00 P.M. (California time) on the same Business Day in the case of a Swingline
Loan), at any time and from time to time, prepay any Loans, without premium or penalty (other than as set forth in Section 2.03(h)(iii)), in whole or in part in amounts not less than One Hundred Thousand Dollars ($100,000) or integral multiples of Twenty-Five Thousand Dollars ($25,000) in excess of One Hundred Thousand Dollars ($100,000). Any notice of prepayment given to Agent under this
Section 2.05(a) shall specify the date of prepayment and the aggregate principal amount of the prepayment. All prepayments of principal shall be accompanied by a payment of all accrued and unpaid interest thereon.

          (b) Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Agent, Swingline Lender, Issuing Lender or the Lenders shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Agent's written wire transfer instructions) of immediately available funds, delivered to Agent not later than 11:00 A.M. (California time) (or 2:00 P.M. (California time) in the case of a Swingline Loan) on the date due; and funds received by Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day. All payments of principal, interest and fees hereunder shall be made by wire transfer of immediately available funds to Wells Fargo Bank, N.A. (ABA number 121000248) for credit to account number AC2963507207, reference MHC Operating Limited Partnership, loan number 6023ZMC with telephonic notice to Eva Lopez at (310) 335-9471, or to such other bank or account as Agent may specify in a written notice to Borrower.

          (c) Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any of the fees specified in Section 2.04, as the case may be.

          2.06 Increased Capital. (a) If either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by Agent, Swingline Lender, Issuing Lender or any Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) made or issued after the Closing Date affects or would affect the amount of capital required or expected to be maintained by Agent, Swingline Lender, Issuing Lender or such Lender or any corporation controlling Agent, Swingline Lender, Issuing Lender or such Lender, and Agent, Swingline Lender, Issuing Lender or such Lender determines that the amount of such capital is increased by or based upon the existence of the obligations of Agent, Swingline Lender, Issuing Lender or such Lender, then, upon demand by Agent, Swingline Lender, Issuing Lender or such Lender, Borrower shall immediately pay to Agent, Swingline Lender, Issuing Lender or such Lender, from time to time as specified by Agent, Swingline Lender, Issuing Lender or such Lender, additional amounts sufficient to compensate Agent, Swingline Lender, Issuing Lender or such Lender in light of such circumstances, to the extent that Agent, Swingline Lender, Issuing Lender or such Lender reasonably determines such increase in capital to be allocable to the existence of the obligations of Agent, Swingline Lender, Issuing Lender or such Lender hereunder and to the extent Agent, Swingline Lender, Issuing Lender or such Lender generally imposes such amounts on other borrowers in similar circumstances. A certificate as to such amounts submitted to Borrower by Agent, Swingline Lender, Issuing Lender or such Lender shall, in the absence of manifest error, be conclusive and binding for all purposes.

          2.07 Notice of Increased Costs. Each of Agent, Swingline Lender, Issuing Lender and the Lenders agrees that, as promptly as reasonably practicable after it becomes aware of the occurrence of an event or the existence of a condition which would cause it to be affected by any of the events or conditions described in Section 2.03(g) or (h), or Section 2.06, it will notify Borrower and provide in such notice a reasonably detailed calculation of the amount due from Borrower, and provide a copy of such notice to Agent, of such event and the possible effects thereof. If Agent, Swingline Lender, Issuing Lender or the affected Lender shall fail to notify Borrower of the occurrence of any such event or the existence of any such condition within ninety (90) days following the end of the month during which such event occurred or such condition arose, then Borrower's liability for any amounts described in said Sections 2.03(g) and (h) and 2.06 incurred by Agent, Swingline Lender, Issuing Lender or such affected Lender as a result of such event or condition shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to the date upon which Agent, Swingline Lender, Issuing Lender or such affected Lender actually notified Borrower of such event or condition.

          2.08 Option to Replace Lenders.

          (a) Lenders. If any Lender shall make any demand for payment or reimbursement pursuant to Section 2.03(g), Section 2.03(h) or Section 2.06, then, provided that (a) there does not then exist any Unmatured Event of Default or Event of Default and (b) the circumstances resulting in such demand for payment or reimbursement are not applicable to all Lenders, Borrower may terminate the Commitment of such Lender, in whole but not in part, by (i) giving such Lender and Agent not less than three (3) Business Days prior written notice thereof, which notice shall be irrevocable and effective only upon receipt thereof by such Lender and Agent and shall specify the effective date of such termination, (ii) paying to such Lender (and there shall become due and payable) on such date the outstanding principal amount of all Loans made by such Lender, all interest thereon, and all other Obligations owed to such Lender, including, without limitation, amounts owing under Sections 2.03(g), 2.03(h)(iii), 2.04 and 2.06, if any, and (iii) pursuant to the provisions of Section 11.11, proposing the introduction of a replacement Lender reasonably satisfactory to Agent, or obtaining the agreement of one or more existing Lenders, to assume the entire amount of the Commitment of the Lender whose Commitment is being terminated, on the effective date of such termination. Upon the satisfaction of all of the foregoing conditions, such Lender which is being terminated pursuant to this
Section 2.08 shall cease to be a "Lender" for purposes of this Agreement provided that Borrower shall continue to be obligated to such Lender under Sections 12.01 and 12.02 (and any other indemnifications contained herein or in any other Loan Document) with respect to or on account of unpaid, unliquidated, unknown or similar claims or liabilities accruing prior to such Lender ceasing to be a "Lender" for purposes of this Agreement.

          (b) Agent, Swingline Lender and Issuing Lender. If Agent, Swingline Lender or Issuing Lender shall make any demand for payment or reimbursement pursuant to Section 2.03(g), Section 2.03(h) or Section 2.06, then, provided that (a) there does not then exist any Unmatured Event of Default or Event of Default and (b) the circumstances resulting in such demand for payment or reimbursement are not applicable to all Lenders, Borrower may remove Agent, Swingline Lender and Issuing Lender by (i) giving the Lenders and Agent not less than thirty (30) Business Days prior written notice thereof, and (ii) paying to Agent, Swingline Lender and Issuing Lender (and there shall become due and payable) on such date all other Obligations owed to Agent, Swingline Lender and Issuing Lender, including, without limitation, amounts owing under Sections 2.03(g), 2.03(h), 2.04 and 2.06, if any. Agent, Swingline Lender and Issuing Lender shall be replaced in accordance with the provisions of Section 11.09 hereof.

          2.09 Letters of Credit.

          (a) Letter of Credit Availability. Subject to the terms and conditions set forth in this Agreement, at any time and from time to time through the date that is thirty (30) days prior to the Maturity Date, Issuing Lender shall issue such Letters of Credit for the account of Borrower as Borrower may request in accordance with this Section 2.09; provided that (i) upon issuance of such Letters of Credit, the sum of the aggregate principal amount of all outstanding Loans (including Swingline Loans) plus the aggregate face amount of all outstanding Letters of Credit shall not exceed Loan Availability, provided, that if a Base Rate Loan is being made pursuant to Section 2.09(e) hereof to reimburse Issuing Lender for a drawn Letter of Credit, to avoid a duplicative reduction in the amount of Loan Availability, the drawn Letter of Credit shall not be considered outstanding;
(ii) the aggregate face amount of all outstanding Letters of Credit shall not exceed Thirty Million Dollars ($30,000,000); and (iii) unless all Lenders otherwise consent in writing, the term of any Letter of Credit shall not extend or be extended beyond the date which is ten (10) days prior to the Maturity Date and no Letter of Credit shall contain an automatic extension or renewal clause. Use of funds drawn under Letters of Credit shall be subject to the same conditions as those for use of Loan proceeds set forth in Section 7.01(i) hereof.

          (b) Request for Letter of Credit. Borrower shall deliver to Agent and Issuing Lender a duly executed letter of credit application substantially in the form attached as Exhibit H hereto (a "Letter of Credit Application") not later than 10:00 A.M., (California time), at least five (5) Business Days prior to the date upon which a requested Letter of Credit is to be issued. Borrower shall further deliver to Agent and Issuing Lender such additional instruments and documents as Issuing Lender may reasonably require, in conformity with customary and commercially reasonable practices or law, in connection with the issuance of such Letter of Credit.

          (c) Issuance of Letters of Credit. Subject to the conditions set forth in this Agreement, Issuing Lender shall issue the Letter of Credit on or before 5:00 P.M. (California time), on or before the day which is five (5) Business Days following receipt of the documents last due pursuant to Section 2.09(b) hereof in respect thereof. Upon issuance of a Letter of Credit, Issuing Lender shall promptly notify Lenders of the amount and terms thereof. Issuing Lender shall provide copies of each Letter of Credit to Lenders promptly following issuance thereof and shall notify Lenders promptly of all payments, reimbursements, expirations, negotiations, transfers and other activity with respect to outstanding Letters of Credit.

          (d) Participations. Each Lender, upon issuance by Issuing Lender of a Letter of Credit in accordance with the provisions of this Agreement, shall be deemed to have purchased without recourse a risk participation from Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Pro Rata Share of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to Issuing Lender therefor and discharge when due, its Pro Rata Share of the obligations arising under such Letter of Credit.

          (e) Reimbursement. In the event of any drawing or request for drawing under any Letter of Credit, Issuing Lender will promptly notify Borrower and Agent thereof. Unless Borrower shall notify Issuing Lender of its intent to otherwise reimburse Issuing Lender immediately upon receipt of notice from Issuing Lender of a drawing under a Letter of Credit, Borrower shall be deemed to have requested Base Rate Loans in the amount of the drawing as provided in subsection (f) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. Borrower shall reimburse Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Loan obtained hereunder or otherwise) in same day funds as provided herein. If Borrower shall fail to reimburse Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%). Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment Borrower may claim or have against Issuing Lender, Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including, without limitation, any defense based on any failure of Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit; provided, however, that (i) the Borrower shall not be obligated to reimburse Issuing Lender and (ii) Lenders shall not be obligated to fund Loans or purchase participations hereunder in reimbursement of Issuing Lender, for any wrongful payment made by Issuing Lender under a Letter of Credit as a result of acts or omissions constituting bad faith, willful misconduct or gross negligence on the part of Issuing Lender. The Letter of Credit Obligations will be evidenced by the Letter of Credit Note.

          (f) Repayment with Loans. On any day on which Borrower shall have requested, or been deemed to have requested, Base Rate Loans to reimburse a drawing under a Letter of Credit, Agent shall give notice to the Lenders that such Loans have been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case such Loans (collectively, a "Letter of Credit Mandatory Borrowing") shall be immediately made by all Lenders (without giving effect to any termination of the Commitments pursuant to Section 10.02 hereof) pro rata based on each Lender's Pro Rata Share and the proceeds thereof shall be paid directly to Issuing Lender for application to the respective Letter of Credit Obligations. Each Lender hereby irrevocably agrees to make such Loans promptly upon any such request or deemed request in the amount and in the manner specified in the preceding sentence and on the same such date (or the next Business Day if such notice is received after 10:00 A.M. (California time)) notwithstanding (i) the amount of the Letter of Credit Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder,
(ii) whether any conditions specified in Section 4.01 are then satisfied, (iii) whether an Event of Default or Unmatured Event of Default then exists, (iv) failure of any such request or deemed request for a Borrowing to be made by the time otherwise required in Section 2.01 hereof, (v) the date of such Letter of Credit Mandatory Borrowing (provided that such date must be a Business Day), or
(vi) any termination of the Commitments immediately prior to such Letter of Credit Mandatory Borrowing or contemporaneously therewith. In the event that any Letter of Credit Mandatory Borrowing cannot for any reason occur in respect of a Letter of Credit on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to Borrower), then each Lender hereby agrees that it shall forthwith fund (as of the date the Letter of Credit Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from Borrower on or after such date and prior to such funding) its participation interest in the outstanding obligations arising in connection with such Letter of Credit, provided that (A) all interest payable on Borrower's reimbursement obligation with respect to such Letter of Credit shall be for the account of Issuing Lender until but excluding the day upon which the Letter of Credit Mandatory Borrowing would otherwise have occurred, and (B) in the event of a delay between the day upon which the Letter of Credit Mandatory Borrowing would otherwise have occurred and the time any funding of a participation pursuant to this sentence is actually made, the funding Lender shall be required to pay to the Issuing Lender interest on the principal amount of such participation for each day from and including the day upon which the Letter of Credit Mandatory Borrowing would otherwise have occurred to but excluding the date of funding of such participation, at the rate equal to the Federal Funds Rate, for the two (2) Business Days after the date the Letter of Credit Mandatory Borrowing would otherwise have occurred, and thereafter at a rate equal to the Base Rate.

          (g) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as if it were the issuance of a new Letter of Credit hereunder.

          (h) Uniform Customs and Practices. Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

          (i) Collateralization at Termination Date. Upon the occurrence of the Termination Date prior to the expiration of all Letters of Credit, Borrower shall provide to Issuing Lender a standby letter of credit issued by a bank with a rating of its senior unsecured debt obligations of not less than A by Moody's, in form and substance satisfactory to Issuing Lender, in favor of Issuing Lender in a face amount equal to the outstanding Letters of Credit on that date, or shall make other provisions satisfactory to Issuing Lender and Agent for the full collateralization, by cash or cash equivalent, of such outstanding Letters of Credit. In the event of failure of Borrower to comply with the requirement of this Section 2.09(i), such portion of the face amount of all outstanding Letters of Credit as to which Borrower has failed to comply shall be deemed to be immediately due and payable.

          (j) Limitation of Liability. Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit absent the bad faith, gross negligence or willful misconduct of Issuing Lender. Neither Issuing Lender, Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable or responsible for, nor shall Borrower's obligations hereunder in respect of such Letters of Credit be impaired as a result of any of the following absent the bad faith, gross negligence or willful misconduct of Issuing Lender:

          (i) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating thereto (such Letter of Credit and any other agreement or instrument relating thereto being, collectively, the "Letter of Credit Documents");

          (ii) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

          (iii) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the existence of any claim, setoff, defense or other right that Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Issuing Lender or any other Person, whether in connection with the transactions contemplated by the Letter of Credit Documents or any unrelated transaction;

          (v) failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

          (vi) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit.

In furtherance and not in limitation of the foregoing, Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, absent the bad faith, gross negligence or willful misconduct of Issuing Lender.

          (k) Lenders. Any action taken or omitted to be taken by Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of bad faith, gross negligence or willful misconduct, shall not put Issuing Lender under any resulting liability to any Lender or relieve that Lender of its obligations hereunder to Issuing Lender. In determining whether to pay under any Letter of Credit, Issuing Lender shall have no obligations to Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.

          (l) Indemnification. Borrower shall indemnify and hold harmless Issuing Lender, Agent and Lenders from and against any and all claims, damages, losses, liabilities, reasonable costs and expenses of any kind whatsoever, including reasonable fees and expenses of attorneys that such indemnified Person may incur, together with all reasonable costs and expenses resulting from the compromise or defense of any claims or liabilities hereinafter described, by reason of or in connection with (i) the execution and delivery or transfer of, or payment or failure to pay under, any Letter of Credit, (ii) any suit, action or proceeding brought by any Person to require or present payment under any Letter of Credit, or (iii) any breach by Borrower of any warranty, covenant, term or condition in, or the occurrence of any default under, any Letter of Credit or any related contract; provided, however, that Borrower shall not be required to indemnify Issuing Lender, Agent or any Lender for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct, gross negligence, bad faith or fraud of such indemnified Person; and provided, further, that Issuing Lender will be liable to Borrower for any damages suffered by Borrower as a result of Issuing Lender's grossly negligent or willful failure to pay under any Letter of Credit after the presentment to it of documentation in strict compliance with the terms and conditions of the Letter of Credit and absent any challenge by any Person (other than Issuing Lender or any of its affiliates) to the making of such payment.

          2.10 Swingline Loans

          (a) Swingline Availability. Subject to the terms and conditions set forth in this Agreement, Swingline Lender agrees to make certain revolving loans to Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time during the period from the Closing Date to the fifth day preceding the Maturity Date; provided, however, that the aggregate amount of Swingline Loans outstanding at any time shall not exceed the lesser of (i) THIRTY MILLION DOLLARS ($30,000,000), and (ii) the excess of Loan Availability over the sum of the aggregate principal amount of all outstanding Loans (excluding Swingline Loans) plus the aggregate face amount of all outstanding Letters of Credit, provided, that if a Base Rate Loan is being made pursuant to
Section 2.09(e) hereof to reimburse Issuing Lender for a drawn Letter of Credit, to avoid a duplicative reduction in the amount of Loan availability, the drawn Letter of Credit shall not be considered outstanding. Subject to the limitations set forth herein, any amounts repaid in respect of Swingline Loans may be reborrowed.

          (b) Swingline Borrowings.

          (i) Notice of Borrowing. Whenever Borrower desires to borrow under this Section 2.10, Borrower shall give Swingline Lender and Agent at Wells Fargo Real Estate Group Disbursement Center, 2120 East Park Place, Suite 100, El Segundo, California 90245, with a copy to Wells Fargo Bank, N.A., 123 North Wacker Drive, Suite 1900, Chicago, Illinois 60606, Attn: Account Officer, or such other address as Agent shall designate, an original or facsimile Notice of Borrowing no later than 11:00 A.M. (California time) on the proposed date of such borrowing (and confirmed by telephone by such time), specifying (A) that a Swingline Loan is being requested, (B) the amount of such Swingline Loan, (C) the proposed date of such Swingline Loan, which shall be a Business Day, and (D) stating that no Event of Default or Unmatured Event of Default has occurred and is continuing both before and after giving effect to such Swingline Loan. Such notice shall be irrevocable.

          (ii) Minimum Amounts; Frequency of Swingline Loans. Each Swingline Loan shall be in a minimum principal amount of $1,000,000, or an integral multiple of $100,000 in excess thereof. Swingline Loans shall be available no more frequently than six (6) times in any month.

          (iii) Making of Swingline Loans. Swingline Lender shall make the proceeds of each Swingline Loan available to Borrower in El Segundo, California on the applicable Funding Date in Dollars and in immediately available funds not later than 1:00 P.M. (California time) on such Funding Date to Borrower's account, at Bank of America, Routing #026009593, Account Number 7366901095, Name: MHC Operating LP in Chicago, Illinois or such other account specified in the Notice of Borrowing and acceptable to Agent.

          (iv) Repayment of Swingline Loans. Each Swingline Loan shall be due and payable on the earliest of (A) five (5) days from the date of the applicable Funding Date for such Swingline Loan, (B) the date of the next Borrowing under Section 2.01 hereof (other than a Letter of Credit Mandatory Borrowing) or (C) the Termination Date. If, and to the extent, any Swingline Loans shall be outstanding on the date of any Borrowing under
     Section 2.01 hereof (other than a Letter of Credit Mandatory Borrowing), such Swingline Loans shall first be repaid from the proceeds of such Borrowing prior to the disbursement of the same to Borrower. If, and to the extent, a Borrowing under Section 2.01 hereof (other than a Letter of Credit Mandatory Borrowing) is not requested prior to the Termination Date or the end of the five (5) day period after a Swingline Loan is made, Borrower shall be deemed to have requested Base Rate Loans in the amount of the applicable Swingline Loan then outstanding, the proceeds of which shall be used to repay such Swingline Loan to the Swingline Lender. In addition, the Swingline Lender may, at any time, in its sole discretion, by written notice to Borrower and Agent, demand repayment of its Swingline Loans by way of Base Rate Loans, in which case Borrower shall be deemed to have requested Base Rate Loans in the amount of such Swingline Loans then outstanding, the proceeds of which shall be used to repay such Swingline Loans to the Swingline Lender. Any Borrowing which is deemed requested by Borrower in accordance with this Section 2.10(b)(iv) is hereinafter referred to as a "Swingline Mandatory Borrowing". Each Lender hereby irrevocably agrees to make Base Rate Loans in accordance with its Pro Rata Share promptly upon receipt of notice from the Swingline Lender of any such deemed request for a Swingline Mandatory Borrowing in the amount and in the manner specified in the preceding sentences and on the date such notice is received by such Lender (or the next Business Day if such notice is received after 10:00 A.M. (California time)) notwithstanding (I) the amount of the Swingline Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (II) whether any conditions specified in
     Section 4.01 hereof are then satisfied, (III) whether an Event of Default or Unmatured Event of Default then exists, (IV) failure of any such deemed request for a Borrowing to be made by the time otherwise required in
     Section 2.01 hereof, (V) the date of such Swingline Mandatory Borrowing (provided that such date must be a Business Day), or (VI) any termination of the Commitments immediately prior to such Swingline Mandatory Borrowing or contemporaneously therewith; provided, however, that no Lender shall be obligated to make any Loans under this Section 2.10(b)(iv) if an Event of Default or Unmatured Event of Default then exists and the applicable Swingline Loan was made by the Swingline Lender without receipt of a written Notice of Borrowing in the form specified in subclause (i) above or after Agent had delivered a notice of an Event of Default or Unmatured Event of Default which had not been rescinded.

          (v) Purchase of Participations. In the event that any Swingline Mandatory Borrowing cannot for any reason occur on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Swingline Mandatory Borrowing would otherwise have occurred, but adjusted for any payment received from Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Pro Rata Share, provided that (A) all interest payable on the Swingline Loans with respect to any participation shall be for the account of the Swingline Lender until but excluding the day upon which the Swingline Mandatory Borrowing would otherwise have occurred, and (B) in the event of a delay between the day upon which the Swingline Mandatory Borrowing would otherwise have occurred and the time any purchase of a participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation for each day from and including the day upon which the Swingline Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate, for the two (2) Business Days after the date the Swingline Mandatory Borrowing would otherwise have occurred, and thereafter at a rate equal to the Base Rate. Notwithstanding the foregoing, no Bank shall be obligated to purchase a participation in any Swingline Loan if an Event of Default or Unmatured Event of Default then exists and such Swingline Loan was made by the Swingline Lender without receipt of a written Notice of Borrowing in the form specified in subclause (i) above or after Agent had delivered a notice of an Event of Default or Unmatured Event of Default which had not been rescinded.

          (c) Interest Rate. Each Swingline Loan shall bear interest at a rate per annum equal to the Base Rate or such other rate as may be agreed upon by Borrower and Swingline Lender.

          2.11 Funds Transfer Disbursements.

          (a) Borrower hereby authorizes Agent and Lenders to disburse the proceeds of any Loan(s) made by Lenders or their affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated by Borrower in a Transfer Authorizer Designation in the form of Exhibit C hereto. Borrower agrees to be bound by any transfer request:
(i) authorized or transmitted by Borrower; or, (ii) made in Borrower's name and accepted by Agent or Lenders in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Agent and Lenders may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by the Borrower. Neither Agent nor any Lender is obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Agent or any Lender takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Agent or any Lender takes these actions neither Agent nor any Lender will in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement among Agent, Lenders and Borrower. Borrower agrees to notify Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after Agent's or any Lender's confirmation to Borrower of such transfer.

          (b) Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization (ii) require use of a bank unacceptable to Agent or prohibited by government authority; (iii) cause Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline, or
(iv) otherwise cause Agent or any Lender to violate any applicable law or regulation.

          (c) Neither Agent nor any Lender shall be liable to Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower's transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of Agent or any Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Agent's or any Lender's control, or (iii) any special, consequential, indirect or punitive damages, whether or not (a) any claim for these damages is based on tort or contract or (b) Agent, Lender or Borrower knew or should have known the likelihood of these damages in any situation. Agent and Lenders make no representations or warranties other than those expressly made in this Agreement.

          2.12 Increased Commitment. At any time prior to the Initial Maturity Date, the amount of the Facility may be increased from time to time to an amount not greater than Two Hundred Fifty Million Dollars ($250,000,000) by either (x) an increase in the Commitment of an existing Lender or (y) the addition of new Lender, provided that each of the following conditions is satisfied:

          (a) If the increase is by addition of a new Lender, such increase shall be in an amount equal to Ten Million Dollars ($10,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof;

          (b) If the increase is by an increase in the Commitment of an existing Lender, such increase shall be in an amount equal to Five Million Dollars ($5,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof; provided, however, that nothing contained herein shall obligate in any way whatsoever any Lender to increase its Commitment;

          (c) Each of Agent, Borrower and the new or existing Lender shall consent to such increase, which consent shall be in the sole discretion of Borrower and the new or existing Lender, as applicable, and in the reasonable discretion of Agent;

          (d) Concurrently with the increase in the Facility, Borrower shall pay to the new or existing Lender, as applicable, any fees set forth in an Increased Commitment Letter executed by such new or existing Letter;

          (e) No Unmatured Event of Default or Event of Default shall have occurred or be continuing as of the effective date of such increase in the Facility;

          (f) All of the representations and warranties contained in Article V of this Agreement shall be true and correct in all material respects on and as of the effective date of such increase in the Facility except to the extent they related to a specific date;

          (g) The amount of the Loans then outstanding shall not exceed the Loan Availability as of the effective date of such increase in the Facility;

          (h) Borrower shall have delivered a compliance certificate to Agent dated as of the effective date of such increase in the Facility (i) confirming the absence of any Unmatured Event of Default or Event of Default and compliance with the financial covenants contained in Article IX and (ii) confirming the accuracy of the representations and warranties contained in Article V in all material respects on and as of such effective date except to the extent they related to a specific date;

          (i) The new or existing Lender shall execute a Joinder Agreement; and

          (j) Borrower shall prepay with proceeds from the increased Commitments any Loans outstanding on the effective date of such increase in the Facility (and pay any additional amounts required pursuant to 2.04(h)(iii)) to the extent necessary to keep the outstanding Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section 2.12. Minimum prepayment amounts in Section 2.05 shall not apply to prepayments pursuant to this Section.

                                  ARTICLE III.
                                EXTENSION OPTION

          3.01 Extension Option. At the written request of Borrower made to Agent at least thirty (30) days prior to the Initial Maturity Date, the Maturity Date shall be extended to the one-year anniversary of the Initial Maturity Date (the "Extended Maturity Date") provided that the following conditions are satisfied:

          (a) no Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the Initial Maturity Date;

          (b) all representations and warranties made by Borrower, the REIT, MHC Trust and T1000 Trust contained in this Agreement and the other Loan Documents shall be true and correct in all material respects as of the Initial Maturity Date except to the extent they related to a specific date;

          (c) Agent shall have received Officer's Certificates of the REIT dated as of the Initial Maturity Date stating that the executive officer who is the signatory thereto, which officer shall be the chief executive officer or the chief financial officer of the REIT, has reviewed, or caused under his supervision to be reviewed, the terms of this Agreement and the other Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Borrower, the REIT, MHC Trust, the Subsidiaries, and the Agreement Parties, and that (A) such review has not disclosed the existence as of the date of such Officer's Certificate, and that the signer does not have knowledge of the existence as of the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Unmatured Event of Default and (B) all representations and warranties made by such entities contained in this Agreement and the other Loan Documents are true and correct in all material respects as of the date of such Officer's Certificate except to the extent they relate to a specific date; and

          (d) on or before the Initial Maturity Date, Agent shall have received, on behalf of Agent and Lenders, an extension fee in the amount of fifteen one-hundredths of one percent (0.15%) of the amount of the Facility on the Initial Maturity Date.

                                   ARTICLE IV.
                               CONDITIONS TO LOANS

          4.01 Conditions Precedent to All Loans and Issuance of Letters of Credit. The obligation of each Swingline Lender to make any Swingline Loan requested to be made by it, the obligation of Lender to make any Loan requested to be made by it, and the obligation of Issuing Lender to issue any Letter of Credit requested to be issued by it, on any date, is subject to satisfaction of the following conditions precedent as of such date:

          (a) Documents. With respect to a request for a Loan, Agent shall have received in accordance with the provisions of Section 2.01(b) hereof or Section
2.10 hereof (as applicable), an original and duly executed Notice of Borrowing. With respect to a request for a Letter of Credit, Agent and Issuing Lender shall have received in accordance with the provisions of Section 2.09(b) hereof, an original and duly executed Letter of Credit Application together with such other documents as shall be required under Section 2.09(b) hereof.

          (b) Additional Matters. As of the Funding Date for any Loan or the issuance date of any Letter of Credit and after giving effect to the Loans and/or Letters of Credit being requested:

          (i) Representations and Warranties. All of the representations and warranties of Borrower, the REIT, MHC Trust and T1000 Trust in this Agreement and in any other Loan Document (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on and as of such Funding Date or issuance date, as though made on and as of such date;

          (ii) No Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or issuance for the requested Letter of Credit and all of the financial covenants contained in Articles VIII and IX shall be satisfied; and

          (iii) No Material Adverse Change. No change shall have occurred which shall have a Material Adverse Effect.

Each submission by Borrower to Agent of a Notice of Borrowing with respect to a Loan or a request for a Letter of Credit and the acceptance by Borrower of the proceeds of each such Loan made hereunder or the issuance of such Letter of Credit hereunder shall constitute a representation and warranty by Borrower as of the Funding Date in respect of such Loan or the date such Letter of Credit is issued that all the conditions contained in this Section 4.01 have been satisfied.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

          5.01 Representations and Warranties as to Borrower. Borrower hereby represents and warrants to Agent, Swingline Lender, Issuing Lender and Lenders as follows:

          (a) Organization; Partnership Powers. Borrower (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Illinois, (ii) is duly qualified to do business as a foreign limited partnership and in good standing under the laws of each jurisdiction in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect and (iii) has all requisite partnership power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

          (b) Authority. Borrower has the requisite partnership power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the general partner of Borrower, and no other partnership proceedings or authorizations on the part of Borrower or its general or limited partners are necessary to consummate such transactions. Each of the Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and general equitable principles.

          (c) Ownership of Borrower. Schedule 5.01(c) sets forth the general partners of Borrower and their respective ownership percentages as of the date hereof. Except as set forth in the partnership agreement of Borrower, no partnership interests (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for partnership interests) of Borrower are subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto. To Borrower's knowledge, all of the partnership interests in Borrower have been issued in compliance with all applicable Requirements of Law.

          (d) No Conflict. The execution, delivery and performance by Borrower of the Loan Documents to which it is or will be a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate Borrower's limited partnership agreement or Certificate of Limited Partnership or other organizational documents, as the case may be, or the organizational documents of any Subsidiary of Borrower or (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of or binding upon Borrower or any of its Subsidiaries, or require termination of any such Contractual Obligation, the consequences of which conflict or breach or default or termination would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

          (e) Consents and Authorizations. Borrower has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, the failure of which to obtain would have a Material Adverse Effect, and has obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority necessary to allow Borrower to lawfully execute, deliver and perform its obligations under the Loan Documents to which Borrower is a party.

          (f) Governmental Regulation. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

          (g) Prior Financials. The Consolidated and Combined Balance Sheet as of March 31, 2006, the Consolidated and Combined Statement of Operations for the Quarter Ended March 31, 2006, and the Consolidated and Combined Statement of Cash Flows for the Quarter Ended March 31, 2006 of the REIT contained in the Form 10-Q Quarterly Report of the REIT as of March 31, 2006 (the "Pre-Closing Financials") delivered to Agent prior to the date hereof were prepared in accordance with GAAP in effect on the date such Pre-Closing Financials were prepared and fairly present the assets, liabilities and financial condition of the REIT, on a consolidated basis, at such date and the results of its operations and its cash flows, on a consolidated basis, for the period then ended.

          (h) Financial Statements; Projections and Forecasts. Each of the Financial Statements to be delivered to Agent pursuant to Sections 6.01(a) and
(b), (i) has been, or will be, as applicable, prepared in accordance with the books and records of the REIT, on a consolidated basis, and (ii) either fairly present, or will fairly present, as applicable, the financial condition of the REIT, on a consolidated basis, at the dates thereof (and, if applicable, subject to normal year-end adjustments) and the results of its operations and cash flows, on a consolidated basis, for the period then ended. Each of the projections delivered to Agent (A) has been, or will be, as applicable, prepared by the REIT and the REIT's financial personnel in light of the past business and performance of the REIT, on a consolidated basis and (B) represent, or will represent, as of the date thereof, the reasonable good faith estimates of such personnel.

          (i) Litigation; Adverse Effects.

          (i) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or to the best of Borrower's knowledge, threatened against Borrower or any of its Subsidiaries or any of their respective Properties, in which there is a reasonable possibility of an adverse decision that could have a Material Adverse Effect; and

          (ii) Neither Borrower nor any of its Subsidiaries is (A) in violation of any Requirement of Law, which violation has a Material Adverse Effect, or (B) subject to or in default with respect to any Court Order which has a Material Adverse Effect.

          (j) No Material Adverse Change. Since March 31, 2006, there has occurred no event which has a Material Adverse Effect.

          (k) Payment of Taxes. All material tax returns and material reports to be filed by Borrower or any of its Subsidiaries have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns have been paid when due and payable, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. Borrower has no knowledge of any proposed tax assessment against Borrower or any of its Subsidiaries that will have a Material Adverse Effect, which is not being actively contested in good faith by such Person.

          (l) Material Adverse Agreements. Neither Borrower nor any of its Subsidiaries is a party to or subject to any Contractual Obligation or other restriction contained in its partnership agreement, certificate of partnership, by-laws, or similar governing documents which has a Material Adverse Effect.

          (m) Performance. Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, will not have a Material Adverse Effect.

          (n) Federal Reserve Regulations. No part of the proceeds of the Loan hereunder will be used to purchase or carry any "margin security" as defined in Regulation U or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. Borrower is not engaged primarily in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U. Borrower is not engaged primarily in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U. No part of the proceeds of the Loans will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X or any other regulation of the Federal Reserve Board.

          (o) Disclosure. Borrower has not intentionally or knowingly withheld any material fact from Agent in regard to any matter raised in the Loan Documents. Notwithstanding the foregoing, with respect to any projections of Borrower's future performance such representations and warranties are made in good faith and to the best judgment of Borrower at the time such projections were made.

          (p) Requirements of Law. To Borrower's knowledge, Borrower and each of its Subsidiaries are in compliance with all Requirements of Law (including without limitation the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and "Blue Sky"
laws) applicable to them and their respective businesses, in each case, where the failure to so comply will have a Material Adverse Effect.

          (q) Patents, Trademarks, Permits, Etc. Borrower and each of its Subsidiaries owns, is licensed or otherwise has the lawful right to use, or has all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of Borrower's or such Subsidiary's business as currently conducted, the absence of which would have a Material Adverse Effect. To Borrower's knowledge, the use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by Borrower or such Subsidiary does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, have a Material Adverse Effect.

          (r) Environmental Matters. To the knowledge of Borrower, except as would not have a Material Adverse Effect and except as set forth on Schedule 5.01(r), (i) the Property and operations of Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) none of the Property or operations of Borrower or any of its Subsidiaries are subject to any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment or from the violation of any Environmental Laws, which Remedial Action or other Liabilities and Costs would have a Material Adverse Effect;
(iii) neither Borrower nor any of its Subsidiaries has filed any notice under applicable Environmental Laws reporting a Release of a Contaminant into the environment in violation of any Environmental Laws, except as the same may have been heretofore remedied; (iv) there is not now, nor to Borrower's knowledge has there ever been, on or in the Property of Borrower or any of its Subsidiaries (except in compliance in all material respects with all applicable Environmental
Laws): (A) any underground storage tanks, (B) any asbestos-containing material,
(C) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment, (D) any petroleum hydrocarbons or (E) any chlorinated or halogenated solvents; and (v) neither Borrower nor any of its Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment.

          (s) ERISA. None of the REIT, Borrower or any Agreement Party is an "employee pension benefit plan" as defined in Section 3(2) of ERISA, an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, a "multiemployer plan" as defined in Sections 4001(a)(3) or 3(37) of ERISA or a "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code. Except for a prohibited transaction arising solely because of a Lender's breach of the covenant set forth in Section 11.21, none of the Obligations, any of the Loan Documents or the exercise of any of the Agent's or Lenders' rights in connection therewith constitutes a prohibited transaction under ERISA or the Internal Revenue Code (which is not exempt from the restrictions of Section 406 of ERISA and the taxes and penalties imposed by Section 4975 of the Internal Revenue Code and Section 502(i) of ERISA) or otherwise results in a Lender, the Agent or the Lenders being deemed in violation of Sections 404 or 406 of ERISA or Section 4975 of the Internal Revenue Code or will by itself result in a Lender, Agent or the Lenders being a fiduciary or party in interest under ERISA or a "disqualified person" as defined in Section 4975(e)(2) of the Internal Revenue Code with respect to an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code. No assets of the REIT, Borrower or any Agreement Party constitute "assets" (within the meaning of 29 C.F.R. Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code.

          Each Borrower Plan is in compliance with ERISA and the applicable provisions of the Internal Revenue Code in all respects except where the failure to comply would not have a Material Adverse Effect. There are no claims (other than claims for benefits in the normal course), actions or lawsuits asserted or instituted against, and none of Borrower, the REIT, any of the Subsidiaries or any of their ERISA Affiliates has knowledge of any threatened litigation or claims against the assets of any Borrower Plan or against any fiduciary of such Borrower Plan with respect to the operation of such Borrower Plan which could have a Material Adverse Effect. No liability to the PBGC has been, or is likely to be, incurred by Borrower, the REIT, any of the Subsidiaries or their ERISA Affiliates other than such liabilities which, in the aggregate, would not have a Material Adverse Effect. None of Borrower, the REIT, any of the Subsidiaries or any of their ERISA Affiliates is now contributing to or has ever contributed to or been obligated to contribute to any Multiemployer Plan, no employees or former employees of Borrower, the REIT, any of the Subsidiaries or any of their ERISA Affiliates have been covered by any Multiemployer Plan in respect of their employment by Borrower or such Subsidiary or such ERISA Affiliate. None of Borrower, the REIT, any of the Subsidiaries or any of their ERISA Affiliates has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or in a transaction subject to the prohibitions of
Section 406 of ERISA, in connection with any Benefit Plan or Welfare Plan which would subject Borrower, the REIT, any of the Subsidiaries or any of their ERISA Affiliates (after giving effect to any exemption) to the tax or penalty on prohibited transactions imposed by Section 4975 of the Internal Revenue Code,
Section 502 of ERISA or any other liability under ERISA which tax, penalty or other liability would have a Material Adverse Effect. None of the Benefit Plans subject to Title IV of ERISA has any material Unfunded Pension Liability as to which Borrower, the REIT, any of the Subsidiaries or any of their ERISA Affiliates is or may be liable, which liability would have a Material Adverse Effect.

          (t) Solvency. Borrower is and will be Solvent after giving effect to the disbursements of the Loans and the payment and accrual of all fees then payable hereunder.

          (u) Title to Assets; No Liens. Borrower has good, indefeasible and merchantable title to the Property owned or leased by it, and all such Property is free and clear of all Liens, except Permitted Liens and Liens permitted by
Section 8.01(b).

          (v) Use of Proceeds. Borrower's use of the proceeds of the Loans are, and will continue to be, legal and proper uses (and to the extent necessary, duly authorized by Borrower's partners) and such uses are consistent with all applicable laws and statutes and Section 7.01(i).

          (w) [intentionally omitted]

          (x) Tax Shelter Representation. Neither Borrower, MHC Trust, the REIT nor any Affiliate of any of the foregoing intends to treat the Loans or the transactions contemplated by this Agreement and the other Loan Documents as being a "reportable transaction" (within the meaning of Treasury Regulation
Section 1.6011-4). If Borrower, or any other party to the Loans determines to take any action inconsistent with such intention, Borrower will promptly notify Lenders thereof. If Borrower so notifies Lenders, Borrower acknowledges that Lenders may treat the Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Lenders will maintain the lists and other records, including the identity of the applicable party to the Loans as required by such Treasury Regulation.

          5.02 Representations and Warranties as to the REIT. The REIT hereby represents and warrants to Agent, Swingline Lender, Issuing Lender and Lenders as follows:

          (a) Organization; Corporate Powers. The REIT (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

          (b) Authority. The REIT has the requisite corporate power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the Board of Directors of the REIT, and no other corporate proceedings on the part of the REIT are necessary to consummate such transactions. Each of the Loan Documents to which the REIT is a party has been duly executed and delivered by the REIT and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and general equitable principles.

          (c) No Conflict. The execution, delivery and performance by the REIT of the Loan Documents to which it is a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate its Articles or Certificate of Incorporation or by-laws, or other organizational documents, as the case may be, or the organizational documents of Borrower or any Subsidiary, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of the REIT, Borrower or any Subsidiary, or require termination of any such Contractual Obligation, the consequences of which conflict or breach or default or termination will have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any of its Property, or (iii) require any approval of the stockholders of the REIT.

          (d) Consents and Authorizations. The REIT has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, the failure of which to obtain would have a Material Adverse Effect, and has obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority necessary to allow the REIT to lawfully execute, deliver and perform its obligations under the Loan Documents to which the REIT is a party.

          (e) Governmental Regulation. The REIT is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

          (f) Capitalization. To the REIT's knowledge, all of the capital stock of the REIT has been issued in compliance with all applicable Requirements of Law.

          (g) Litigation; Adverse Effects.

          (i) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or to best of the REIT's knowledge, threatened against the REIT, any of its Subsidiaries or any of their respective Properties in which there is a reasonable possibility of an adverse decision that could have a Material Adverse Effect; and

          (ii) Neither the REIT nor any of its Subsidiaries is (A) in violation of any applicable Requirement of Law, which violation has a Material Adverse Effect, or (B) subject to or in default with respect to any Court Order which has a Material Adverse Effect.

          (h) Payment of Taxes. All tax returns and reports to be filed by the REIT or any of its Subsidiaries have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns have been paid when due and payable, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable would not have, in the aggregate, a Material Adverse Effect. The REIT has no knowledge of any proposed tax assessment against the REIT or any of its Subsidiaries that would have a Material Adverse Effect, which is not being actively contested in good faith by the REIT or such Subsidiary.

          (i) Material Adverse Agreements. The REIT is not a party to or subject to any Contractual Obligation or other restriction contained in its charter, by-laws, or similar governing documents which has a Material Adverse Effect.

          (j) Performance. Neither the REIT nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

          (k) Securities Activities. The REIT is not engaged principally in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U).

          (l) Disclosure. The REIT has not intentionally or knowingly withheld any material fact from Agent in regard to any matter raised in the Loan Documents. Notwithstanding the foregoing, with respect to any projections of the REIT's future performance such representations and warranties are made in good faith and to the best judgment of the management of the REIT at the time such projections were made.

          (m) Requirements of Law. To the REIT's knowledge, the REIT and each of its Subsidiaries are in compliance with all Requirements of Law (including without limitation the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and "Blue Sky"
laws) applicable to them and their respective businesses, in each case, where the failure to so comply would have a Material Adverse Effect. After giving effect to all filings made simultaneously with the Closing Date, the REIT has made all filings with and obtained all consents of the Commission required under the Securities Act and the Securities Exchange Act in connection with the execution, delivery and performance by the REIT of the Loan Documents to which it is a party.

          (n) Patents, Trademarks, Permits, Etc. The REIT and each of its Subsidiaries owns, is licensed or otherwise has the lawful right to use, or has all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of the REIT's or such Subsidiary's business as currently conducted, the absence of which would have a Material Adverse Effect. To the REIT's knowledge, the use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by the REIT or such Subsidiary does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, have a Material Adverse Effect.

          (o) Environmental Matters. To the knowledge of the REIT, except as would not have a Material Adverse Effect and except as set forth on Schedule 5.01(r), (i) the Property and operations of the REIT and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) none of the Property or operations of the REIT or any of its

Subsidiaries are subject to any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment or from the violation of any Environmental Laws, which Remedial Action or other Liabilities and Costs would have a Material Adverse Effect;
(iii) neither the REIT nor any of its Subsidiaries has filed any notice under applicable Environmental Laws reporting a Release of a Contaminant into the environment in violation of any Environmental Laws, except as the same may have been heretofore remedied; (iv) there is not now, nor to the REIT's knowledge has there ever been, on or in the Property of the REIT or any of its Subsidiaries (except in compliance in all material respects with all applicable Environmental
Laws): (A) any underground storage tanks, (B) any asbestos-containing material,
(C) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment, (D) any petroleum hydrocarbons or (E) any chlorinated or halogenated solvents; and (v) neither the REIT nor any of its Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment.

          (p) Solvency. The REIT is and will be Solvent after giving effect to the disbursement of the Loans and the payment of all fees then payable hereunder.

          (q) Status as a REIT. The REIT (i) is a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) has not revoked its election to be a real estate investment trust, (iii) has not recognized any material "net income from prohibited transactions" as defined in Section 857(b)(6)(B)(i) of the Internal Revenue Code (or any successor provision thereto), and (iv) for its current "tax year" (as defined in the Internal Revenue Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code.

          (r) [intentionally omitted.]

          (s) Listing. The common stock of the REIT is and will continue to be listed for trading and traded on either the New York Stock Exchange or American Stock Exchange.

          (t) Tax Shelter Representation. Neither Borrower, MHC Trust, the REIT nor any Affiliate of any of the foregoing intends to treat the Loans or the transactions contemplated by this Agreement and the other Loan Documents as being a "reportable transaction" (within the meaning of Treasury Regulation
Section 1.6011-4). If the REIT, or any other party to the Loans determines to take any action inconsistent with such intention, the REIT will promptly notify Lenders thereof. If the REIT so notifies Lenders, Borrower acknowledges that Lenders may treat the Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Lenders will maintain the lists and other records, including the identity of the applicable party to the Loans as required by such Treasury Regulation.

          5.03 Representations and Warranties as to MHC Trust. MHC Trust hereby represents and warrants to Agent and Lenders as follows:

          (a) Organization; Trust or Corporate Powers. MHC Trust (i) is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) is duly qualified to do business and in good standing under the laws of each jurisdiction in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect, and (iii) has all requisite trust or corporate power and authority to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

          (b) Authority. MHC Trust has the requisite trust or corporate power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the trustees of MHC Trust, and no other trust or corporate proceedings on the part of MHC Trust are necessary to consummate such transactions. Each of the Loan Documents to which MHC Trust is a party has been duly executed and delivered by MHC Trust and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and general equitable principles.

          (c) No Conflict. The execution, delivery and performance by MHC Trust of the Loan Documents to which it is a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate its Declaration of Trust or by-laws, or other organizational documents, as the case may be, or (ii) require any approval of the beneficiaries or shareholders of MHC Trust.

          (d) Consents and Authorizations. MHC Trust has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, the failure of which to obtain would have a Material Adverse Effect, and has obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority necessary to allow MHC Trust to lawfully execute, deliver and perform its obligations under the Loan Documents to which MHC Trust is a party.

          (e) Governmental Regulation. MHC Trust is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

          (f) Material Adverse Agreements. MHC Trust is not a party to or subject to any Contractual Obligation or other restriction contained in its charter, by-laws, or similar governing documents which has a Material Adverse Effect.

          (g) Securities Activities. MHC Trust is not engaged principally in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U).

          (h) Disclosure. MHC Trust has not intentionally or knowingly withheld any material fact from Lender in regard to any matter raised in the Loan Documents. Notwithstanding the foregoing, with respect to any projections of MHC Trust's future performance such representations and warranties are made in good faith and to the best judgment of the officers of MHC Trust at the time such projections were made.

          (i) Solvency. MHC Trust is and will be Solvent after giving effect to the disbursement of the Loans and the payment of all fees then payable hereunder.

          (j) Status as a REIT. MHC Trust (i) is a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) has not revoked its election to be a real estate investment trust, (iii) has not recognized any material "net income from prohibited transactions" as defined in Section 856(b)(6)(B)(i) of the Internal Revenue Code (or any successor provision thereto), and (iv) for its current "tax year" (as defined in the Internal Revenue Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code.

          (k) [intentionally omitted.]

          5.04 Representations and Warranties as to T1000 Trust. T1000 Trust hereby represents and warrants to Agent and Lenders as follows:

          (a) Organization; Trust or Corporate Powers. T1000 Trust (i) is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) is duly qualified to do business and in good standing under the laws of each jurisdiction in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect, and (iii) has all requisite trust or corporate power and authority to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

          (b) Authority. T1000 Trust has the requisite trust or corporate power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the trustees of T1000 Trust, and no other trust or corporate proceedings on the part of T1000 Trust are necessary to consummate such transactions. Each of the Loan Documents to which T1000 Trust is a party has been duly executed and delivered by T1000 Trust and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and general equitable principles.

          (c) No Conflict. The execution, delivery and performance by T1000 Trust of the Loan Documents to which it is a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate its Declaration of Trust or by-laws, or other organizational documents, as the case may be, or (ii) require any approval of the beneficiaries or shareholders of T1000 Trust.

          (d) Consents and Authorizations. T1000 Trust has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, the failure of which to obtain would have a Material Adverse Effect, and has obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority necessary to allow T1000 Trust to lawfully execute, deliver and perform its obligations under the Loan Documents to which T1000 Trust is a party.

          (e) Governmental Regulation. T1000 Trust is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

          (f) Material Adverse Agreements. T1000 Trust is not a party to or subject to any Contractual Obligation or other restriction contained in its charter, by-laws, or similar governing documents which has a Material Adverse Effect.

          (g) Securities Activities. T1000 Trust is not engaged principally in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U).

          (h) Disclosure. T1000 Trust has not intentionally or knowingly withheld any material fact from Lender in regard to any matter raised in the Loan Documents. Notwithstanding the foregoing, with respect to any projections of T1000 Trust's future performance such representations and warranties are made in good faith and to the best judgment of the officers of T1000 Trust at the time such projections were made.

          (i) Solvency. T1000 Trust is and will be Solvent after giving effect to the disbursement of the Loans and the payment of all fees then payable hereunder.

          (j) Status as a REIT. T1000 Trust (i) is a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) has not revoked its election to be a real estate investment trust, (iii) has not recognized any material "net income from prohibited transactions" as defined in Section 856(b)(6)(B)(i) of the Internal Revenue Code (or any successor provision thereto), and (iv) for its current "tax year" (as defined in the Internal Revenue Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code.

          (k) [intentionally omitted.]

                                   ARTICLE VI.
                               REPORTING COVENANTS

          Borrower, MHC Trust, the REIT and T1000 Trust covenant and agree that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

          6.01 Financial Statements and Other Financial and Operating Information. Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice to permit preparation of quarterly and annual financial statements in conformity with GAAP. Borrower shall deliver or cause to be delivered to Agent with copies for each Lender:

          (a) Quarterly Financial Statements Certified by CFO. As soon as practicable, and in any event within fifty (50) days after the end of each Fiscal Quarter, except the last Fiscal

Quarter of a Fiscal Year, consolidated balance sheets, statements of income and expenses and statements of cash flow (collectively, "Financial Statements") for the REIT, on a consolidated basis, in the form provided to the Commission on the REIT's Form 10-Q and certified by the REIT's chief financial officer.

          (b) Annual Financial Statements. Within one hundred and twenty (120) days after the close of each Fiscal Year, annual Financial Statements of the REIT, on a consolidated basis (in the form provided to the Commission on the REIT's Form 10-K), audited and certified without qualification by the Accountants.

          (c) Officer's Certificate of REIT. (i) Together with each delivery of any Financial Statement pursuant to clauses (a) and (b) above, an Officer's Certificate of the REIT, stating that (A) the executive officer who is the signatory thereto, which officer shall be the chief executive officer or the chief financial officer of the REIT, has reviewed, or caused under his supervision to be reviewed, the terms of this Agreement and the other Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Borrower, the REIT, the Subsidiaries, and the Agreement Parties, during the accounting period covered by such Financial Statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as of the date of the Officer's Certificate, of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto and (B) such Financial Statements have been prepared in accordance with the books and records of the REIT, on a consolidated basis, and fairly present the financial condition of the REIT, on a consolidated basis, at the date thereof (and, if applicable, subject to normal year-end adjustments) and the results of operations and cash flows, on a consolidated basis, for the period then ended; and (ii) together with each delivery pursuant to clauses (a) and (b) above, a compliance certificate demonstrating, in reasonable detail (which detail shall include actual calculations), compliance during and at the end of such accounting periods with the financial covenants contained in Sections 8.01(a), 8.01(d) and 8.02(a) and
Article IX.

          (d) Knowledge of Event of Default. Promptly upon Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or (ii) of any condition or event which has a Material Adverse Effect, an Officer's Certificate of the REIT specifying the nature and period of existence of any such condition or event and the nature of such claimed Event of Default, Unmatured Event of Default, event or condition, and what action Borrower, the REIT or the Agreement Party, as the case may be, has taken, is taking and proposes to take with respect thereto.

          (e) Litigation, Arbitration or Government Investigation. Promptly upon Borrower obtaining knowledge of (i) the institution of, or threat of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower, any Agreement Party, the REIT, any Subsidiary or any of their Property not previously disclosed in writing by Borrower to Agent pursuant to this Section 6.01(e), or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed, in which, in either case, there is a reasonable possibility of an adverse decision that could have a Material Adverse Effect, a notice thereof to Agent and such other information as may be reasonably available to it to enable Agent and its counsel to evaluate such matters.

          (f) Failure of the REIT or MHC Trust to Qualify as Real Estate Investment Trust. Promptly upon, and in any event within forty- eight (48) hours after Borrower first has knowledge of (i) the REIT or MHC Trust failing to continue to qualify as a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereof), (ii) any act by the REIT or MHC Trust causing its election to be taxed as a real estate investment trust to be terminated, (iii) any act causing the REIT or MHC Trust to be subject to the taxes (other than a de minimus amount) imposed by Section 857(b)(6) of the Internal Revenue Code (or any successor provision thereto),
(iv) the REIT or MHC Trust failing to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code, or (v) any challenge by the IRS to the REIT's or MHC Trust's status as a real estate investment trust, a notice of any such occurrence or circumstance.

          (g) Management Reports. Upon and after the occurrence of an Event of Default, copies of any management reports prepared by the Accountants as soon as available.

          (h) Property Changes. Notice of any material acquisition, disposition, merger, or purchase by the REIT, MHC Trust, Borrower, any Subsidiary or any Agreement Party no later than ten (10) days after the consummation thereof, specifying the nature of the transaction in reasonable detail.

          (i) Other Information. Such other information, reports, contracts, schedules, lists, documents, agreements and instruments in the possession of the REIT, Borrower, any Subsidiary, or any Agreement Party with respect to the business, financial condition, operations, performance, or properties of Borrower, the REIT, any Subsidiary, or any Agreement Party, as Agent may, from time to time, reasonably request, including without limitation, annual information with respect to cash flow projections, budgets, operating statements (current year and immediately preceding year), rent rolls, lease expiration reports, leasing status reports, note payable summaries, bullet note summaries, equity funding requirements, contingent liability summaries, line of credit summaries, line of credit collateral summaries, wrap note or note receivable summaries, schedules of outstanding letters of credit, summaries of cash and Cash Equivalents, projections of management and leasing fees and overhead budgets, each in the form customarily prepared by the REIT, MHC Trust or Borrower. If Borrower fails to provide Agent with information requested from Borrower within the time periods provided for herein, or if no time periods are provided for, within ten (10) Business Days after Agent requests such information, and provided that Agent gives Borrower reasonable prior notice and an opportunity to participate, Borrower hereby authorizes Agent to communicate with the Accountants and authorizes the Accountants to disclose to Agent any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information, that such Accountants may have with respect to the financial condition, operations, properties, performance and prospects of Borrower, the REIT, any Subsidiary, or any Agreement Party. Concurrently therewith, Agent will notify Borrower of any such communication. At Agent's request, Borrower shall deliver a letter addressed to the Accountants instructing them to disclose such information in compliance with this Section 6.01;

provided that, to the extent that items required by this Section 6.01 are also required to be delivered to Agent as Agent under the WFB Revolving Credit Agreement, a single copy of such items delivered to Agent shall be deemed to satisfy both the requirements hereunder and thereunder.

          6.02 Press Releases; SEC Filings and Financial Statements. The REIT, MHC Trust, T1000 Trust and Borrower will deliver to the Agent as soon as practicable after public release all press releases concerning the REIT, MHC Trust, T1000 Trust or Borrower. The REIT, MHC Trust and Borrower will deliver to Agent as soon as practicable after filing with the Commission, all reports and notices, proxy statements, registration statements and prospectuses. All materials sent or made available generally by the REIT to the holders of its publicly-held Securities or to a trustee under any indenture or filed with the Commission, including all periodic reports required to be filed with the Commission, will be delivered to Agent as soon as available.

          6.03 Environmental Notices. Except for events or occurrences that will not result in a Material Adverse Effect, Borrower shall notify Agent, in writing, as soon as practicable, and in any event within ten (10) days after Borrower's learning thereof, of any: (a) written notice or claim to the effect that Borrower, any Agreement Party, the REIT, or any Subsidiary is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment; (b) written notice that Borrower, any Agreement Party, the REIT, or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment; (c) written notice that any Property of Borrower, any Agreement Party, the REIT, or any Subsidiary is subject to an Environmental Lien; (d) written notice of violation to Borrower, any Agreement Party, the REIT, or any REIT Subsidiary or awareness of a condition which might reasonably result in a notice of violation of any Environmental Laws by Borrower, the REIT, any REIT Subsidiary or any Agreement Party; (e) commencement or written threat of any judicial or administrative proceeding alleging a violation by Borrower, the REIT, any Subsidiary or any Agreement Party of any Environmental Laws; or (f) written notice received directly from a Governmental Authority of any changes to any existing Environmental Laws.

          6.04 Qualifying Unencumbered Properties. Borrower may from time to time but no more frequently than quarterly deliver notice to the Agent stating that Borrower intends to designate a Property to become a Qualifying Unencumbered Property. Such notice shall (i) set forth the name of such Property (or, if such Property has no name, such notice shall otherwise identify such Property), and (ii) be accompanied by a statement of income, certified by the chief financial officer of the REIT, for each such Property for the then most recently completed Fiscal Quarter (or, if such statement of income is unavailable, a pro forma financial statement setting forth the Net Operating Income with respect to such Property for the then current Fiscal Quarter). If any such Property meets the requirements set forth in the definition of "Qualifying Unencumbered Properties" and the Agent fails to deliver written notice to Borrower stating that the Requisite Lenders have disapproved the designation of such Property as a Qualifying Unencumbered Property (it being understood that such notice shall provide Borrower with information regarding why such designation was disapproved by the Requisite Lenders and that the Requisite Lenders will not unreasonably disapprove such designation) within twenty (20) days after receipt of such information by Agent, such Property shall become a Qualifying Unencumbered Property.

                                  ARTICLE VII.
                              AFFIRMATIVE COVENANTS

          Borrower, MHC Trust, the REIT and T1000 Trust covenant and agree that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

          7.01 With respect to Borrower:

          (a) Existence. Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its and their respective partnership, limited liability company, trust or corporate existence, as applicable, and preserve and keep in full force and effect its and their respective rights and franchises unless the failure to maintain such rights and franchises does not have a Material Adverse Effect. Borrower shall maintain its status as a limited partnership.

          (b) Qualification. Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its and their businesses require them to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect.

          (c) Compliance with Laws, Etc. Borrower shall, and shall cause each of its Subsidiaries to, (i) comply with all Requirements of Law and Contractual Obligations, and all restrictive covenants affecting Borrower and its Subsidiaries or their respective properties, performance, assets or operations, and (ii) obtain as needed all Permits necessary for its and their respective operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect or expose Agent or Lenders to any material liability therefor.

          (d) Payment of Taxes and Claims. (a) Borrower shall, and shall cause each of its Subsidiaries to, pay (i) all taxes, assessments and other governmental charges imposed upon it or them or on any of its or their respective properties or assets or in respect of any of its or their respective franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which in such time periods would have a Material Adverse Effect, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) which have become due and payable and which by law have or may become a Lien (other than a Permitted Lien) upon any of its or their respective properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, the failure to make payment of which would have a Material Adverse Effect; provided, however, that no such taxes, assessments, and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been set aside therefor in accordance with GAAP.

          (e) Maintenance of Properties; Insurance. Borrower shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its and their respective Property (personal and real) and will make or cause to be made all appropriate repairs, renewals and replacements thereof, in each case where the failure to so maintain, repair, renew or replace would have a Material Adverse Effect.

Borrower shall, and shall cause each of its Subsidiaries to, maintain with insurance companies that have a Best Rating of "A- VII" or higher or other insurance companies reasonably acceptable to Agent that have similar financial resources and stability, which companies shall be qualified to do business in the states where such Property is located, the insurance policies and programs reasonably acceptable to Agent insuring all property and assets material to the operations of Borrower and each of its Subsidiaries against loss or damage by fire, theft, burglary, pilferage and loss in transit and business interruption, together with such other hazards as is reasonably consistent with prudent industry practice, and maintain liability insurance consistent with prudent industry practice with financially sound insurance companies qualified to do business in the states where such Property is located. The insurance policies shall provide that they cannot be terminated or materially modified unless Agent receives thirty (30) days prior written notice of said termination or modification. At Agent's reasonable request, Borrower shall furnish evidence of replacement costs, without cost to Agent, such as are regularly and ordinarily made by insurance companies to determine the then replacement cost of the improvements on any Property of Borrower or any of its Subsidiaries. In the event Borrower fails to cause insurance to be carried as aforesaid, Agent shall have the right (but not the obligation), with the consent of Requisite Lenders, to place and maintain insurance required to be maintained hereunder and treat the amounts expended therefor as additional Obligations, payable on demand; provided however, that Agent shall give Borrower five (5) days' prior notice of Agent's intent to place or maintain such insurance during which time Borrower shall have the opportunity to obtain such insurance. All of the insurance policies required hereunder shall be in form and substance reasonably satisfactory to Agent. Agent hereby agrees that Borrower may use blanket policies to satisfy the requirements of this Section 7.01(e), approves the issuer, form and content of all insurance policies currently carried by Borrower and agrees that such insurance satisfies the requirements of this Section 7.01(e). Furthermore, Agent agrees that it will not be unreasonable in exercising any right hereunder to require Borrower to modify, alter or supplement its insurance policies or coverage or in exercising any right it may have hereunder to approve any changes Borrower may hereafter make with respect to its insurance.

          (f) Inspection of Property; Books and Records. Borrower shall permit and shall cause each of the REIT, each Subsidiary, and each Agreement Party to, upon reasonable prior notice by Agent to Borrower, permit any authorized representative(s) designated by Agent to visit and inspect any of its properties including inspection of financial and accounting records and leases, and to make copies and take extracts therefrom, all at such times during normal business hours and as often as Agent may reasonably request. In connection therewith, Borrower shall pay all reasonable expenses of the types described in Section
12.01. Borrower shall keep, and shall cause each of, the REIT, each Subsidiary and each Agreement Party to keep proper books of record and account in conformity with GAAP, as modified and as otherwise required by this Agreement and applicable Requirements of Law.

          (g) Maintenance of Licenses, Permits, Etc. Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all licenses, permits, governmental approvals, franchises, patents, trademarks, trade names, copyrights, authorizations or other rights necessary for the operation of their respective businesses, except where the failure to obtain any of the foregoing would not have a Material Adverse Effect; and notify Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any such material license, permit, patent, trademark, trade name, copyright, governmental approval, franchise authorization or right, except where the suspension, cancellation, revocation or discontinuance would not have a Material Adverse Effect.

          (h) Conduct of Business. Except for Permitted Holdings and other investments permitted under Section 8.01(c), Borrower shall engage only in the business of owning, operating, managing and developing Designated Use Properties and other business activities incidental thereto, whether directly or through its Subsidiaries.

          (i) Use of Proceeds. Borrower shall use the proceeds of each Loan only for predevelopment costs, development costs, acquisitions, working capital, equity investments, capital expenditures, repayment of Indebtedness, scheduled amortization payments on Indebtedness and other general partnership purposes in accordance with the provisions of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, no Swingline Loan shall be used more than once for the purpose of refinancing another Swingline Loan, in whole or part.

          (j) Further Assurance. Borrower shall take and shall cause its Subsidiaries and each Agreement Party to take all such further actions and execute all such further documents and instruments as Agent may at any time reasonably determine to be necessary or advisable to (i) correct any technical defect or technical error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof, and (ii) cause the execution, delivery and performance of the Loan Documents to be duly authorized.

          7.02 With respect to the REIT:

          (a) Existence. The REIT shall, and shall cause each of its Subsidiaries to, at all times maintain its and their respective partnership, trust or corporate existence, as applicable, and preserve and keep in full force and effect its and their respective rights and franchises unless the failure to maintain such rights and franchises will not have a Material Adverse Effect.

          (b) Qualification, Name. The REIT shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its and their businesses requires them to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect. The REIT will transact business solely in its or its Subsidiaries' own name.

          (c) Securities Law Compliance. The REIT shall comply in all material respects with all rules and regulations of the Commission and file all reports required by the Commission relating to the REIT's publicly-held Securities.

          (d) Continued Status as a REIT; Prohibited Transactions. The REIT (i) will continue to be a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) will not revoke its election to be a real estate investment trust, (iii) will not recognize any material "net income from prohibited transactions" as defined in
Section 857(b)(6)(B)(i) of the Internal Revenue Code (or any successor provision thereto), and (iv) will do all acts necessary to continue to be entitled to a dividend paid deduction meeting the requirements of Section 857 of the Internal Revenue Code.

          (e) NYSE or ASE Listed Company. The REIT shall cause its common stock at all times to be listed for trading and be traded on the New York Stock Exchange or American Stock Exchange.

          (f) Compliance with Laws, Etc. The REIT shall, and shall cause each of its Subsidiaries to, (i) comply with all Requirements of Law and Contractual Obligations, and all restrictive covenants affecting the REIT and its Subsidiaries or their respective properties, performance, prospects, assets or operations, and (ii) obtain as needed all Permits necessary for its and their respective operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect.

          (g) Payment of Taxes and Claims. Subject to Section 7.02(d), the REIT shall, and shall cause each of its Subsidiaries to, pay (i) all taxes, assessments and other governmental charges imposed upon it or them or on any of its or their respective properties or assets or in respect of any of its or their respective franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which would have a Material Adverse Effect, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) which have become due and payable and which by law have or may become a Lien (other than a Permitted Lien) upon any of its or their respective properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, the failure to make payment of which would have a Material Adverse Effect; provided, however, that no such taxes, assessments, and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been set aside therefor in accordance with GAAP.

          (h) MHC Trust. The REIT shall cause MHC Trust to at all times (i) remain a Subsidiary of the REIT, (ii) remain controlled by the REIT and (iii) be the sole general partner of Borrower.

          7.03 With respect to MHC Trust:

          (a) Continued Status as a Real Estate Investment Trust; Prohibited Transactions. MHC Trust (i) will continue to be a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) will not revoke its election to be a real estate investment trust, (iii) will not recognize any material "net income from prohibited transactions" as defined in Section 857(b)(6)(B)(i) of the Internal Revenue Code (or any successor provision thereto), and (iv) will do all acts necessary to continue to be entitled to a dividends paid deduction meeting the requirements of Section 857 of the Internal Revenue Code.

                                  ARTICLE VIII.
                               NEGATIVE COVENANTS

          Borrower, MHC Trust, T1000 Trust and the REIT covenant and agree that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

          8.01 With respect to Borrower:

          (a) Indebtedness. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) the Obligations and the "Obligations" under the WFB Revolving Credit Agreement;

          (ii) guaranties of the obligations described in Section 8.01(a)(i);

          (iii) trade debt incurred in the normal course of business;

          (iv) intercompany Indebtedness (including, without limitation, amounts owing under intercompany leases) owing between Subsidiaries; and

          (v) Indebtedness which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Unmatured Event of Default under any provision of Articles VIII or IX; provided, however, that (A) the Borrower shall not, and shall not permit any of its Subsidiaries to, guarantee or otherwise become or remain directly or indirectly liable with respect to the Indebtedness of any Investment Affiliate, and (B) Borrower shall not permit any Subsidiary to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Recourse Indebtedness in excess of Ten Million Dollars ($10,000,000) per Subsidiary at any time or Thirty Million Dollars ($30,000,000) in the aggregate for all Subsidiaries at any time.

          (b) Liens. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of its Property, except:

          (i) Permitted Liens; and

          (ii) Liens securing Indebtedness permitted to be incurred and remain outstanding pursuant to Section 8.01(a)(iv) and (v).

          (c) Investments. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make or own any Investment except:

          (i) Investments in cash and Cash Equivalents;

          (ii) Permitted Holdings;

          (iii) Investments in Subsidiaries and Investment Affiliates owned as of the Closing Date;

          (iv) Investments permitted pursuant to Section 8.01(e)(v).

          (v) Controlled Ownership Interests which do not constitute Non-Designated Use Property; and


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

          (vi) mortgage loans which do not constitute Non-Designated Use Property and which are either eliminated in the consolidation of the REIT, Borrower and the Subsidiaries or are accounted for as investments in real estate under GAAP.

          (d) Distributions and Dividends. None of Borrower, the REIT or MHC Trust shall declare or make any dividend or other distribution on account of partnership interests in excess of ninety-five percent (95%) of Funds From Operations in any Fiscal Year; provided, however, that if an Event of Default under Section 10.01(a) shall have occurred, none of Borrower, the REIT or MHC Trust shall declare or make any dividend or other distribution on account of partnership interests in excess of what is required for the REIT to maintain its status as a real estate investment trust as defined in Section 856 of the Internal Revenue Code.

          (e) Restrictions on Fundamental Changes. Except as provided in Section 8.01(e)(vi) below:

          (i) Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation, reorganization or recapitalization or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or discontinue its business.

          (ii) Borrower shall remain a limited partnership with MHC Trust as its sole general partner.

          (iii) Borrower shall not change its Fiscal Year.

          (iv) Except for Permitted Holdings and other Investments permitted under Section 8.01(c), Borrower shall not engage in any line of business other than ownership, operation, management and development of Designated Use Properties and the provision of services incidental thereto and the brokerage, purchase, and sale of manufactured home units, whether directly or through its Subsidiaries and Investment Affiliates.

          (v) Borrower shall not acquire by purchase or otherwise all or substantially all of the business, property or assets of, or stock or other evidence of beneficial ownership of, any Person, unless after giving effect thereto, Borrower is in pro forma compliance with this Agreement.

          (vi) Notwithstanding the foregoing, or anything to the contrary set forth herein, so long as Borrower, MHC Trust, T1000 Trust and the REIT at all times remain in compliance with all of the terms and conditions of this Agreement, including, without limitation, those contained in Articles VI, VII, VIII and IX, and no Event of Default or Unmatured Event of Default exists at the time of or would arise as a result thereof, the following transfers are permitted: (1) transfers of securities issued by the REIT that are effected on the New York Stock Exchange or American Stock Exchange, (2) direct or indirect transfers of interests in any Subsidiary (the "Transferred Subsidiary") among Borrower, the REIT or any other Subsidiary, so long as the Transferred Subsidiary remains a Subsidiary after such transfer or transfers, (3) transfers or issuance of limited partnership interests in Borrower, provided that MHC Trust remains the sole general partner of Borrower, (4) the sale of less than $500,000 of preferred interests in MHC Trust and/or T1000 Trust to unrelated individuals to allow each of MHC Trust and T1000 Trust to have at least 100 shareholders and qualify as a real estate investment trust under


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

     the Internal Revenue Code, (5) the merger (or similar transaction) of the REIT, MHC Trust, T1000 Trust or Borrower, so long as the REIT, MHC Trust, T1000 Trust or Borrower, as applicable, is the surviving entity and (6) the dissolution of Subsidiaries in the ordinary course of business. At least fifteen (15) days prior to any transaction permitted under clause (5) above, Borrower shall provide Agent and the Lenders with written notice of such merger (or similar transaction) accompanied by a compliance certificate demonstrating in reasonable detail (which detail shall include actual calculations) compliance with the financial covenants contained in Sections 8.01(a), 8.01(d) and 8.02(a) and Article IX both before and, on a pro forma basis, after giving effect to such merger (or similar transaction).

          (f) ERISA. Neither Borrower nor the REIT shall, and neither shall permit any Subsidiary or any of their ERISA Affiliates to, do any of the following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failure to act, in a Material Adverse Effect:

          (i) Engage, or knowingly permit a Subsidiary or an ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or
     Section 4975 of the Internal Revenue Code which is not exempt under Section 407 or 408 of ERISA or Section 4975(d) of the Internal Revenue Code for which a class exemption is not available or a private exemption has not been previously obtained from the DOL;

          (ii) Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived;

          (iii) Fail, or permit a Subsidiary or an ERISA Affiliate of the REIT, Borrower or any Subsidiary to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect;

          (iv) Terminate, or permit an ERISA Affiliate of the REIT, Borrower or any Subsidiary to terminate, any Benefit Plan which would result in any liability of Borrower or a Subsidiary or an ERISA Affiliate of the REIT, Borrower or any Subsidiary under Title IV of ERISA;

          (v) Fail, or permit any Subsidiary or ERISA Affiliate to fail to pay any required installment under section (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment, if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect;

          (vi) Permit to exist any Termination Event;

          (vii) Make, or permit a Subsidiary or an ERISA Affiliate of the REIT, Borrower or any Subsidiary to make, a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in liability to Borrower, a Subsidiary or any ERISA Affiliate of the REIT, Borrower or any Subsidiary which would have a Material Adverse Effect; or


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

          (viii) Permit the total Unfunded Pension Liabilities (using the actuarial assumptions utilized by the PBGC) for all Benefit Plans (other than Benefit Plans which have no Unfunded Pension Liabilities) to have a Material Adverse Effect.

None of the REIT, Borrower nor any Agreement Party shall use any "assets" (within the meaning of ERISA or Section 4975 of the Internal Revenue Code, including but not limited to 29 C.F.R. Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code to repay or secure the Obligations if the use of such assets may result in a prohibited transaction under ERISA or the Internal Revenue Code (which is not exempt from the restrictions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code and the taxes and penalties imposed by Section 4975 of the Internal Revenue Code and Section 502(i) of ERISA) or in a Lender, Agent or the Lenders being deemed in violation of Section 404 or 406 of ERISA or Section 4975 of the Internal Revenue Code or otherwise by itself results in or will result in a Lender, Agent or the Lenders being a fiduciary or party in interest under ERISA or a "disqualified person" as defined in Section 4975 (e) (2) of the Internal Revenue Code with respect to an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code. Without limitation of any other provision of this Agreement, none of the REIT, Borrower or any Agreement Party shall assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of their respective interests or rights (direct or indirect) in any Loan Document, or attempt to do any of the foregoing or suffer any of the foregoing, or permit any party with a direct or indirect interest or right in any Loan Document to do any of the foregoing, nor shall the REIT, MHC Trust or Borrower assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of any of their respective rights or interests (direct or indirect) in any Agreement Party, Borrower or the REIT, as applicable, or attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Obligations, or the exercise of any of the Agent's or Lenders' rights in connection therewith, to constitute a prohibited transaction under ERISA or the Internal Revenue Code (unless Borrower furnishes to Agent a legal opinion reasonably satisfactory to Agent that the transaction is exempt from the prohibited transaction provisions of ERISA and the Internal Revenue Code (for this purpose, Agent and the Lenders agree to supply Borrower all relevant non-confidential factual information reasonably necessary to such legal opinion and reasonably requested by Borrower)) or otherwise results in a Lender, Agent or the Lenders being deemed in violation of Sections 404 or 406 of ERISA or Section 4975 of the Internal Revenue Code or otherwise by itself would result in a Lender, Agent or the Lenders being a fiduciary or party in interest under ERISA or a "disqualified person" as defined in Section 4975(e)(2) of the Internal Revenue Code with respect to an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code.

          (g) Environmental Liabilities. Borrower shall not, and shall not permit any of its Subsidiaries to, become subject to any Liabilities and Costs which would have a Material Adverse Effect arising out of or related to (i) the Release or threatened Release of any Contaminant into the environment, or any Remedial Action in response thereto, or (ii) any violation of any Environmental Laws. Notwithstanding the foregoing provision, Borrower and its Subsidiaries shall have the right to contest in good faith any claim of violation of an Environmental Law by appropriate legal proceedings and shall be entitled to postpone compliance with the obligation being contested as long as (i) no Event of Default shall have


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

occurred and be continuing, (ii) Borrower shall have given Agent prior written notice of the commencement of such contest, (iii) noncompliance with such Environmental Law shall not subject Borrower or such Subsidiary to any criminal penalty or subject Agent to pay any civil penalty or to prosecution for a crime, and (iv) no portion of any Property material to Borrower or its condition or prospects shall be in imminent danger of being sold, forfeited or lost, by reason of such contest or the continued existence of the matter being contested.

          (h) Amendment of Constituent Documents. Borrower shall not permit any amendment of its limited partnership agreement, certificate of limited partnership or by-laws, if any, which would materially and adversely affect Agent or Lenders or their respective rights and remedies under the Loan Documents.

          (i) Disposal of Interests. Except as permitted under Section 8.01(e)(vi)(4), Borrower will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any material portion of its partnership interests, stock or other ownership interests in any Subsidiary or other Person in which it has an interest unless Borrower has delivered to Agent a compliance certificate showing on a pro forma basis (calculated in a manner reasonably acceptable to Agent) that there would be no breach of any of the financial covenants contained in Articles VIII and XI after giving effect to such conveyance, sale, transfer, assignment, pledge, or other encumbrance or disposition.

          (j) Margin Regulations. No portion of the proceeds of any credit extended under this Agreement shall be used in any manner which might cause the extension of credit or the application of such proceeds to violate Regulation U or Regulation X or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the date or dates of Borrowings and such use of proceeds.

          (k) Transactions with Affiliates. Borrower shall not and shall not permit any of its Subsidiaries to enter into, any transaction or series of related transactions with any Affiliate of Borrower, other than transactions in the ordinary course of business which are on terms and conditions substantially as favorable to Borrower or such Subsidiary as would be obtainable by Borrower or such Subsidiary in an arms-length transaction with a Person other than an Affiliate.

          8.02 With respect to the REIT:

          (a) Indebtedness. The REIT shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) the Obligations and the "Obligations" under the WFB Revolving Credit Agreement;

          (ii) guaranties of the obligations described in Section 8.02(a)(i);
     and

          (iii) Indebtedness which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Unmatured Event of Default under any provision of Articles VIII or IX; provided, however, that (A) the REIT shall not, and shall not permit any of its Subsidiaries to, guarantee or otherwise become or remain directly or indirectly liable with respect to the Indebtedness of any Investment


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

     Affiliate, and (B) the REIT shall not permit any Subsidiary to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Recourse Indebtedness in excess of Ten Million Dollars ($10,000,000) per Subsidiary at any time or Thirty Million Dollars ($30,000,000) in the aggregate for all Subsidiaries at any time.

          (b) Liens. The REIT shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of its Property, except:

          (i) Permitted Liens; and

          (ii) Liens securing Indebtedness permitted to be incurred and remain outstanding pursuant to Section 8.02(a)(ii) and (iii).

          (c) Restriction on Fundamental Changes. Except as provided in Section 8.02(c)(vi) below:

          (i) The REIT shall not enter into any merger, consolidation, reorganization or recapitalization or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or discontinue its business.

          (ii) The REIT shall not change its Fiscal Year.

          (iii) The REIT shall not engage in any line of business other than owning interests in MHC Trust and any ownership interests in Subsidiaries and Investment Affiliates which are permitted under the terms of Borrower's partnership agreement.

          (iv) The REIT shall not have an Investment in any Person other than MHC Trust and any ownership interests in Subsidiaries and Investment Affiliates which are permitted under the terms of Borrower's partnership agreement.

          (v) The REIT shall not acquire an interest in any Property other than Securities issued by MHC Trust or Borrower and any ownership interests in Subsidiaries and Investment Affiliates which are permitted under the terms of Borrower's partnership agreement.

          (vi) Notwithstanding the foregoing or anything to the contrary set forth herein, so long as Borrower, MHC Trust, T1000 Trust and the REIT at all times remain in compliance with all of the terms and conditions of this Agreement, including, without limitation, those contained in Articles VI, VII, VIII and IX, and no Event of Default or Unmatured Event of Default exists at the time of or would arise as a result thereof, the following transfers are permitted: (1) transfers of securities issued by the REIT that are effected on the New York Stock Exchange or American Stock Exchange, (2) direct or indirect transfers of interests in any Subsidiary (the "Transferred Subsidiary") among Borrower, the REIT or any other Subsidiary, so long as the Transferred Subsidiary remains a Subsidiary after such transfer or transfers, (3) transfers or issuance of limited partnership interests in Borrower, provided that MHC Trust remains the sole general partner of Borrower, (4) the sale of less than $500,000 of preferred interests in MHC Trust and/or T1000 Trust to unrelated individuals to allow each of MHC Trust and T1000


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

     Trust to have at least 100 shareholders and qualify as a real estate investment trust under the Internal Revenue Code, (5) the merger (or similar transaction) of the REIT, MHC Trust, T1000 Trust or Borrower, so long as the REIT, MHC Trust, T1000 Trust or Borrower, as applicable, is the surviving entity and (6) the dissolution of Subsidiaries in the ordinary course of business. At least fifteen (15) days prior to any transaction permitted under clause (5) above, the REIT shall provide Agent and the Lenders with written notice of such merger (or similar transaction) accompanied by a compliance certificate demonstrating in reasonable detail (which detail shall include actual calculations) compliance with the financial covenants contained in Sections 8.01(a), 8.01(d) and 8.02(a) and
     Article IX both before and, on a pro forma basis, after giving effect to such merger (or similar transaction).

          (d) Environmental Liabilities. The REIT shall not, and shall not permit any of its Subsidiaries to become subject to any Liabilities and Costs which would have a Material Adverse Effect arising out of or related to (i) the Release or threatened Release of any Contaminant into the environment, or any Remedial Action in response thereto, or (ii) any violation of any Environmental Laws. Notwithstanding the foregoing provision, the REIT and its Subsidiaries shall have the right to contest in good faith any claim of violation of an Environmental Law by appropriate legal proceedings and shall be entitled to postpone compliance with the obligation being contested as long as (i) no Event of Default shall have occurred and be continuing, (ii) the REIT shall have given Agent prior written notice of the commencement of such contest, (iii) noncompliance with such Environmental Law shall not subject the REIT or such Subsidiary to any criminal penalty or subject Agent to pay any civil penalty or to prosecution for a crime, and (iv) no portion of any Property material to Borrower or its condition or prospects shall be in imminent danger of being sold, forfeited or lost, by reason of such contest or the continued existence of the matter being contested.

          (e) Amendment of Charter or By-Laws. The REIT shall not permit any amendment of its charter documents or by-laws, which would materially and adversely affect Agent or Lenders or their respective rights and remedies under the Loan Documents.

          (f) Disposal of Partnership Interests. Except as permitted under
Section 8.02(c)(vi)(4) or as contemplated by Section 3.8 of Borrower's partnership agreement, the REIT will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its interests in MHC Trust or Borrower.

          (g) Maximum Ownership Interests. No Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) (other than Samuel Zell) shall beneficially acquire ownership (within the meaning of Rule 13d-3 promulgated by the Commission under such Act), directly or indirectly, of more than fifteen percent (15%) of the Securities which have the right to elect the board of directors of the REIT under ordinary circumstances on a combined basis, after giving effect to the conversion of any Convertible Securities in the REIT, MHC Trust and Borrower.

          8.03 With respect to MHC Trust:

          (a) Restriction on Fundamental Changes. Except as provided in Section 8.03(a)(vi) below:


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

          (i) MHC Trust shall not enter into any merger, consolidation, reorganization or recapitalization or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or discontinue its business.

          (ii) MHC Trust shall not change its Fiscal Year.

          (iii) MHC Trust shall not engage in any line of business other than owning partnership interests in Borrower and any ownership interests in Subsidiaries and Investment Affiliates which are permitted under the terms of Borrower's partnership agreement.

          (iv) MHC Trust shall not have an Investment in any Person other than Borrower and any ownership interests in Subsidiaries and Investment Affiliates which are permitted under the terms of Borrower's partnership agreement.

          (v) MHC Trust shall not acquire an interest in any Property other than Securities issued by Borrower and any ownership interests in Subsidiaries and Investment Affiliates which are permitted under the terms of Borrower's partnership agreement.

          (vi) Notwithstanding the foregoing or anything to the contrary set forth herein, so long as Borrower, MHC Trust, T1000 Trust and the REIT at all times remain in compliance with all of the terms and conditions of this Agreement, including, without limitation, those contained in Articles VI, VII, VIII and IX, and no Event of Default or Unmatured Event of Default exists at the time of or would arise as a result thereof, the following transfers are permitted: (1) transfers of securities issued by the REIT that are effected on the New York Stock Exchange or American Stock Exchange, (2) direct or indirect transfers of interests in any Subsidiary (the "Transferred Subsidiary") among Borrower, the REIT or any other Subsidiary, so long as the Transferred Subsidiary remains a Subsidiary after such transfer or transfers, (3) transfers or issuance of limited partnership interests in Borrower, provided that MHC Trust remains the sole general partner of Borrower, (4) the sale of less than $500,000 of preferred interests in MHC Trust and/or T1000 Trust to unrelated individuals to allow each of MHC Trust and T1000 Trust to have at least 100 shareholders and qualify as a real estate investment trust under the Internal Revenue Code, (5) the merger (or similar transaction) of the REIT, MHC Trust, T1000 Trust or Borrower, so long as the REIT, MHC Trust, T1000 Trust or Borrower, as applicable, is the surviving entity and (6) the dissolution of Subsidiaries in the ordinary course of business. At least fifteen (15) days prior to any transaction permitted under clause (5) above, MHC Trust shall provide Agent and the Lenders with written notice of such merger (or similar transaction) accompanied by a compliance certificate demonstrating in reasonable detail (which detail shall include actual calculations) compliance with the financial covenants contained in Sections 8.01(a), 8.01(d) and 8.02(a) and Article IX both before and, on a pro forma basis, after giving effect to such merger (or similar transaction).

          (b) Amendment of Charter or By-Laws. MHC Trust shall not permit any amendment of its charter documents or by-laws, which would materially and adversely affect Lenders or their rights and remedies under the Loan Documents.


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

          (c) Disposal of Partnership Interests. Except as permitted under
Section 8.03(a)(vi)(4) or as contemplated by Section 3.8 of Borrower's partnership agreement, MHC Trust will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower.

          8.04 With respect to T1000 Trust. T1000 Trust shall not enter into any merger, consolidation, reorganization or recapitalization or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or discontinue its business. Notwithstanding the foregoing or anything to the contrary set forth herein, so long as Borrower, MHC Trust, T1000 Trust and the REIT at all times remain in compliance with all of the terms and conditions of this Agreement, including, without limitation, those contained in Articles VI, VII, VIII and IX, and no Event of Default or Unmatured Event of Default exists at the time of or would arise as a result thereof, the following transfers are permitted: the merger (or similar transaction) of the REIT, MHC Trust, T1000 Trust or Borrower, so long as the REIT, MHC Trust, T1000 Trust or Borrower, as applicable, is the surviving entity. At least fifteen (15) days prior to any transaction permitted under the immediately preceding sentence, T1000 Trust shall provide Agent and the Lenders with written notice of such merger (or similar transaction) accompanied by a compliance certificate demonstrating in reasonable detail (which detail shall include actual calculations) compliance with the financial covenants contained in Sections 8.01(a), 8.01(d) and 8.02(a) and Article IX both before and, on a pro forma basis, after giving effect to such merger (or similar transaction).

                                   ARTICLE IX.
                               FINANCIAL COVENANTS

          Borrower covenants and agrees that, on and after the date of this Agreement and until payment in full of all the Obligations, the expiration of all Commitments and the termination of this Agreement:

          9.01 Total Liabilities to Gross Asset Value. Borrower shall not permit the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries to exceed 0.675:1.

          9.02 EBITDA to Fixed Charges Ratio. Borrower shall not permit the ratio of EBITDA for any twelve (12) calendar month period to Fixed Charges for such twelve (12) calendar month period to be less than 1.40:1.

          9.03 Unencumbered Net Operating Income to Unsecured Interest Expense. Borrower shall not permit the ratio of Unencumbered Net Operating Income for any Fiscal Quarter to Unsecured Interest Expense for such Fiscal Quarter to be less than 1.80:1.

          9.04 Unencumbered Pool. Borrower shall not permit the ratio of the Unencumbered Asset Value to outstanding Unsecured Debt to be less than 1.35:1.

          9.05 Minimum Net Worth. Borrower will maintain a Net Worth of not less than the Minimum Net Worth.

          9.06 Permitted Holdings. Borrower's primary business will be the ownership, operation, management and development of Designated Use Properties and any other business


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

activities of Borrower and its Subsidiaries will remain incidental thereto. Notwithstanding the foregoing, Borrower and its Subsidiaries may acquire, or maintain or engage in the Permitted Holdings if and so long as the aggregate value of such Permitted Holdings, whether held directly or indirectly by Borrower and its Subsidiaries, does not exceed, at any time, twenty percent (20%) of Gross Asset Value for Borrower as a whole. The value of the Permitted Holdings shall be calculated as follows: (i) the value of any Non-Designated Use Property (other than cash or Cash Equivalents) or any Designated Use Property Ownership Interest (other than a Controlled Ownership Interest) shall be calculated based upon its Adjusted Asset Value; (ii) the value of any Security issued by a real estate investment trust primarily engaged in the development, ownership, operation and management of Designated Use Properties shall be equal to the lesser of (A) the acquisition cost thereof or (B) the current market value thereof (such market value to be determined in a manner reasonably acceptable to Agent); (iii) the value of any Designated Use Property Mortgage (other than mortgage indebtedness which is either eliminated in the consolidation of the REIT, Borrower and the Subsidiaries or accounted for as an investment in real estate under GAAP) shall be equal to the book value thereof;
(iv) the value of Development Activity by Borrower or any Subsidiary shall be equal to the full budgeted cost thereof; and (v) the value of any Development Activity by an Investment Affiliate shall be equal to the greater of (A) Borrower's pro rata share of the full budgeted cost thereof based upon its percentage of equity ownership, or (B) Borrower's pro rata share of the full budgeted cost thereof based upon Borrower's economic interest in the project (as determined by Borrower in a manner reasonably satisfactory to Agent).

          9.07 Calculation. Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each Fiscal Quarter, but shall be satisfied at all times. Calculations of such ratios for a "twelve (12) calendar month period" shall be made for the twelve (12) calendar month period ending on the last day of the applicable Fiscal Quarter.

                                   ARTICLE X.
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          10.01 Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:

          (a) Failure to Make Payments When Due. (i) The failure to pay in full any amount due on the Termination Date; (ii) the failure to pay in full any principal when due; (iii) the failure to pay in full any interest owing hereunder or under any of the other Loan Documents within ten (10) days after the due date thereof and, unless Agent has previously delivered two (2) or more notices of payment default to Borrower during the term of this Agreement (in which event the following notice shall not be required), Agent shall have given Borrower written notice that Agent has not received such payment on or before the date such payment was required to be made and Borrower shall have failed to make such payment within five (5) days after receipt of such notice; or (iv) the failure to pay in full any other payment required hereunder or under any of the other Loan Documents, whether such payment is required to be made to Agent or to some other Person, within ten (10) days after Agent gives Borrower written notice that such payment is due and unpaid.

          (b) Dividends. Borrower, MHC Trust or the REIT shall breach the covenant set forth in Section 8.01(d).


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          (c) Breach of Financial Covenants. Borrower shall fail to satisfy any covenant set forth in Article IX and such failure shall continue for forty (40) days after Borrower's knowledge thereof.

          (d) Other Defaults. Borrower, the REIT or any Agreement Party shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on Borrower, the REIT or any Agreement Party under this Agreement or under any of the other Loan Documents (other than as described in Section 7.01(e) or Sections 10.01(a), (b), (c), (e), (g) or (p)), and such failure shall continue for thirty (30) days after written notice from Agent to Borrower, the REIT or any Agreement Party (or (i) such lesser period of time as is mandated by applicable Requirements of Law or (ii) such longer period of time (but in no case more than ninety (90) days) as is reasonably required to cure such failure if Borrower, the REIT, or such Agreement Party commences such cure within such ninety (90) days and diligently pursues the completion thereof).

          (e) Breach of Representation or Warranty. Any representation or warranty made or deemed made by Borrower, the REIT or any Agreement Party to Agent or any Lender herein or in any of the other Loan Documents or in any statement, certificate or financial statements at any time given by Borrower pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made and, with respect to any such representation or warranty not known by Borrower at the time made or deemed made to be false or misleading, the defect causing such representation or warranty to be false or misleading is not removed within thirty (30) days after written notice thereof from Agent to Borrower.

          (f) Default as to Other Indebtedness. Borrower, the REIT, any Subsidiary or any Investment Affiliate shall have defaulted under any Other Indebtedness of such party (other than Non-Recourse Indebtedness) and as a result thereof the holders of such Other Indebtedness shall have accelerated such Other Indebtedness (other than Non-Recourse Indebtedness), if the aggregate amount of such accelerated Other Indebtedness (to the extent of any recourse to Borrower, the REIT or any Subsidiary), together with the aggregate amount of any Other Indebtedness (other than Non-Recourse Indebtedness) of Borrower, the REIT, any Subsidiary or any Investment Affiliate which has theretofore been accelerated (to the extent of any recourse to Borrower, the REIT or any Subsidiary) is $10,000,000 or more.

          (g) Involuntary Bankruptcy; Appointment of Receiver, etc.

          (i) An involuntary case or other proceeding shall be commenced against the REIT, Borrower, any Subsidiary, or any Agreement Party and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction shall enter a decree or order for relief in respect of the REIT, Borrower, any Subsidiary, or any Agreement Party, as the case may be, in an involuntary case or other proceeding, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law; or

          (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, the REIT, any Subsidiary, or any Agreement Party,


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

     or over all or a substantial part of the property of the REIT, Borrower, any Subsidiary, or any Agreement Party shall be entered, or an interim receiver, trustee or other custodian of the REIT, Borrower, any Subsidiary, or any Agreement Party, or of all or a substantial part of the property of the REIT, Borrower, any Subsidiary, or any Agreement Party shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the REIT, Borrower, any Subsidiary, or any Agreement Party shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

          (h) Voluntary Bankruptcy; Appointment of Receiver, etc. The REIT, Borrower, any Subsidiary, or any Agreement Party shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; the REIT, Borrower, any Subsidiary, or any Agreement Party shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the general partner(s), trustees or Board of Directors (or any committee thereof), as applicable, of the REIT, Borrower, any Subsidiary, or any Agreement Party adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (i) Judgments and Attachments. (i) Any money judgments (other than a money judgment covered by insurance but only if the insurer has admitted liability with respect to such money judgment), writs or warrants of attachment, or similar processes involving an aggregate amount in excess of $5,000,000 shall be entered or filed against the REIT, Borrower, any Subsidiary, or any Agreement Party or their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, or (ii) any judgment or order of any court or administrative agency awarding material damages shall be entered against the REIT, Borrower, any Subsidiary, or any Agreement Party in any action under the Federal securities laws seeking rescission of the purchase or sale of, or for damages arising from the purchase or sale of, any Securities, such judgment or order shall have become final after exhaustion of all available appellate remedies and such judgment or order would have a Material Adverse Effect.

          (j) Dissolution. Any order, judgment or decree shall be entered against the REIT, Borrower, or any Agreement Party decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or the REIT, Borrower, or any Agreement Party shall otherwise dissolve or cease to exist.

          (k) Loan Documents; Failure of Security or Subordination. Any Loan Document shall cease to be in full force and effect or any Obligation shall be subordinated or shall not have the priority contemplated by this Agreement or the Loan Documents for any reason or any guarantor under any guaranty of all or any portion of the Obligations shall at any time disavow or deny liability under such guaranty in writing.

          (l) ERISA Plan Assets. Any assets of Borrower, the REIT or any Agreement Party shall constitute "assets" (within the meaning of 29 C.F.R.
Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA


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or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue
Code or Borrower, the REIT or any Agreement Party shall be an "employee benefit plan" as defined in Section 3(3) of ERISA, a "multiemployer plan" as defined in Sections 4001(a)(3) or 3(37) of ERISA, or a "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code.

          (m) ERISA Prohibited Transaction. The Obligations, any of the Loan Documents or the exercise of any of the Agent's or Lenders' rights in connection therewith shall constitute a prohibited transaction under ERISA and/or the Internal Revenue Code (which is not exempt from the restrictions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code and the taxes and penalties imposed by Section 4975 of the Internal Revenue Code and Section 502(i) of ERISA).

          (n) ERISA Liabilities. (i) Any Termination Event occurs which will or is reasonably likely to subject Borrower, the REIT, any Subsidiary, any Agreement Party, any ERISA Affiliate thereof or any of them to a liability which Agent reasonably determines will have a Material Adverse Effect; (ii) the plan administrator of any Benefit Plan applies for approval under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of
Section 412(a) of the Internal Revenue Code and Agent reasonably determines that the business hardship upon which the Section 412(d) waiver request was based will or would reasonably be anticipated to subject Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them to a liability which Agent reasonably determines will have a Material Adverse Effect; (iii) any Benefit Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) for which a waiver shall not have been obtained in accordance with the applicable provisions of the Internal Revenue Code or ERISA which "accumulated funding deficiency" will or would reasonably be anticipated to subject Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them to a liability which the Agent reasonably determines will have a Material Adverse Effect; (iv) Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them shall have engaged in a transaction which is prohibited under Section 4975 of the Internal Revenue Code or Section 406 of ERISA which will or would reasonably be anticipated to result in the imposition of a liability on Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them which the Agent reasonably determines will have a Material Adverse Effect; (v) Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, a Plan or a trust established under Title IV of ERISA which failure will or would reasonably be anticipated to result in the imposition of a liability on Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them which the Agent reasonably determines will have a Material Adverse Effect; (vi) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that a Benefit Plan must be terminated or have a trustee appointed to administer such Plan which condition will or would reasonably be anticipated to result in the imposition of a liability on Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them which the Agent reasonably determines will have a Material Adverse Effect; (vii) a Lien shall be imposed on any assets of Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them in favor of the PBGC or a Plan which the Agent reasonably determines will have a Material Adverse Effect; (viii) Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them shall


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suffer a partial or complete withdrawal from a Multiemployer Plan or shall be in
"default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from a complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan which will or would reasonably be anticipated to result in the imposition of a liability on Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them which the Agent reasonably determines will have a Material Adverse Effect; or (ix) a proceeding shall be instituted by a fiduciary of any Multiemployer Plan against Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them to enforce Section 515 of ERISA which will or would reasonably be anticipated to result in the imposition of a liability on Borrower, the REIT, any Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them which the Agent reasonably determines will have a Material Adverse Effect.

          (o) Solvency. Borrower, any Agreement Party or the REIT shall cease to be Solvent.

          (p) Board of Directors. During any 12-month period, individuals who were directors of the REIT on the first day of such period shall not constitute a majority of the board of directors of the REIT.

          (q) WFB Revolving Credit Agreement. An "Event of Default" as defined in the WFB Revolving Credit Agreement shall have occurred.

          An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 12.05.

          10.02 Rights and Remedies.

          (a) Acceleration. Upon the occurrence of any Event of Default with respect to Borrower described in the foregoing Section 10.01(g) or 10.01(h), the Commitments (including the obligations of Swingline Lender and Issuing Lender) shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and all of the other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand or protest or other requirements of any kind (including without limitation valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate or notice of acceleration), all of which are hereby expressly waived by Borrower, and the obligations of Lenders to make any Loans hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, Agent shall, at the request of, or may, with the consent of, Requisite Lenders, by written notice to Borrower, (i) declare that the Commitments (including the obligations of Swingline Lender and Issuing Lender) are terminated, whereupon the Commitments and the obligation of Lenders to make any Loans hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and all of the other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly


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

waived by Borrower. Upon the occurrence of and during the continuance of an Event of Default, no Agreement Party shall be permitted to make any distributions or dividends without the prior written consent of Agent. Upon the occurrence of an Event of Default or an acceleration of the Obligations, Agent and Lenders may exercise all or any portion of the rights and remedies set forth in the Loan Documents.

          (b) Access to Information. Notwithstanding anything to the contrary contained in the Loan Documents, upon the occurrence of and during the continuance of an Event of Default, Agent shall be entitled to request and receive, by or through Borrower or appropriate legal process, any and all information concerning the REIT, Borrower, any Subsidiary of Borrower, any Investment Affiliate, any Agreement Party, or any property of any of them, which is reasonably available to or obtainable by Borrower.

          (c) Waiver of Demand. Demand, presentment, protest and notice of nonpayment are hereby waived by Borrower.

          (d) Waivers, Amendments and Remedies. No delay or omission of Agent or Lenders to exercise any right under any Loan Document shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in a writing signed by Agent after obtaining written approval thereof or the signature thereon of those Lenders required to approve such waiver, amendment or other variation, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Agent and Lenders until the Obligations have been paid in full, the Commitments have expired or terminated and this Agreement has been terminated.

          10.03 Rescission. If at any time after acceleration of the maturity of the Loans, Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Unmatured Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 12.05, then by written notice to Borrower, Requisite Lenders may elect, in the sole discretion of Requisite Lenders to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Unmatured Event of Default or impair any right or remedy in connection therewith. The provisions of the preceding sentence are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders; they are not intended to benefit Borrower and do not give Borrower the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

          10.04 Suspension of Lending. At any time during which an Unmatured Event of Default exists pursuant to Section 10.01(c) or Section 10.01(d) and is not cured (by improvement in the applicable financial measure by compliance with the applicable financial covenant in such 40 day period or as provided in
Section 10.01(d)), Borrower shall have no right to receive any additional Loans.


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                                   ARTICLE XI.
                                AGENCY PROVISIONS

          11.01 Appointment.

          (a) Each Lender hereby designates and appoints Wells Fargo as Agent of such Lender under this Agreement and the Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action, as contractual representative, on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article XI.

          (b) The provisions of this Article XI are solely for the benefit of Agent and Lenders, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as Agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower.

          11.02 Nature of Duties. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agent shall be administrative in nature. Subject to the provisions of Sections 11.05 and 11.07, Agent shall administer the Loans in the same manner as it administers its own loans. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended or shall be construed to impose upon Agent any obligation in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the REIT, Borrower, the Subsidiaries, the Investment Affiliates, and each Agreement Party in connection with the making and the continuance of the Loans hereunder and shall make its own assessment of the creditworthiness of the REIT, Borrower, the Subsidiaries, the Investment Affiliates, and each Agreement Party, and, except as specifically provided herein, Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

          11.03 Loan Disbursements

          (a) Promptly after receipt of a Notice of Borrowing for a Loan to be made pursuant to Section 2.01, but in no event later than one (1) Business Day prior to the proposed Funding Date for a Base Rate Loan or two (2) Business Days prior to the proposed Funding Date for a LIBOR Loan, Agent shall notify each Lender of the proposed Borrowing and the Funding Date set forth therein. Each Lender shall make available to Agent (or the funding bank or entity designated by Agent), the amount of such Lender's Pro Rata Share of such Borrowing in immediately available funds not later than the times designated in Section 11.03(b). Unless Agent shall have been notified by any Lender prior to such time for funding in respect of any Borrowing that such Lender does not intend to make available to Agent such Lender's Pro Rata


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

Share of such Borrowing, Agent may assume that such Lender has made such amount available to Agent and Agent, in its sole discretion, may, but shall not be obligated to, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Lender on or prior to a Funding Date, such Lender agrees to pay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is paid or repaid to Agent, at the Federal Funds Rate. If such Lender shall pay to Agent such corresponding amount, such amount so paid shall constitute such Lender's Pro Rata Share of such Borrowing. If such Lender shall not pay to Agent such corresponding amount after reasonable attempts are made by Agent to collect such amounts from such Lender, Borrower agrees to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at the interest rate applicable thereto.

          (b) Requests by Agent for funding by Lenders of Loans will be made by telecopy. Each Lender shall make the amount of its Loan available to Agent in Dollars and in immediately available funds, to such bank and account, in El Segundo, California as Agent may designate, not later than 10:00 A.M. (California time) on the Funding Date designated in the Notice of Borrowing with respect to such Loan. Nothing in this Section 11.03(b) shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of Loans on any Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to make any Loan hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a Loan.

          11.04 Distribution and Apportionment of Payments

          (a) Subject to Section 11.04(b), payments actually received by Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Agent, but in any event prior to 3:00 P.M. (California time) on the day of receipt (if received by 11:00 A.M. (California time) on such day), or within one
(1) Business Day thereafter (if received after 11:00 A.M. (California time) on the day of receipt), provided that Agent shall pay to such Lenders interest thereon at the Federal Funds Rate from the Business Day on which such funds are required to be paid to Lenders by Agent until such funds are actually paid in immediately available funds to such Lenders. All payments of principal and interest in respect of outstanding Loans (other than Swingline Loans), all payments of the fees described in this Agreement (other than agency and arrangement fees described in Section 2.04(b)), and all payments in respect of any other Obligations shall be allocated among such of Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Agent shall promptly, but in any event within two (2) Business Days (with interest thereon, if required pursuant to this Section 11.04(a)), distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof or on the Assignment and Assumption or a Joinder Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including without limitation instructions from Requisite Lenders, or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The


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order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with
Section 12.05, without necessity of notice to or consent of or approval by Borrower or any other Person.

          (b) Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of a Loan (other than a Swingline Loan but including a Mandatory Borrowing) or draw on a Letter of Credit which was previously a Non Pro Rata Loan, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Non Pro Rata Loan, all of the Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non Pro Rata Loans in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as "Senior Loans"). All amounts paid by Borrower and otherwise due to be applied to the Obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Agent to the other Lenders in accordance with their respective Pro Rata Shares (recalculated for purposes hereof to exclude the Defaulting Lender's Commitment), until all Senior Loans have been paid in full. This provision governs only the relationship among Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. No Facility Fee shall accrue in favor of, or be payable to, such Defaulting Lender from the date of any failure to fund Loans (other than Swingline Loans but including Loans made pursuant to Mandatory Borrowings) or draws on Letters of Credit or reimburse Agent for any Liabilities and Costs as herein provided until such failure has been cured and, without limitation of other provisions set forth in this Agreement, Agent shall be entitled to (i) collect interest from such Lender for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate for each day during such period, (ii) withhold or set off, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (iii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Agent and each of the other Lenders harmless from and against any and all Liabilities and Costs plus interest thereon at the default rate set forth in the Loan Documents for funds advanced by Agent or any other Lender on account of the Defaulting Lender which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement.

          11.05 Rights, Exculpation, Etc. Neither Agent, any Affiliate of Agent, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable for its gross negligence or willful misconduct in the performance of its express obligations hereunder. In the


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absence of gross negligence or willful misconduct, Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 11.04. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of the REIT, Borrower, any Subsidiary, any Investment Affiliate, or any Agreement Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of the REIT, Borrower, any Subsidiary, any Investment Affiliate, or any Agreement Party, or the existence or possible existence of any Unmatured Event of Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, Agent is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or, where applicable, all Lenders. Agent shall promptly notify each Lender at any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

          11.06 Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrower), independent public accountant and other experts selected by it.

          11.07 Indemnification. To the extent that Agent or Issuing Lender is not reimbursed and indemnified by Borrower, Lenders will reimburse, within ten
(10) days after notice from Agent, and indemnify Agent and Issuing Lender for and against any and all Liabilities and Costs which may be imposed on, incurred by, or asserted against it (in its capacity as Agent or Issuing Lender) in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent or Issuing Lender (in its capacity as Agent or Issuing Lender) under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, provided that no Lender shall be liable for any portion of such Liabilities and Costs resulting from Agent's or Issuing Lender's gross negligence or willful misconduct, bad faith or fraud. The obligations of Lenders under this Section 11.07 shall survive the payment in full of all Obligations and the termination of this Agreement. In the event that after payment and distribution of any amount by Agent to Lenders, any Lender or third party, including Borrower, any creditor of Borrower or a trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in proportion to their respective Pro Rata Shares, shall reimburse Agent for all such amounts. Notwithstanding the foregoing, Agent shall not be obligated to advance Liabilities and Costs and may require the deposit by each Lender of its Pro Rata Share of any


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material Liabilities and Costs anticipated by Agent before they are incurred or made payable.

          11.08 Agent Individually. With respect to its Pro Rata Share of the Commitments hereunder and the Loans made by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders", or any similar terms may include Agent in its individual capacity as a Lender, or one of the Requisite Lenders but Requisite Lenders shall not include Agent solely in its capacity as Agent. Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower or any of its Subsidiaries or Affiliates as if it were not acting as Agent pursuant hereto.

          11.09 Successor Agent; Resignation of Agent; Removal of Agent.

          (a) Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days prior written notice to Lenders and Borrower. In the event of a material breach of its duties hereunder, the Agent may be removed at any time by all of the Lenders (other than Agent) giving at least thirty (30) Business Days prior written notice to Agent and Borrower. Such resignation or removal shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and
(c) below or as otherwise provided below.

          (b) Upon any such notice of resignation by or removal of Agent, Requisite Lenders shall appoint a successor Agent with the consent of Borrower, which shall not be unreasonably withheld or delayed (and approval from Borrower shall not be required upon the occurrence and during the continuance of an Event of Default). Any successor Agent must be a bank (i) the senior debt obligations of which (or such Bank's parent's senior debt obligations) are rated not less than Baa-1 by Moody's Inc. or a comparable rating by a rating agency acceptable to Requisite Lenders, (ii) which has total assets in excess of Ten Billion Dollars ($10,000,000,000) and (iii) which is a Lender as of the date of such succession holding a Commitment without participants equal to at least ten percent (10%) of the Facility. Agent hereby agrees to remit to any successor Agent, a pro rata portion of any annual agent's fee received by Agent, in advance, for the one-year period covered by such agent's fee based upon the portion of such year then remaining.

          (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring or removed Agent, with the consent of Borrower, which may not be unreasonably withheld or delayed (and which approval from Borrower shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Agent who shall meet the requirements described in subsection (b) above and who shall serve as Agent until such time, if any, as Requisite Lenders, with the consent of Borrower, which may not be unreasonably withheld or delayed (and which approval from Borrower shall not be required upon the occurrence and during the continuance of an Event of Default), appoint a successor Agent as provided above.

          (d) Any Person succeeding Wells Fargo (or any successor to Wells Fargo) as Agent hereunder shall also serve as Issuing Lender and Swingline Lender; provided, however,


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that the issuer of any Letter of Credit outstanding at the time of such succession shall retain all of the rights and protections of Issuing Lender hereunder with respect to such Letter of Credit.

          11.10 Consents and Approvals.

          (a) Each Lender authorizes and directs Agent to enter into the Loan Documents other than this Agreement for the benefit of Lenders. Each Lender agrees that any action taken by Agent at the direction or with the consent of Requisite Lenders and any action taken by Agent not requiring consent by Requisite Lenders or all Lenders in accordance with the provisions of this Agreement or any Loan Document, and the exercise by Agent at the direction or with the consent of Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, except for actions specifically requiring the approval of all Lenders. All communications from Agent to Lenders requesting Lenders' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days after receipt of the request therefor from Agent (the "Lender Reply Period"). Unless a Lender shall give written notice to Agent that it objects to the recommendation or determination of Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of Requisite Lenders or all Lenders, Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to Lenders by Agent or such other course of action recommended by Requisite Lenders and each non-responding Lender shall be deemed to have concurred with such recommended course of action. The following amendments, modifications or waivers shall require the consent of the Requisite
Lenders:

          (i) Waiver of Sections 8.01(h) or 8.02(f);

          (ii) Acceleration following an Event of Default pursuant to Section 10.02(a) (except for any Event of Default pursuant to Sections 10.01(g) or 10.01(h)) or rescission of such acceleration pursuant to Section 10.03;

          (iii) Approval of the exercise of remedies requiring the consent of the Requisite Lenders under Section 10.02(a);

          (iv) Appointment of a successor Agent in accordance with Sections 11.09(b) and (c);

          (v) Disapproval of any Property as a Qualifying Unencumbered Property;


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          (vi) Except for amendments, modifications and waivers requiring the consent of all Lenders pursuant to Section 12.05(b), amendment or modification of Sections 9.01, 9.02, 9.03, 9.04, 9.05 or 10.01(a) or waiver of any requirement thereof or amendment or modification of this Section 11.10(a).

          (b) In addition to the required consents or approvals referred to in
Section 12.05, Agent may at any time request instructions from Requisite Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, Agent is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement, any of the other Loan Documents in accordance with the instructions of Requisite Lenders or, where applicable, all Lenders. Agent shall promptly notify each Lender at any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

          11.11 Assignments and Participations.

          (a) Subject to the provisions of Section 11.11(j), after first obtaining the approval of Agent and Borrower, which approval will not be unreasonably withheld (and which approval from Borrower shall not be required upon the occurrence and during the continuance of an Event of Default), each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement in accordance with the provisions of this Section (including without limitation all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Commitment and Loans, (ii) unless Agent and Borrower otherwise consent (which consent of Borrower shall not be required upon the occurrence and during the continuance of an Event of Default), the aggregate amount of the Commitment of the assigning Lender being assigned to an Eligible Assignee that is not already a Lender hereunder (provided such Lender was also a Lender on the Closing Date) pursuant to each such assignment shall in no event be less than Five Million Dollars ($5,000,000) and shall be an integral multiple of One Million Dollars ($1,000,000), (iii) the parties to each such assignment shall execute and deliver to Agent, for its approval and acceptance, an Assignment and Assumption and (iv) Agent shall receive from the assignor or assignors for its sole account a processing fee of Three Thousand Five Hundred Dollars ($3,500). Upon such execution, delivery, approval and acceptance, and upon the effective date specified in the applicable Assignment and Assumption,
(A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been validly and effectively assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder and (B) the Lender-assignor thereunder shall, to the extent that rights and obligations hereunder have been validly and effectively assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement.

          (b) By executing and delivering an Assignment and Assumption, the


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Lender-assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the REIT, Borrower, any Subsidiary, any Investment Affiliate, or any Agreement Party or the performance or observance by the REIT, Borrower, any Subsidiary, any Investment Affiliate, or any Agreement Party of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Article VI or delivered pursuant to Article VI to the date of such assignment and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (c) Agent shall maintain at its address referred to on the counterpart signature pages hereof a copy of each Assignment and Assumption delivered to and accepted by it and shall record the names and addresses of each Lender and the Commitment of, and principal amount of the Loans owing to, such Lender from time to time. Borrower, Agent and Lenders may treat each Person whose name is so recorded as a Lender hereunder for all purposes of this Agreement.

          (d) Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee, Agent shall, if such Assignment and Assumption has been properly completed and is in substantially the form of Exhibit A, (i) accept such Assignment and Assumption, (ii) record the information contained therein and (iii) give prompt notice thereof to Borrower. Upon request, Borrower will execute and deliver to Agent an appropriate replacement promissory note or replacement promissory notes in favor of each assignee (and assignor, if such assignor is retaining a portion of its Commitment and Loans) reflecting such assignee's (and assignor's) Pro Rata Share(s) of the Facility. Upon execution and delivery of such replacement promissory notes, the original promissory note or notes evidencing all or a portion of the Commitments and Loans being assigned shall be canceled and returned to Borrower.

          (e) Each Lender may sell participations to one or more banks, finance companies, insurance or other entities in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment and the Loans owing to it); provided, however, that
(i) such Lender's obligations under this Agreement


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(including without limitation its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement and (iv) the holder of any such participation shall not be entitled to voting rights under this Agreement except that such Participant may have the contractual right in the applicable participation agreement to prevent (A) increases in the Facility (other than pursuant to Section 2.12), (B) extensions of the Maturity Date (except pursuant to Article III), (C) decreases in the interest rates described in this Agreement (other than those applicable to Swingline Loans), and (D) a release of the Guaranty.

          (f) Borrower will use reasonable efforts to cooperate with Agent and Lenders in connection with the assignment of interests under this Agreement or the sale of participations herein.

          (g) Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including Section 11.11, any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

          (h) Anything in this Agreement to the contrary notwithstanding, any Lender may assign all or any portion of its rights and obligations under this Agreement to a Lender Affiliate of such Lender without first obtaining the approval of Agent and Borrower, provided that (i) at the time of such assignment such Lender is not a Defaulting Lender, (ii) such Lender gives Agent and Borrower at least fifteen (15) days prior written notice of any such assignment;
(iii) the parties to each such assignment execute and deliver to Agent an Assignment and Assumption, and (iv) Agent receives from assignor for its sole account a processing fee of Three Thousand Five Hundred Dollars ($3,500).

          (i) No Lender shall be permitted to assign, or sell a participation interest in, all or any portion of its rights and obligations under this Agreement to Borrower or any Affiliate of Borrower.

          (j) Anything in this Agreement to the contrary notwithstanding, so long as no Event of Default shall have occurred and be continuing, no Lender shall be permitted to enter into an assignment of its rights and obligations hereunder which would result in such Lender holding a Commitment of less than Ten Million Dollars ($10,000,000).

          11.12 Ratable Sharing. Subject to Sections 11.03 and 11.04, Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Obligations, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, set-off,


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banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its Pro Rata Share of the payments on account of the Obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 11.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 12.04, the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

          11.13 Delivery of Documents. Agent shall as soon as reasonably practicable distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof or at such other address as a Lender may request in writing, (i) all documents to which such Lender is a party or of which such Lender is a beneficiary and (ii) all documents of which Agent receives copies from Borrower for distribution to Lenders pursuant to Sections
6.01 and 12.07. In addition, within ten (10) Business Days after receipt of a request in writing from a Lender for written information or documents provided by or prepared by Borrower, the REIT or any Agreement Party, Agent shall deliver such written information or documents to such requesting Lender if Agent has possession of such written information or documents in its capacity as Agent or as a Lender.

          11.14 Notice of Events of Default. Except as expressly provided in this Section 11.14, Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless Agent has received notice in writing from a Lender or Borrower referring to this Agreement or the other Loan Documents, describing such event or condition and expressly stating that such notice is a notice of an Unmatured Event of Default or Event of Default. Should Agent receive such notice of the occurrence of an Unmatured Event of Default or Event of Default, or should Agent send Borrower a notice of Unmatured Event of Default or Event of Default, Agent shall promptly give notice thereof to each Lender.

          11.15 Agent's Reliance. Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, the Agent may consult with legal counsel (including its own counsel or counsel for the Borrower, the REIT, MHC Trust or T1000 Trust), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other


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Person nor shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, the REIT, MHC Trust or T1000 Trust or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any lien in favor of the Agent on behalf of the Lenders in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

          11.16 Decisions. Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys in fact or other affiliates has made any representations or warranties to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, the REIT, MHC Trust or T1000 Trust or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrower, the REIT, MHC Trust or T1000 Trust, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the REIT, MHC Trust or T1000 Trust, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower, the REIT, MHC Trust, T1000 Trust or any Subsidiary or Investment Affiliate of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, the REIT, MHC Trust, T1000 Trust or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or


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responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Agent or any of its officers, directors, employees, agents, attorneys in fact or other Affiliates. Each Lender acknowledges that the Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

                                   ARTICLE XII.
                                  MISCELLANEOUS

          12.01 Expenses

          (a) Generally. Borrower agrees, within thirty (30) days after receipt of a written notice from the Agent, to pay or reimburse Agent for all of Agent's reasonable costs and expenses incurred by Agent at any time (whether prior to, on or after the date of this Agreement) in connection with: (A) the negotiation, preparation and execution of this Agreement and the other Loan Documents and any amendments or waivers with respect hereto requested by Borrower, including, without limitation, the reasonable fees, expenses and disbursements of Agent's outside counsel incurred in connection therewith; (B) the making of the Loans and (C) the collection or enforcement by Agent of any of the Obligations, including, without limitation, reasonable attorneys' fees and costs incurred in connection therewith.

          (b) After Event of Default. Borrower further agrees to pay, or reimburse Agent and Lenders, for all reasonable costs and expenses, including without limitation reasonable attorneys' fees and disbursements incurred by Agent or Lenders after the occurrence of an Event of Default (i) in enforcing any Obligation or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower, the REIT or any Agreement Party and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any such collateral; or (vi) attempting to enforce or enforcing any rights under the Loan Documents; provided, however, that the attorneys' fees and disbursements for which Borrower is obligated under this subsection (b) shall be limited to the reasonable non-duplicative fees and disbursements of counsel for Agent and counsel for all Lenders as a group. For purposes of this Section 12.01(b), (i) counsel for Agent shall mean a single outside law firm representing Agent plus any additional law firms providing special local law representation in connection with the enforcement of the Loan Documents, and
(ii) counsel for all Lenders as a group shall mean a single outside law firm representing such Lenders as a group.

          12.02 Indemnity

          (a) Generally. Borrower shall indemnify and defend Agent, Swingline Lender, Issuing Lender and each Lender and their respective affiliates, participants, officers, directors, employees and agents (each an "Indemnitee") against, and shall hold each such


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Indemnitee harmless from, any and all losses, damages (whether general, punitive or otherwise), liabilities, claims, causes of action (whether legal, equitable or administrative), judgments, court costs and legal or other expenses
(including reasonable attorneys' fees) which such Indemnitee may suffer or incur: (i) in connection with claims made by third parties against such Indemnitee for losses or damages suffered by such third party as a result of (A) such Indemnitee's performance of this Agreement or any of the other Loan Documents, including without limitation such Indemnitee's exercise or failure to exercise any rights, remedies or powers in connection with this Agreement or any of the other Loan Documents or (B) the failure by Borrower, the REIT or any Agreement Party to perform any of their respective obligations under this Agreement or any of the other Loan Documents as and when required hereby or thereby, including without limitation any failure of any representation or warranty of Borrower, the REIT or any Agreement Party to be true and correct;
(ii) in connection with any claim or cause of action of any kind by any Person to the effect that such Indemnitee is in any way responsible or liable for any act or omission by Borrower, the REIT or any Agreement Party, whether on account of any theory of derivative liability or otherwise, (iii) in connection with the past, present or future environmental condition of any Property owned by Borrower, the REIT, Subsidiary or any Agreement Party, the presence of asbestos-containing materials at any such Property, the presence of Contaminants in groundwater at any such Property, or the Release or threatened Release of any Contaminant into the environment from any such Property; or (iv) in connection with any claim or cause of action of any kind by any Person which would have the effect of denying such Indemnitee the full benefit or protection of any provision of this Agreement or any of the other Loan Documents.

          (b) ERISA. Without limitation of the provisions of subsection (a) above, Borrower shall indemnify and hold each Indemnitee free and harmless from and against all loss, costs (including reasonable attorneys' fees and expenses), expenses, taxes, and damages (including consequential damages) such Indemnitee may suffer or incur by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA or the Internal Revenue Code necessary in such Indemnitee's reasonable judgment by reason of the inaccuracy of the representations and warranties set forth in the first paragraph of Section 5.01(s) or a breach of the provisions set forth in the last paragraph of Section 8.01(f).

          (c) Exceptions; Limitations. Notwithstanding anything to the contrary set forth in this Section 12.02, Borrower shall have no obligation to any Indemnitee hereunder with respect to (i) any intentional tort, fraud or act of gross negligence or bad faith which any Indemnitee is personally determined by the judgment of a court of competent jurisdiction (sustained on appeal, if any) to have committed, (ii) any liability of such Indemnitee to any third party based upon contractual obligations of such Indemnitee owing to such third party which are not expressly set forth in the Loan Documents or (iii) violations of Environmental Laws relating to a Property which are caused by the act or omission of such Indemnitee after such Indemnitee takes possession of such Property and which would not have occurred if such Indemnitee had exercised reasonable care under the circumstances. In addition, the indemnification set forth in this Section 12.02 in favor of any officer, director, partner, employee or agent of Agent, Swingline Lender, Issuing or any Lender shall be solely in their respective capacities as such officer, director, partner, employee or agent. Such indemnification in favor of any affiliate of Agent, Swingline Lender, Issuing Lender or any Lender shall be solely in its capacity as the provider of services to Agent, Swingline Lender, Issuing Lender or such Lender in connection


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with this Agreement, and such indemnification in favor of any participant of
Agent or any Lender shall be solely in its capacity as a participant in the Commitments and the Loans.

          (d) Payment; Survival. Borrower shall pay any amount owing under this
Section 12.02 within thirty (30) days after written demand therefor by the applicable Indemnitee together with reasonable supporting documentation therefor. The indemnity set forth in this Section 12.02 shall survive the payment of all amounts payable pursuant to, and secured by, this Agreement and the other Loan Documents. Payment by any Indemnitee shall not be a condition precedent to the obligations of Borrower under this Section 12.02. To the extent that any indemnification obligation set forth in this Section 12.02 may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of the applicable indemnified matter.

          12.03 Change in Accounting Principles. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Agent pursuant to the terms hereof are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the REIT, Borrower, any Subsidiary, any Investment Affiliate, or any Agreement Party with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the REIT, on a consolidated basis, shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Agent and all Lenders, to so reflect such change in accounting principles.

          12.04 Setoff. In addition to any Liens granted to Agent and any rights now or hereafter granted under applicable law and not by way of limitation of any such Lien or rights, upon the occurrence and during the continuance of any Event of Default, Agent and each Lender are hereby authorized by Borrower at any time or from time to time, with concurrent notice to Borrower, or to any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other indebtedness at any time held or owing by Agent or such Lender solely to or for the credit or the account of Borrower against and on account of the Obligations of Borrower to Agent or such Lender including but not limited to all Loans and all claims of any nature or description arising out of or connected with this Agreement or any of the other Loan Documents, irrespective of whether or not (a) Agent or such Lender shall have made any demand hereunder or (b) Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article X and although said obligations and liabilities, or any of them, may be contingent or unmatured. Notwithstanding the foregoing, each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker's lien or similar rights against any deposit account or other


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property or asset of Borrower, whether or not located in California, could result under certain laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Loan. Therefore, each Lender agrees not to charge or offset any amount owed to it by Borrower against any of the accounts, property or assets of Borrower or any of its affiliates held by such Lender without the prior written approval of Agent.

          12.05 Amendments and Waivers. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of Requisite Lenders (after notice to all Lenders) as provided in Section 11.10(a) and Borrower provided that the agreement of Requisite Lenders shall not be required for amendments or modifications that are purely of a clerical nature or that correct a manifest error and no termination or waiver of any such provision of this Agreement (including without limitation any waiver of an Event of Default which does not specifically require the consent of all Lenders), or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders (after notice to all Lenders) as provided in Section 11.10(a), which Requisite Lenders shall have the right to grant or withhold at their sole discretion, except that the following amendments, modifications or waivers shall require the consent of all Lenders (other than Section 12.05(j) which shall require the consent of all Lenders other than Agent):

          (a) Increasing the Commitments or any Lender's Commitment (excluding any increase as a result of an assignment of commitments under Section 11.11 and excluding any increase pursuant to Section 2.12);

          (b) Changing the principal amount or final maturity of the Loans;

          (c) Reducing or increasing the interest rates applicable to the Loans (other than Swingline Loans);

          (d) Reducing the rates on which fees payable pursuant hereto are determined;

          (e) Forgiving or delaying any amount payable under Article II (other than late fees);

          (f) Changing the definition of "Requisite Lenders," "Loan Availability," or "Pro Rata Shares";

          (g) Changing any provision contained in Section 12.05;

          (h) Releasing any obligor under any Loan Document (including, without limitation, releasing the REIT, MHC Trust or T1000 Trust from any of their respective obligations under the Guaranty), unless such release is otherwise required by the terms of this Agreement or any other Loan Document;

          (i) Issuing a Letter of Credit for a term extending beyond the Maturity Date;

          (j) Removal of Agent for material breach of its duties under this Agreement in accordance with Section 11.09(a);

          (k) Waiving any Default or Event of Default under Section 10.01(a);
and


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          (l) Modifying or waiving any other provision herein which specifically requires the consent of all Lenders.

Notwithstanding anything to the contrary contained in this Agreement, Borrower shall have no right to consent to any amendment, modification, termination or waiver of any provision of Article XI hereof; provided, however, that no amendment, modification, termination or waiver of Section 11.09(b), 11.09(c), 11.10(a), or 11.11 (except subsection (i) thereof) which has an adverse effect on Borrower or Borrower's rights hereunder shall be effective without the written concurrence of Borrower. Agent and Lenders further acknowledge and agree that the remaining provisions of Article XI are intended to and shall continue to address only the rights and obligations of Agent and Lenders amongst each other and do not and shall not impose obligations or restrictions upon Borrower or result in any way in the loss of any rights, claims or defenses of Borrower. No amendment, modification, termination or waiver of any provision of Article XI hereof or any other provision referring to any Agent, Swingline Lender or Issuing Lender shall be effective without the written concurrence of the Agent, Swingline Lender or Issuing Lender, as applicable. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section shall be binding on each assignee, transferee or recipient of Agent's powers, functions or duties or any Lender's Commitment under this Agreement or the Loans at the time outstanding.

          12.06 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

          12.07 Notices and Delivery. Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or if deposited in the United States mail (registered or certified, with postage prepaid and properly addressed) upon receipt or refusal to accept delivery. Notices to Agent, Swingline Lender or Issuing Lender pursuant to Article II shall not be effective until received by Agent, Swingline Lender or Issuing Lender, as applicable. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 12.07) shall be as set forth below each party's name on the signature pages hereof, an Assignment and Assumption Agreement or a Joinder Agreement, as applicable, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All deliveries to be made to Agent for distribution to the Lenders shall be made to Agent at the addresses specified for notice on the signature page hereto and, in addition, a sufficient number of copies of each such delivery shall be delivered to Agent for delivery to each Lender at the address specified for deliveries on the signature page hereto or such other address as may be designated by Agent or Lenders in a written notice.

          12.08 Survival of Warranties, Indemnities and Agreements. All agreements,


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representations, warranties and indemnities made or given herein or pursuant hereto shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder and such indemnities shall survive termination hereof.

          12.09 Failure or Indulgence Not Waiver; Remedies Cumulative. Except as otherwise expressly provided in this Agreement or any other Loan Document, no failure or delay on the part of Agent, Swingline Lender, Issuing Lender or any Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

          12.10 Marshalling; Recourse to Security; Payments Set Aside. Neither any Lender, Swingline Lender, Issuing Lender nor Agent shall be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. Recourse to security shall not be required at any time. To the extent that Borrower makes a payment or payments to Agent, Swingline Lender, Issuing Lender or the Lenders or Agent, Swingline Lender, Issuing Lender or the Lenders enforce their Liens or exercise their rights of set off, and such payment or payments or the proceeds of such enforcement or set off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

          12.11 Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          12.12 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          12.13 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

          12.14 Limitation of Liability. To the extent permitted by applicable law, no claim may be made by Borrower, MHC Trust, T1000 Trust, the REIT, any Lender or any other Person against Agent, Swingline Lender, Issuing Lender or any Lender, or the affiliates, directors, officers, employees, attorneys or agents of any of them, for any punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Borrower, MHC Trust, T1000 Trust, the REIT, and each Lender


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hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          12.15 Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Agent and Lenders. The terms and provisions of this Agreement shall inure to the benefit of any permitted assignee or transferee of the Loans and the Commitments of Lenders under this Agreement, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Agent and Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Borrower's rights or any interest therein hereunder, and Borrower's duties and obligations hereunder, shall not be assigned (whether directly, indirectly, by operation of law or otherwise) without the consent of all Lenders.

          12.16 Usury Limitation. Each Loan Document is expressly limited so that in no contingency or event whatsoever, whether by reason of error of fact or law, payment, prepayment or advancement of the proceeds of the Loans, acceleration of maturity of the unpaid principal balance of the Loans, or otherwise, shall the amount paid or agreed to be paid to Lenders for the use, forbearance, or retention of money, including any fees or charges collected or made in connection with the Loans which may be treated as interest under applicable law, if any, exceed the maximum legal limit (if any such limit is applicable) under United States federal laws or state laws (to the extent not preempted by federal law, if any), now or hereafter governing the interest payable under such Loan Documents. If, from any circumstances whatsoever, fulfillment of any provision hereof or any of the other Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity (if any) prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances Lenders shall ever receive as interest an amount which would exceed the maximum legal limit (if any such limit is applicable), such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due under the Loan Documents and not to the payment of interest or, if necessary, to Borrower. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, this provision shall control every other provision of all Loan Documents.

          12.17 Confidentiality. Agent, Swingline Lender, Issuing Lender and Lenders shall use reasonable efforts to assure that any information about Borrower, the REIT, MHC Trust, T1000 Trust, Subsidiaries and Investment Affiliates (and their respective Properties) not generally disclosed to the public which is furnished to Agent, Swingline Lender, Issuing Lender or Lenders pursuant to the provisions of this Agreement or any of the other Loan Documents is used only for the purposes of this Agreement and the other Loan Documents and shall not be divulged to any other Person other than Agent, Swingline Lender, Issuing Lender and Lenders and their respective affiliates, officers, directors, employees and agents who are actively and directly participating in the evaluation, administration or enforcement of the Obligations; provided, however, that nothing herein shall affect the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for Agent, Swingline Lender, Issuing Lender or Lenders or to their accountants, (iii) to bank examiners and auditors, (iv) to any transferee or participant or prospective transferee or participant hereunder


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who agrees to be bound by this provision, (v) in connection with the enforcement of the rights of Agent, Swingline Lender, Issuing Lender and Lenders under this Agreement and the other Loan Documents, or (vi) in connection with any litigation to which Agent, Swingline Lender, Issuing Lender or any Lender is a party so long as Agent, Swingline Lender, Issuing Lender or such Lender provides Borrower with prior written notice of the need for such disclosure and exercises reasonable efforts to obtain a protective order with respect to such information from the court or other tribunal before which such litigation is pending.

          12.18 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial; Waiver Of Permissive Counterclaims. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER, THE REIT, MHC TRUST OR T1000 TRUST WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE AND ALL JUDICIAL PROCEEDINGS BROUGHT BY BORROWER, THE REIT, MHC TRUST OR T1000 TRUST WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION HAVING SITUS WITHIN THE BOUNDARIES OF THE FEDERAL COURT DISTRICT OF THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER, THE REIT, MHC TRUST AND T1000 TRUST ACCEPT, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. BORROWER, THE REIT, MHC TRUST AND T1000 TRUST HEREBY DESIGNATE AND APPOINT ELLEN KELLEHER, ESQ., EQUITY LIFESTYLE PROPERTIES, INC., TWO NORTH RIVERSIDE PLAZA, SUITE 800, CHICAGO, ILLINOIS 60606, TO RECEIVE ON THEIR BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SUCH PERSON TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. SUCH APPOINTMENT SHALL BE REVOCABLE ONLY WITH AGENT'S PRIOR WRITTEN APPROVAL. BORROWER, THE REIT, MHC TRUST AND T1000 TRUST IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS RESPECTIVE NOTICE ADDRESS SPECIFIED ON THE SIGNATURE PAGES HEREOF, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. BORROWER, THE REIT, MHC TRUST, T1000 TRUST AGENT AND LENDERS IRREVOCABLY WAIVE
(A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (B) ANY OBJECTION (INCLUDING WITHOUT LIMITATION ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER, THE REIT, MHC TRUST OR T1000 TRUST IN THE COURTS OF ANY OTHER JURISDICTION. BORROWER, THE REIT, MHC TRUST AND T1000 TRUST AGREE THAT THEY WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIM IN ANY


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PROCEEDING BROUGHT BY LENDER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN
DOCUMENT.

          12.19 Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective when Borrower, the REIT, MHC Trust, T1000 Trust, the initial Lenders, Swingline Lender, Issuing Lender and Agent have duly executed and delivered counterpart execution pages of this Agreement to each other (delivery by Borrower, the REIT, MHC Trust and T1000 Trust to Lenders and by any Lender to Borrower, the REIT, MHC Trust, T1000 Trust and any other Lender being deemed to have been made by delivery to Agent). This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually and directly inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

          12.20 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

          12.21 Entire Agreement. This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Agent in connection herewith, embodies the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof.

          12.22 Agent's Action for Its Own Protection Only. The authority herein conferred upon Agent, and any action taken by Agent, to inspect any Property will be exercised and taken by Agent for its own protection only and may not be relied upon by Borrower for any purposes whatsoever, and Agent shall not be deemed to have assumed any responsibility to Borrower with respect to any such action herein authorized or taken by Agent. Any review, investigation or inspection conducted by Agent, any consultants retained by Agent or any agent or representative of Agent in order to verify independently Borrower's satisfaction of any conditions precedent to the Loans, Borrower's performance of any of the covenants, agreements and obligations of Borrower under this Agreement, or the validity of any representations and warranties made by Borrower hereunder (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by Agent or Lenders of) (i) any of Borrower's representations and warranties under this Agreement or Agent's or Lenders' reliance thereon or (ii) Agent's or Lenders' reliance upon any certifications of Borrower required under this Agreement or any other facts, information or reports furnished to Agent and Lenders by Borrower hereunder.

          12.23 Lenders' ERISA Covenant. Each Lender, by its signature hereto or on the applicable Assignment and Assumption, hereby agrees (a) that on the date any Loan is disbursed hereunder no portion of such Lender's Pro Rata Share of such Loan will constitute "assets"


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within the meaning of 29 C.F.R. Section 2510.3-101 of an "employee benefit plan"
within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of
Section 4975(e)(1) of the Internal Revenue Code, and (b) that following such date such Lender shall not allocate such Lender's Pro Rata Share of any Loan to an account of such Lender if such allocation (i) by itself would cause such Pro Rata Share of such Loan to then constitute "assets" (within the meaning of 29 C.F.R. Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code and (ii) by itself would cause such Loan to constitute a prohibited transaction under ERISA or the Internal Revenue Code (which is not exempt from the restrictions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code and the taxes and penalties imposed by Section 4975 of the Internal Revenue Code and Section
502(i) of ERISA) or any Agent or Lender being deemed in violation of Section 404 of ERISA.

          12.24 Sole Lead Arranger and Syndication Agents. Each of the parties to this Agreement acknowledges and agrees that the obligations of Sole Lead Arranger and Syndication Agents hereunder shall be limited to those obligations that are expressly set forth herein, if any, and Sole Lead Arranger and Syndication Agents shall not be required to take any action or assume any liability except as may be required in their respective capacities as a Lender hereunder. Each of the parties to this Agreement agrees that, for purposes of the indemnifications set forth herein, the term "Agent" shall be deemed to include Sole Lead Arranger and Syndication Agents.

          12.25 USA Patriot Act Notice; Compliance. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an "account" with such financial institution. Consequently, Agent (for itself and/or as Agent for all Lenders hereunder) may from time-to-time request, and Borrower shall provide to Lender, Borrower's name, address, tax identification number and/or such other identification information as shall be necessary for Agent and Lenders to comply with federal law. An "account" for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

          12.26 Tax Shelter Regulations. None of Borrower, the REIT, MHC Trust, T1000 Trust nor any subsidiary of any of the foregoing intends to treat the Loan or the transactions contemplated by this Agreement and the other Loan Documents as being a "reportable transaction" (within the meaning of Treasury Regulation section 1.6011-4). If Borrower, the REIT, MHC Trust, T1000 Trust or any subsidiary of any of the foregoing or any other party to the Loan determines to take any action inconsistent with such intention, Borrower will promptly notify Agent thereof. If Borrower so notifies Agent, Borrower acknowledges that Agent and Lenders may treat the Loan as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Agent and Lenders will maintain the lists and other records, including the identity of the applicable party to the Loan as required by such Treasury Regulation.

          12.27 Document Delivery. Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which Agent and each Lender have access (including a


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commercial, third-party website such as www.Edgar.com (http://www.Edgar.com) or a website sponsored or hosted by the Agent or Borrower) provided that the foregoing shall not apply to notices to Agent or any Lender (or the Issuing Lender) pursuant to Article II. Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures previously approved by it in writing for all or particular notices or communications. Documents delivered electronically in accordance with the provisions of this Section 12.27 shall be deemed to have been delivered twenty-four (24) hours after the date and time on which Agent or Borrower posts such documents or the documents become available on a commercial website and Agent or Borrower notifies each Lender of said posting and provides a link thereto, provided that, if such notice or other communication is not sent during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next Business Day for the recipient. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide paper copies of the certificate required by Sections 2.12(h) and 6.01(c) to Agent and shall deliver paper copies of any documents to Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by Agent or such Lender. Except for the certificates required by Sections 2.12(h) and 6.01(c), Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   "Borrower"

                                      MHC OPERATING LIMITED PARTNERSHIP,
                                      an Illinois limited partnership

                                         By: MHC Trust, a Maryland real estate
                                             investment trust, its General
                                             Partner

                                            By: Equity LifeStyle Properties,
                                                Inc., a Maryland corporation,
                                                its Sole Voting Shareholder


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                      Address:
                                      Two North Riverside Plaza, Suite 800
                                      Chicago, Illinois 60606
                                      Telecopy: 312/279-1710

                                         "REIT"

                                            EQUITY LIFESTYLE PROPERTIES, INC., a
                                            Maryland corporation


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                            Address:
                                            Two North Riverside Plaza, Suite 800
                                            Chicago, Illinois 60606
                                            Telecopy: 312/279-1710

                                      "MHC Trust"

                                         MHC TRUST, a Maryland real estate
                                         investment trust

                                            By: Equity LifeStyle Properties,
                                                Inc., a Maryland corporation,
                                                its Sole Voting Shareholder


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                         Address:
                                         Two North Riverside Plaza, Suite 800
                                         Chicago, Illinois 60606
                                         Telecopy: 312/279-1710


                                      "T1000 Trust"

                                         MHC T1000 Trust, a Maryland real estate
                                         investment trust


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                         Address:
                                         Two North Riverside Plaza, Suite 800
                                         Chicago, Illinois 60606
                                         Telecopy: 312/279-1710

                                         WELLS FARGO BANK, N.A,
                                         as Agent, Sole Lead Arranger, Swingline
                                         Lender, Issuing Lender and a Lender


                                         By:
                                             -----------------------------------
                                         Name: Scott S. Solis
                                         Title: Vice President

                                         Address:
                                         123 North Wacker Drive
                                         Suite 1900
                                         Chicago, Illinois 60606
                                         Attn.: Scott S. Solis
                                         Telecopy: 312/782-0969

                                         Commitment: $90,000,000
                                                      40.000000%

                                         BANK OF AMERICA, N.A.,
                                         as a Lender


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                         Address:
                                         IL1-231-10-35
                                         231 S. LaSalle Street
                                         Chicago, Illinois 60697
                                         Attn: Cheryl Sneor
                                         Telecopy: 312/974-4970

                                         Commitment: $50,000,000
                                                      22.222222%

                                         LASALLE BANK NATIONAL ASSOCIATION,
                                         as a Lender


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                         Address:
                                         135 South LaSalle Street
                                         Suite 1260
                                         Chicago, Illinois 60603
                                         Attention: Robert Goeckel
                                         Telecopy: 312/992-1324

                                         Commitment: $50,000,000
                                                      22.222222%

                                         U.S. BANK, NATIONAL ASSOCIATION., as a
                                         Lender


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                         Address:
                                         209 S. LaSalle Street, Suite 410
                                         Chicago, Illinois 60604
                                         Attention: Megan McBride
                                         Telecopy: (312) 325-8852

                                         Commitment: $35,000,000
                                                      15.555556%

                                    EXHIBIT C

                         TRANSFER AUTHORIZER DESIGNATION
              (For Disbursement of Loan Proceeds by Funds Transfer)

[ ] NEW   [ ] REPLACE PREVIOUS DESIGNATION   [ ] ADD   [ ] CHANGE
[ ] DELETE LINE NUMBER _____

The following representatives of MHC Operating Limited Partnership, an Illinois limited partnership ("Borrower") are authorized to request the disbursement of Loan Proceeds and initiate funds transfers for Loan Number 6023ZMC dated (DATE OF DOCUMENTS) among Wells Fargo Bank, National Association ("Bank"), certain other lenders, Borrower and certain affiliates of borrower. Bank is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

                                                                    MAXIMUM WIRE
                     NAME                           TITLE             AMOUNT(1)
     -----------------------------------   ----------------------   ------------
1.
2.
3.
4.
5.

                 BENEFICIARY BANK AND ACCOUNT HOLDER INFORMATION

1.
TRANSFER FUNDS TO (RECEIVING PARTY ACCOUNT NAME): ______________________________
RECEIVING PARTY ACCOUNT NUMBER: _______________
RECEIVING BANK NAME,                            RECEIVING BANK ROUTING
CITY AND STATE: _______________________________ (ABA) NUMBER ___________________
MAXIMUM TRANSFER AMOUNT: ______________________
FURTHER CREDIT INFORMATION/INSTRUCTIONS: _______________________________________

2.
TRANSFER FUNDS TO (RECEIVING PARTY ACCOUNT NAME): ______________________________
RECEIVING PARTY ACCOUNT NUMBER: _______________
RECEIVING BANK NAME,                            RECEIVING BANK ROUTING
CITY AND STATE: _______________________________ (ABA) NUMBER ___________________

MAXIMUM TRANSFER AMOUNT: ______________________
FURTHER CREDIT INFORMATION/INSTRUCTIONS: _______________________________________

3.
TRANSFER FUNDS TO (RECEIVING PARTY ACCOUNT NAME): ______________________________
RECEIVING PARTY ACCOUNT NUMBER: _______________
RECEIVING BANK NAME,                            RECEIVING BANK ROUTING
CITY AND STATE: _______________________________ (ABA) NUMBER ___________________
MAXIMUM TRANSFER AMOUNT: ______________________
FURTHER CREDIT INFORMATION/INSTRUCTIONS: _______________________________________

----------
(1)  Maximum Wire Amount may not exceed the Loan Amount.

Date: (DATE OF DOCUMENTS)

                                        "BORROWER"

                                        MHC OPERATING LIMITED PARTNERSHIP,
                                        AN ILLINOIS LIMITED PARTNERSHIP

                                        By: MHC Trust, a Maryland real estate
                                            investment trust, its general
                                            partner


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------


                                       C-2